
================================================================================

                                                                    EXHIBIT 10.2

                                  $225,000,000

                                CREDIT AGREEMENT
                          DATED AS OF DECEMBER 11, 2003

                                      AMONG

                            SOLA INTERNATIONAL INC.,
                                  AS BORROWER,

                            THE LENDERS NAMED HEREIN,

                               UBS SECURITIES LLC
                                       AND
                          J.P. MORGAN SECURITIES INC.,
                             AS JOINT LEAD ARRANGERS
                                       AND
                                  BOOKRUNNERS,

                               UBS SECURITIES LLC
                                       AND
                              JPMORGAN CHASE BANK,
                            AS CO-SYNDICATION AGENTS,

                         UNION BANK OF CALIFORNIA, N.A.,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENT

Cahill Gordon & Reindel LLP                         Gardner Carton & Douglas LLP
80 Pine Street                                            191 North Wacker Drive
New York, NY  10005                                           Chicago, IL  60606

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                                TABLE OF CONTENTS

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                                             ARTICLE I

                                            DEFINITIONS

SECTION 1.01   Defined Terms........................................................................       2
SECTION 1.02   Classification of Loans and Borrowings...............................................      30
SECTION 1.03   Terms Generally......................................................................      30

                                             ARTICLE II

                                            THE CREDITS

SECTION 2.01   Commitments..........................................................................      31
SECTION 2.02   Loans................................................................................      31
SECTION 2.03   Borrowing Procedure..................................................................      33
SECTION 2.04   Evidence of Debt; Repayment of Loans.................................................      34
SECTION 2.05   Fees.................................................................................      34
SECTION 2.06   Interest on Loans....................................................................      35
SECTION 2.07   Default Interest.....................................................................      36
SECTION 2.08   Alternate Rate of Interest...........................................................      36
SECTION 2.09   Termination and Reduction of Commitments.............................................      36
SECTION 2.10   Conversion and Continuation of Borrowings............................................      37
SECTION 2.11   Amortization of Term Borrowings......................................................      38
SECTION 2.12   Optional Prepayments.................................................................      39
SECTION 2.13   Mandatory Prepayments................................................................      39
SECTION 2.14   Reserve Requirements; Change in Circumstances........................................      43
SECTION 2.15   Change in Legality...................................................................      44
SECTION 2.16   Indemnity............................................................................      45
SECTION 2.17   Pro Rata Treatment...................................................................      45
SECTION 2.18   Sharing of Setoffs...................................................................      46
SECTION 2.19   Payments.............................................................................      46
SECTION 2.20   Taxes................................................................................      47
SECTION 2.21   Assignment of Commitments Under Certain Circumstances; Duty to Mitigate..............      48
SECTION 2.22   Letters of Credit....................................................................      49
SECTION 2.23   Funding Sources......................................................................      53

                                            ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES

SECTION 3.01   Organization; Powers.................................................................      54
SECTION 3.02   Authorization........................................................................      54
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SECTION 3.03   Enforceability.......................................................................      54
SECTION 3.04   Governmental Approvals...............................................................      55
SECTION 3.05   Financial Statements.................................................................      55
SECTION 3.06   No Material Adverse Change...........................................................      55
SECTION 3.07   Title to Properties; Possession Under Leases.........................................      56
SECTION 3.08   Subsidiaries.........................................................................      56
SECTION 3.09   Litigation; Compliance with Laws.....................................................      56
SECTION 3.10   Agreements...........................................................................      57
SECTION 3.11   Federal Reserve Regulations..........................................................      57
SECTION 3.12   Investment Company Act; Public Utility Holding Company Act...........................      57
SECTION 3.13   Use of Proceeds......................................................................      57
SECTION 3.14   Tax Returns..........................................................................      58
SECTION 3.15   No Material Misstatements............................................................      58
SECTION 3.16   Employee Benefit Plans...............................................................      58
SECTION 3.17   Environmental Matters................................................................      58
SECTION 3.18   Insurance............................................................................      59
SECTION 3.19   Security Documents...................................................................      59
SECTION 3.20   Labor Matters........................................................................      60
SECTION 3.21   Solvency.............................................................................      60
SECTION 3.22   Intellectual Property................................................................      60
SECTION 3.23   PP&E.................................................................................      61
SECTION 3.24   No Burdensome Restrictions...........................................................      61
SECTION 3.25   Anti-Terrorism Law...................................................................      61

                                             ARTICLE IV

                                       CONDITIONS OF LENDING

SECTION 4.01   All Credit Events....................................................................      62
SECTION 4.02   Closing Date.........................................................................      63
SECTION 4.03   First Credit Event...................................................................      66

                                             ARTICLE V

                                       AFFIRMATIVE COVENANTS

SECTION 5.01   Existence; Businesses and Properties.................................................      67
SECTION 5.02   Insurance............................................................................      68
SECTION 5.03   Obligations and Taxes................................................................      68
SECTION 5.04   Financial Statements, Reports, etc...................................................      68
SECTION 5.05   Litigation and Other Notices.........................................................      71
SECTION 5.06   Employee Benefits....................................................................      71
SECTION 5.07   Maintaining Records; Access to Properties and Inspections............................      72
SECTION 5.08   Use of Proceeds......................................................................      72
SECTION 5.09   Compliance with Environmental Laws...................................................      72
SECTION 5.10   Preparation of Environmental Reports.................................................      72

                                      -ii-
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SECTION 5.11   Further Assurances; Additional Collateral............................................      73
SECTION 5.12   Certain Matters Relating to Accounts.................................................      75
SECTION 5.13   Guarantees...........................................................................      76

                                             ARTICLE VI

                                         NEGATIVE COVENANTS

SECTION 6.01   Indebtedness.........................................................................      77
SECTION 6.02   Liens................................................................................      78
SECTION 6.03   Sale and Lease-Back Transactions.....................................................      81
SECTION 6.04   Investments, Loans and Advances......................................................      81
SECTION 6.05   Mergers, Consolidations, Sales of Assets and Acquisitions............................      83
SECTION 6.06   Dividends............................................................................      84
SECTION 6.07   Transactions with Affiliates.........................................................      84
SECTION 6.08   Capital Expenditures.................................................................      85
SECTION 6.09   Coverage Ratios......................................................................      85
SECTION 6.10   Maximum Total Leverage Ratio.........................................................      85
SECTION 6.11   Minimum Net Worth....................................................................      86
SECTION 6.12   Maximum Senior Secured Debt Ratio....................................................      86
SECTION 6.13   Minimum Liquidity....................................................................      86
SECTION 6.14   Limitation on Modifications or Prepayment of Indebtedness; Modifications of
                  Certificate of Incorporation, or Other Constitutive Documents, By-laws and
                  Certain Other Agreements, etc.....................................................      86
SECTION 6.15   Limitation on Certain Restrictions on Subsidiaries...................................      87
SECTION 6.16   Limitation on Issuance of Capital Stock..............................................      87
SECTION 6.17   Limitation on Creation of Subsidiaries...............................................      88
SECTION 6.18   Business.............................................................................      88
SECTION 6.19   Limitation on Accounting Changes.....................................................      88
SECTION 6.20   Fiscal Year..........................................................................      88
SECTION 6.21   Interest Rate Protection and Hedging.................................................      88
SECTION 6.22   Anti-Terrorism Law...................................................................      88
SECTION 6.23   Embargoed Person.....................................................................      88
SECTION 6.24   Anti-Money Laundering................................................................      89

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                                            ARTICLE VII

                                         EVENTS OF DEFAULT

                                            ARTICLE VIII

                         THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                                             ARTICLE IX

                                           MISCELLANEOUS

SECTION 9.01   Notices..............................................................................      95
SECTION 9.02   Survival of Agreement................................................................      96
SECTION 9.03   Binding Effect.......................................................................      97
SECTION 9.04   Successors and Assigns...............................................................      97
SECTION 9.05   Expenses; Indemnity..................................................................     100
SECTION 9.06   Right of Setoff......................................................................     101
SECTION 9.07   Applicable Law.......................................................................     102
SECTION 9.08   Waivers; Amendment...................................................................     102
SECTION 9.09   Interest Rate Limitation.............................................................     103
SECTION 9.10   Entire Agreement.....................................................................     104
SECTION 9.11   Waiver of Jury Trial.................................................................     104
SECTION 9.12   Severability.........................................................................     104
SECTION 9.13   Counterparts.........................................................................     104
SECTION 9.14   Headings.............................................................................     104
SECTION 9.15   Jurisdiction; Consent to Service of Process..........................................     105
SECTION 9.16   Confidentiality......................................................................     105
SECTION 9.17   Lender Addendum......................................................................     106

Schedule 2.22(b)      Letters of Credit
Schedule 3.08(a)      Subsidiaries
Schedule 3.08(b)      Structure Chart
Schedule 3.09         Litigation
Schedule 3.10(a)      Material Agreements
Schedule 3.10(b)      Leases of Real Property
Schedule 3.17         Environmental Matters
Schedule 3.18         Insurance
Schedule 4.03         Foreign Counsel
Schedule 5.11(e)(i)   Certain Pledged Securities
Schedule 5.11(e)(ii)  Certain Foreign Counsel Opinions
Schedule 6.01         Outstanding Indebtedness on Closing Date
Schedule 6.02         Liens Existing on Closing Date
Schedule 6.04(k)      Investments Existing on Closing Date
Exhibit A             Form of Lender Addendum

                                      -iv-
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Exhibit B        Form of Administrative Questionnaire
Exhibit C        Form of Assignment and Acceptance
Exhibit D        Form of Borrowing Request and Interest Rate Election Notice
Exhibit E        Form of Landlord Access Agreement
Exhibit F        Form of Security Agreement
Exhibit G        Form of Guarantee Agreement
Exhibit H-1      Form of Opinion of Gardner Carton & Douglas LLP
Exhibit H-2      Form of Foreign Counsel Opinion
Exhibit I        Form of Perfection Certificate
Exhibit J-1      Form of Term Note
Exhibit J-2      Form of Revolving Note
Exhibit K        Form of Bailee Letter

         THIS CREDIT AGREEMENT (this "Agreement") is dated and entered into as of December 11, 2003, among SOLA INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Lenders (as defined in Article I), UBS SECURITIES LLC and J.P. MORGAN SECURITIES INC., as joint lead arrangers (in such capacity, the "Joint Lead Arrangers") and bookrunners, UBS SECURITIES LLC and JPMORGAN CHASE BANK, as co-syndication agents (the "Co-Syndication Agents"), U.S. Bank National Association, as documentation agent (the "Documentation Agent"), UNION BANK OF CALIFORNIA, N.A., as an Issuing Bank (as defined in Article I), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, with reference to the following facts:

                                 R E C I T A L S

         A. The Borrower and Union Bank of California, N.A. ("Union Bank") are parties to that certain Amended and Restated Credit Agreement dated as of October 28, 2002 (the "Existing Credit Agreement"), pursuant to which Union Bank and other parties thereto provided a $90,000,000 senior secured revolving credit facility to the Borrower (the "Existing Credit Facility"). Union Bank is the Administrative Agent and Collateral Agent under the Existing Credit Facility.

         B. The Borrower intends to terminate the Existing Credit Facility (the "Termination"), to offer in a public offering registered under the Securities Act of 1933 not less than $100.0 million gross proceeds of the Borrower's common stock (the "Equity Financing"), to use the net proceeds of such Equity Financing together with the proceeds of the Term Loans (as defined in Article I) to be made available to the Borrower hereunder to purchase for cash by means of a tender offer (the "Debt Tender Offer") all of the Borrower's outstanding 11% Senior Notes due 2008 (the "11% Senior Notes"), except that up to E20.0 million aggregate principal amount of 11% Senior Notes may remain outstanding after the consummation of the Debt Tender Offer (which tender offer includes the solicitation of consents (the "Consent Solicitation" and, together with the Termination, the Equity Financing and the Debt Tender Offer, the "Refinancing"), from holders of the 11% Senior Notes to eliminate substantially all covenants under the related indenture) and to pay fees and expenses in connection therewith.

         C. The Borrower has requested the Lenders to extend credit in the form of Term Loans available to the Borrower of $175.0 million and Revolving Loans (as defined in Article I) available to the Borrower of $50.0 million, of which no Revolving Loans will be drawn on the Closing Date (as defined in Article I).

         D. The Borrower, the Lenders and the Administrative Agent wish to enter into this Agreement, pursuant to which the Lenders will provide a senior secured credit facility described herein to the Borrower, the proceeds of which shall be utilized (1) in the case of the Term Loans, together with the proceeds of the Equity Financing, to purchase the 11% Senior Notes and (2) in the case of the Revolving Loans, for working capital and general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions (as defined in Article I), in each case as more fully set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

         "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ACCOUNTS" shall have the meaning assigned to such term in the Security Agreement.

         "ACQUIRED INDEBTEDNESS" shall mean (a) with respect to any person that becomes a Subsidiary after the Closing Date, Indebtedness of such person and its subsidiaries existing at the time such person becomes a Subsidiary that was not incurred in connection with, or in contemplation of, such person becoming a Subsidiary and (b) with respect to the Borrower or any Subsidiary, any Indebtedness of a person (other than the Borrower or such Subsidiary) existing at the time such person is merged with or into the Borrower or such Subsidiary, or Indebtedness expressly assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition, which Indebtedness was not, in any case, incurred by such other person in connection with, or in contemplation of, such merger or acquisition.

         "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Permitted Acquisition and all other payments by the Borrower or any Subsidiary in exchange for, or as part of, or in connection with any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other profit payment arrangements, consulting agreements, service agreements and non-competition agreements.

         "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble hereof.

         "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit B, or such other form as may be supplied from time to time by the Administrative Agent.

         "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns more than 5% of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

         "AGENTS" shall mean the Administrative Agent and the Collateral Agent.

         "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "AGREEMENT" shall have the meaning assigned to such term in the preamble hereof.

         "ALTERNATE BASE RATE" shall mean, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such date, or (b) the Federal Funds Rate in effect on such date plus 0.50%.

         "ANTI-TERRORISM LAWS" shall have the meaning assigned to such term in
Section 3.25.

         "APPLICABLE PERCENTAGE" shall mean, for any day, (i) with respect to any Term Loans, the applicable percentage set forth below under the caption "Eurodollar Margin" or "ABR Margin," as the case may be, based upon the Total Leverage Ratio as of the relevant date of determination:

                                 Term Loan Grid

                                                      Eurodollar
Total Leverage Ratio                                    Margin         ABR Margin
---------------------------------------------------------------------------------------
Category 1
Greater than or equal to 1.75 to 1.00                   2.50%             1.50%
---------------------------------------------------------------------------------------
Category 2
Less than 1.75 to 1.00                                  2.25%             1.25%

and (ii) with respect to any Revolving Loan, any Standby Letter of Credit or the Commitment Fee, as the context may require, the applicable percentage set forth below under the caption "Eurodollar Margin" or "ABR Margin" or "Commitment Fee," as the case may be, based upon the Total Leverage Ratio as of the relevant date of determination:

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                               Revolving Loan Grid

                                                      Eurodollar                          Commitment
Total Leverage Ratio                                    Margin          ABR Margin           Fee
---------------------------------------------------------------------------------------------------------
Category 1
Greater than or equal to 3.25 to 1.00                   3.25%            2.25%              .500%
---------------------------------------------------------------------------------------------------------
Category 2
Greater than or equal to 2.75, but less than 3.25
to 1.00                                                 3.00%            2.00%              .500%
---------------------------------------------------------------------------------------------------------
Category 3
Greater than or equal to 2.25 to 1.00, but less
than 2.75 to 1.00                                       2.75%            1.75%              .500%
---------------------------------------------------------------------------------------------------------
Category 4
Greater than or equal to 1.75, but less than 2.25
to 1.00                                                 2.50%            1.50%              .500%
---------------------------------------------------------------------------------------------------------
Category 5
Less than 1.75 to 1.00                                  2.00%            1.00%              .375%

         Each change in the Applicable Percentage resulting from a change in the Total Leverage Ratio shall be effective with respect to the Commitment Fee and all Term Loans, Revolving Loans and Standby Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(b) and Section 5.04(d) for the fiscal quarter ending at least six months after the Closing Date, the Total Leverage Ratio for purposes of the Term Loan Grid shall be deemed to be in Category 1 and for purposes of the Revolving Loan Grid shall be deemed to be in Category 2 for purposes of determining the respective Applicable Percentage, (ii) (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and
Section 5.04(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Total Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage in both the Term Loan Grid and the Revolving Loan Grid and (iii) during any Underusage Period, the applicable percentage set forth under the caption "Commitment Fee" shall be increased by 0.50%.

         "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" shall mean, from time to time, the Applicable Percentage set forth under the caption "Commitment Fee," calculated as set forth therein.

         "ASSET SALE" shall mean the issuance, sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any Subsidiary to any person other than the Borrower or any Guarantor of (a) any Equity Interests of any Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Borrower or any Subsidiary.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

         "ATTRIBUTABLE INDEBTEDNESS" shall mean, when used with respect to any sale and lease-back transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and lease-back transaction.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER" shall have the meaning assigned to such term in the preamble hereof.

         "BORROWING" shall mean Loans of the same Class and Type made, converted or continued on a single date and as to which a single Interest Period is in effect.

         "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

         "BREAKAGE EVENT" shall have the meaning assigned to such term in
Section 2.16.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in California are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL ASSET EXCHANGE" shall mean a substantially contemporaneous exchange, or series of related exchanges, of assets constituting property, plant or equipment for like-kind assets that are useful in the business of the Borrower and the Subsidiaries and that have a fair market value (determined in good faith by the Borrower) at least equal to the fair market value of the exchanged assets; provided that no Capital Asset Exchange shall exceed $5.0 million in fair market value.

         "CAPITAL EXPENDITURES" shall mean, with respect to any person, all expenditures by such person that should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including expenditures for molds, maintenance and repairs that should be capitalized in accordance with GAAP) and, without duplication, the amount of Capital Lease Obligations incurred by such person, excluding, however (i) acquisition of fixed or capital assets in a Permitted Acquisition and (ii) any such expenditures made with the Net Cash Pro-ceeds of an Asset Sale or Casualty Event (to the extent such Asset Sale or Casualty Event related to a fixed or capital asset).

         "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean, as to any person: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit or acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $500,000,000 and a rating of at least "B" from Thomson, with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through
(d) above; and (f) demand deposit accounts maintained in the ordinary course of business, both in and outside the United States.

         "CASUALTY EVENT" shall mean, with respect to any property (including Real Property) of the Borrower or any Subsidiary, any loss of title with respect to Real Property or any theft, loss or destruction of or damage to, or any condemnation or other taking (including by any Governmental Authority) of, such property (including Real Property) for which the Borrower or any Subsidiary receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty Event" shall include but not be limited to any taking of any Real Property of the Borrower or any Subsidiary or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Real Property of the Borrower or any Subsidiary or any part thereof, by any Governmental Authority, civil or military.

         "CHANGE IN CONTROL" shall mean the occurrence at any time of (a) the direct or indirect acquisition (as a result of a purchase, acquisition, merger, consolidation or otherwise) by any person or a group (as such term is defined in
Section 13(d)(3) of the Exchange Act), of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the outstanding voting power of the then-outstanding voting power of the Borrower;
(b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors who were ap-pointed, or whose election by the Borrower's shareholders was approved, by a vote of at least two-thirds of the directors then still in office (who were directors at the beginning of such period, who were previously so appointed or whose election or nomination for election was previously so approved)) cease for any reason to constitute a majority of the directors then in office; or (c) the occurrence of a "Change in Control" as such term is defined in any of the Notes Documents or in any other document, agreement or instrument relating to any Indebtedness of the Borrower or any of its Subsidiaries, the principal amount of which exceeds $5.0 million.

         "CHARGES" shall have the meaning set forth in Section 9.09.

         "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Loan Commitment.

         "CLOSING DATE" shall mean December 11, 2003.

         "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean all of the Pledged Collateral and all other property of whatever kind and nature pledged as collateral under any Security Document.

         "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in the Security Agreement.

         "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble hereof.

         "COMMERCIAL LETTER OF CREDIT" shall mean any letter of credit issued pursuant to Section 2.22 to support the purchase of goods by Borrower which is determined to be a commercial letter of credit by the Issuing Bank.

         "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Commitment or Term Loan Commitment.

         "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05(a).

         "CONSOLIDATED CURRENT ASSETS" shall mean, with respect to any person as at any date of determination, the total assets (other than cash or Cash Equivalents), net of applicable reserves, of such person and its Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such person and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED CURRENT LIABILITIES" shall mean, with respect to any person as at any date of determination, the total liabilities of such person and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such person and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders, by
(x) adding thereto the amount of (i) Consolidated Interest Expense, (ii) provision for taxes based on income, (iii) amortization, (iv) depreciation, (v) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) and (vi) restructuring charges incurred by the Borrower for any period ending on or prior to December 31, 2004 in an aggregate amount of up to $20.0 million for all periods and (y) subtracting the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any period , the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period.

         "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum, without duplication, of

                  (a)      Consolidated Interest Expense for such period,

                  (b) the aggregate amount of Capital Expenditures for such period;

                  (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

                  (d) the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations, but excluding such amortization payments on Indebtedness incurred to fund Capital Expenditures included in clause
         (b) above in such period or any prior period) of Borrower and its Subsidiaries for such period (as determined on the first day of the respective period);

                  (e) the product of (i) all dividend payments on any series of Disqualified Capital Stock of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal; and

                  (f) the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal.

         "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of the Borrower and its consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including amortization of debt discount and deferred financing costs, capitalized interest, commitment fees, letter of credit fees but excluding amortization of debt issuance costs and other financing fees and expenses incurred in connection with the Loan Documents and the Notes Documents) determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net after tax income of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event (a) any extraordinary gains or losses; (b) gains or losses realized from (i) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Borrower or any Subsidiary, or (ii) any sales of assets; (c) net earnings or loss of any other person (other than a Subsidiary) in which the Borrower or any consolidated Subsidiary has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by the Borrower or such consolidated Subsidiary (subject to the limitation in clause (d) below) in the form of cash distributions; (d) any portion of the net earnings of any consolidated Subsidiary which is unavailable for payment of dividends to the Borrower or any other consolidated Subsidiary by reason of the provisions of any agreement or applicable law or regulation; (e) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of the Borrower or any consolidated Subsidiary or is merged into or consolidated with the Borrower or any consolidated Subsidiary or that person's assets are acquired by the Borrower or such consolidated Subsidiary.

         "CONSOLIDATED NET WORTH" shall mean at the date of determination thereof, the sum of all items which in conformity with GAAP would be classified as stockholders equity on a consolidated balance sheet of the Borrower at such date.

         "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Permitted Lien of the type described in clause (a), (b) or (f) of Section 6.02, the following conditions:

                  (i) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

                  (ii) at the option and upon request of the Administrative Agent, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

                  (iii) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

         "CONTINGENT OBLIGATION" shall mean, as to any person, any obligation of such person guaranteeing or intended to guarantee or otherwise be responsible for any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business, any products warranties in the ordinary course of business and any lease guarantees executed by the Borrower in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated potential liability in respect thereof (assuming such person is required to perform thereunder) as reasonably determined by such person in good faith.

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         "CO-SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble hereof

         "CREDIT EVENT" shall have the meaning assigned to such term in Section 4.01.

         "DEBT ISSUANCE" shall mean the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

         "DEBT TENDER OFFER" shall have the meaning assigned to such term in the recitals hereto.

         "DEFAULT" shall mean any event or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

         "DESIGNATED DEPOSIT ACCOUNT" shall mean a deposit account to be maintained by the Borrower with the Administrative Agent or one of its Affiliates, as from time to time designated by the Borrower by written notification to the Administrative Agent.

         "DIRECT FOREIGN SUBSIDIARY" means a Subsidiary (i) not a Domestic Subsidiary and (ii) the Equity Interests of which are directly owned by the Borrower or any Domestic Subsidiary.

         "DISQUALIFIED STOCK" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Loan Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date or (c) contains any repurchase obligation which may come into effect prior to payment in full of all amounts hereunder.

         "DIVIDEND" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such person outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "DOCUMENTATION AGENT" shall have the meaning assigned to such term in the preamble hereof

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" shall mean a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "ENGLISH SECURITY DOCUMENT" shall have the meaning assigned to such term in Article VIII.

         "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "ENVIRONMENTAL CLAIM" shall mean any written notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence of a Release, (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "ENVIRONMENTAL LAW" shall mean the common law, any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to public or occupational health and safety matters, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing and, in each case, as in effect at the relevant time.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "EQUITY FINANCING" shall have the meaning assigned to such term in the recitals hereto.

         "EQUITY INTEREST" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of the equity capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

         "EQUITY ISSUANCE" shall mean, without duplication, any issuance or sale by the Borrower after the Closing Date of (a) any Equity Interests of the Borrower (including any Equity Interests of the Borrower issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests of the Borrower or (b) any other security interest representing any Equity Interest of the Borrower (or the right to obtain any Equity Interest of the Borrower), including any Preferred Stock; provided, however, that "Equity Issuance" shall not include (i) issuances by the Borrower of non-qualified options to purchase stock of the Borrower to managers, officers and directors of the Borrower in connection with any performance-based stock option plan, (ii) issuances by the Borrower of rights to purchase equity of the Borrower to shareholders of the Borrower pursuant to a shareholders' rights plan and (iii) issuances made pursuant to Section 6.16.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Borrower or any of the Subsidiaries.

         "EURO" or "E" means the single currency of participating member states of the European Union.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

         "EURODOLLAR MARKET" shall mean a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of dollar deposits in such banks.

         "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Borrowing,
(x) the average of the interest rates per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in dollars are offered to the Administrative Agent in the London Eurodollar Mar-ket at or about 11:00 a.m., London, England time, two (2) Business Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of such Eurodollar Borrowing and for the period of time comparable to the number of days in the applicable Interest Period divided by (y) one (1) minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

         "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

         "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

         "EXCESS CASH FLOW" shall mean, for any fiscal year of the Borrower, the sum, without duplication, of

                  (a) Consolidated EBITDA for such fiscal year (less any amounts added back pursuant to clause (vi) of the definition of "Consolidated EBITDA" to the extent such amounts represent cash charges), plus

                  (b) cash gains excluded from Consolidated Net Income for such fiscal year, plus

                  (c) if negative, the absolute value of the amount of Net Working Capital at the beginning of such Excess Cash Flow Period minus the amount of Net Working Capital at the end of such Excess Cash Flow Period; minus

                  (d) the amount of any cash income taxes paid or payable by the Borrower and its Subsidiaries with respect to such fiscal year, net of any cash tax refunds received or receivable by the Borrower or any of its Subsidiaries in such fiscal year, minus

                  (e) Consolidated Interest Expense, to the extent paid or payable in cash paid during such fiscal year, minus

                  (f)      Capital Expenditures made in cash in accordance with
         Section 6.08 during such fiscal year, to the extent funded from internally generated funds, minus

                  (g) permanent repayments and prepayments of Indebtedness made by the Borrower and its Subsidiaries during such fiscal year, to the extent funded with internally generated funds, minus

                  (h) cash losses excluded from the calculation of Consolidated Net Income for such fiscal year, minus

                  (i) if positive, the amount of Net Working Capital at the beginning of such Excess Cash Flow Period minus the amount of Net Working Capital at the end of such Excess Cash Flow Period; minus

                  (j) the amount of Acquisition Consideration expended in cash during such fiscal year; minus

                  (k) cash Dividends paid during such fiscal year by the Borrower to the extent permitted by Section 6.06, minus

                  (l) cash Investments made during such fiscal year by the Borrower or any Subsidiary to the extent permitted by Section 6.04, plus return on any Investments, minus

                  (m) cash fees and expenses paid during such fiscal year payable under the Loan Documents, including, without limitation, the Fees (but not including payments of permitted interest and default interest);

provided that, to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and Casualty Events shall be deducted in calculating Excess Cash Flow.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) such recipient's net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which it is engaged in business or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located; and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

         "EYEGLASS LENS BUSINESS" shall mean (i) the design, manufacture, distribution and retail sale of plastic and glass eyeglass lenses, (ii) the design, manufacture and distribution of lens coatings and treatments and (iii) other optical lens-related businesses, including the owning and operating of prescription lens laboratories.

         "FEDERAL FUNDS RATE" shall mean, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the

Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of the three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

         "FEE LETTER" shall mean the fee letter agreement, dated December 11, 2003, between the Borrower and the Administrative Agent.

         "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees, the Issuing Bank Fees and the other fees described in Section 2.05(c) of this Agreement.

         "FINANCIAL OFFICER" of any person shall mean the Chief Financial Officer or such other officer of such person acceptable to the Administrative Agent.

         "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FOREIGN SUBSIDIARY" shall mean a Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration, or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the Environment, or the use, disposal, or handling of Hazardous Material on, at, under or near the Real Property to be sold, mortgaged or assigned or the establishment for which control is to be transferred.

         "GRANTING LENDER" shall have the meaning assigned to such term in
Section 9.04(i).

         "GUARANTEE AGREEMENT" shall mean a Guarantee Agreement, substantially in the form of Exhibit G, made by one or more Guarantors in favor of the Lenders.

         "GUARANTOR" shall mean each Subsidiary that is or becomes a party to a Guarantee Agreement pursuant to Section 5.13 or otherwise.

         "HAZARDOUS MATERIALS" shall mean all explosive or radioactive materials, substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, contaminants, and solid, liquid or gaseous wastes, including, without limitation, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature subject or regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENT" shall mean any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into between any Lender and Borrower or any Subsidiary of Borrower and not entered into for speculation.

         "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (including subtenant deposits with respect to subleases);
(b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 60 days); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured); (g) all Contingent Obligations of such person; (h) all Capital Lease Obligations of such person; (i) all Attributable Indebtedness of such person; (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; and (k) the maximum fixed redemption or repurchase price of all Disqualified Stock of such person. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

         "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

         "INDEMNITEE" shall have the meaning assigned to such term in Section 9.05(b).

         "INDEPENDENT DIRECTOR" shall mean a director of the Borrower who (a) is independent with respect to the transaction at issue; (b) does not have any material indirect financial interest in the Borrower or any of its Affiliates; and (c) has not and whose Affiliates or affiliate firm has not at any time during the twelve months prior to the taking of any action with respect to the transaction at issue, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Borrower or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of the Borrower or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Borrower's or Affiliate's board and board committee meetings.

         "INSIGNIFICANT DIRECT FOREIGN SUBSIDIARY" shall mean a Direct Foreign Subsidiary with (1) net sales that are less than 5.0% of the consolidated net sales of the Borrower and the Sub-sidiaries for the most recent fiscal quarter for which a consolidated income statement of the Borrower is available and (2) tangible assets that are less than 2.5% of Total Assets as of the end of the most recent fiscal quarter for which a consolidated balance sheet of the Borrower and the Subsidiaries is available.

         "INSIGNIFICANT DOMESTIC SUBSIDIARY" shall mean a Domestic Subsidiary with (1) net sales that are less than 5.0% of the consolidated net sales of the Borrower and the Subsidiaries for the most recent fiscal quarter for which a consolidated income statement of the Borrower is available and (2) tangible assets that are less than 2.5% of Total Assets as of the end of the most recent fiscal quarter for which a consolidated balance sheet of the Borrower and the Subsidiaries is available.

         "INSTRUMENTS" shall have the meaning assigned to such term in the Security Agreement.

         "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in
Section 3.22.

         "INTEREST PAYMENT DATE" shall mean (a) with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (b) in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, (c) with respect to any Revolving Loan, the Revolving Credit Maturity Date, (d) with respect to any Term Loan, the Term Loan Maturity Date and (e) the date of any prepayment of any Loan or conversion of a Eurodollar Borrowing to another Borrowing.

         "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect (or, in the case of a seven-day Interest Period as set forth in clause (ii) of Section 2.03, the seventh day after the date of such Borrowing), and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding last Business Day of March, June, September or December, and (ii) the Revolving Credit Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates and not entered into for speculation.

         "INVENTORY" shall have the meaning assigned to such term in the Security Agreement.

         "INVESTMENTS" shall have the meaning assigned to such term in Section 6.04.

         "ISSUING BANK" shall mean, as the context may require, (a) Union Bank of California, N.A., with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or (k), with respect to Letters of Credit issued by such Lender; or (c) collectively, all the foregoing.

         "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.05(c).

         "JOINT-LEAD ARRANGERS" shall have the meaning assigned to such term in the preamble hereof.

         "LANDLORD ACCESS AGREEMENT" shall mean the Landlord Access Agreement, substantially in the form of Exhibit E, made by the landlord of each leased Real Property identified on Schedule 3.10(b) in favor of the Collateral Agent for the benefit of the Secured Parties.

         "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

         "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

         "LEASES" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

         "LENDER ADDENDUM" shall mean with respect to any initial Lender, a lender addendum in the form of Exhibit A, to be executed and delivered by such Lender on the Closing Date as provided in Section 9.17.

         "LENDERS" shall mean (a) each of the financial institutions that executes a Lender Addendum on the Closing Date (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "LETTER OF CREDIT" shall mean any Standby Letter of Credit or Commercial Letter of Credit issued pursuant to Section 2.22.

         "LIEN" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encum-brance of any kind, any other type of preferential arrangement in respect of such property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN DOCUMENTS" shall mean this Agreement, the Revolving Notes, the Term Notes the Letters of Credit, the Fee Letter (solely for purposes of Article
VII), the Guarantee Agreements, the Security Documents, each Hedging Agreement relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Obligation was entered into, as amended, modified, supplemented or reaffirmed from time to time in accordance with the terms of this Agreement.

         "LOAN PARTIES" shall mean the Borrower and the Guarantors.

         "LOANS" shall mean, as the context may require, a Revolving Loan or a Term Loan or both.

         "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on, or an event, condition or development that could reasonably be expected to have a material adverse effect on, the condition (financial or otherwise), business, operations, assets or liabilities of the Borrower and the Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or any Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

         "MAXIMUM RATE" shall have the meaning assigned to such term in Section 9.09.

         "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor or assignee of the business of such company in the business of rating securities.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which the Borrower, a Subsidiary or any ERISA Affiliate is then making or accruing an obligation to make contributions;
(ii) to which the Borrower, a Subsidiary or any ERISA Affiliate has within the preceding five plan years made contributions; or (iii) with respect to which the Borrower or a Subsidiary could reasonably be expected to incur liability.

         "NET CASH PROCEEDS" shall mean:

                  (a) with respect to any Asset Sale, the cash proceeds received by any Loan Party (including cash proceeds subsequently received (as and when received by any Loan Party) in respect of non-cash consideration initially received) net of (a) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (b) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (c) the Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 120 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 120 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (d) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a senior Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset);

                  (b) with respect to any Debt Issuance or any issuance or sale of Equity Interests, the cash proceeds thereof, if any, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

                  (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

         "NET WORKING CAPITAL" shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

         "NOTES" shall mean the Borrower's 11% Senior Notes due 2008 and the Borrower's 6-7/8% Senior Notes due 2008 issued pursuant to the Notes Agreements and any registered notes issued by the Borrower in exchange for, and as contemplated by, the Notes with terms substantially identical to the terms of the Notes.

         "NOTES AGREEMENTS" shall mean the indentures, note purchase agreements and other agreements pursuant to which the Notes have been issued and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

         "NOTES DOCUMENTS" shall mean the Notes, the Notes Agreements and all other documents executed and delivered with respect to the Notes or the Notes Agreements.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Lender or its respective successors, transferees or assignees pursuant to the terms of any Loan Document or secured by any of the Security Documents, whether or not the right of such person to payment in respect of such obli-gations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

         "OFFICERS' CERTIFICATE" shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers, each in his or her official (and not individual) capacity.

         "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERFECTION CERTIFICATE" shall mean a Perfection Certificate substantially in the form of Exhibit I.

         "PERMITTED ACQUISITION" shall mean, with respect to the Borrower or any Wholly Owned Subsidiary of the Borrower, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any other person, or of any business or division of any other person; (b) acquisition of 100% of the Equity Interests of any other person, or otherwise causing any other person to become a Wholly Owned Subsidiary of such person; or (c) merger or consolidation or any other combination with any other person, if each of the following conditions are met:

                  (i)      no Default then exists or would result therefrom;

                  (ii)     after giving pro forma effect to such acquisition,
         (1) the Borrower shall be in compliance with all covenants set forth in Sections 6.09, 6.10 and 6.11 as of the most recent test date (assuming, for purposes of Sections 6.09, 6.10 and 6.11, that such acquisition, and all other Permitted Acquisitions consummated since the first day of the most recent four fiscal quarters for each of the financial covenants set forth in Sections 6.09, 6.10 and 6.11 ending on or prior to the date of such acquisition, had occurred on the first day of such most recent four fiscal quarters), and (2) the Borrower and the Subsidiaries can reasonably be expected to remain in compliance with such covenants through the Term Loan Maturity Date and to have sufficient cash liquidity to conduct their respective business and pay their respective debts and other liabilities as they come due;

                  (iii) none of the Borrower or any Subsidiary shall, in connection with any such acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (1) to the extent permitted under Section 6.01, and (2) obligations of the seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties or business, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by the Borrower or any Subsidiary hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such acquisition;

                  (iv) the acquired person shall be engaged in the Eyeglass Lens Business as conducted by the Borrower and the Subsidiaries on the Closing Date and the property of the type that constitutes Collateral on the date hereof acquired in connection with any such acquisition shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Liens;

                  (v) the board of directors or other similar governing body of the acquired person shall not have indicated publicly its opposition to the consummation of such acquisition;

                  (vi) with respect to any acquisition involving Acquisition Consideration of more than $10.0 million, the Borrower shall have provided the Administrative Agent and the Lenders with (1) historical financial statements for the last three fiscal years of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (2) reasonably detailed projections for the period up to and including the Revolving Credit Maturity Date (but in any case for no less than one year from and after the proposed date of acquisition) pertaining to the person or business to be acquired, (3) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such acquisition, (4) a reasonably detailed description of any earnout, deferred compensation or other contingent liability to the seller in connection with such acquisition, and (5) all such other information and data relating to such acquisition or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

                  (vii) the Borrower shall have delivered to the Agents and the Lenders a certificate of a Financial Officer of the Borrower certifying that (1) such acquisition complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such acquisition could not reasonably be expected to result in a Material Adverse Effect;

                  (viii) the aggregate Acquisition Consideration for all Permitted Acquisitions shall not exceed (a) $150.0 million since the Closing Date or, in the event both before and after giving effect to such acquisition the Borrower's Total Leverage Ratio is less than 1.5 to 1.0, $200.0 million (in either case, excluding up to $50.0 million of Acquisition Consideration in the form of Equity Interests that are not Disqualified Stock), (b) $35.0 million for the period from the Closing Date to March 31, 2004; provided, that the unused portion thereof in an aggregate amount not to exceed $8.75 million may be used in the net succeeding fiscal year in addition to the amounts otherwise permissible in such fiscal year and (c) for any fiscal year thereafter, $35.0 million or, in the event both before and after giving effect to such acquisition the Borrower's Total Leverage Ratio is less than 1.5 to 1.0, $50.0 million; provided, that commencing with the fiscal year beginning August 1, 2005, the unused portion of the permitted Acquisition Consideration amount as set forth in clause (c) in any given fiscal year may be used in the immediately following fiscal year in addition to the amounts otherwise permitted in such fiscal year; provided, further, that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Term Loan Maturity Date and provided, further, that if the acquired person is or shall be a Subsidiary of the Borrower, such Subsidiary shall execute and deliver a Guarantee Agreement if required by Section 5.13 and take or cause to be taken such further actions as may be required by this Agreement, including Sections 5.11 and 5.13 and the other Loan Documents; and

                  (ix) (A) if the acquisition involves clause (a) of this definition, the assets, property and business acquired shall be made subject to the Liens of the Security Documents to the extent required by Section 5.11 and the Security Documents and (B) if the acquisition involves clause (b) or (c) of this definition, the person acquired shall merge with or into the Borrower or a Guarantor or, substantially contemporaneously with such acquisition, become a Guarantor, except, in each case, with respect acquisitions made with up to $25.0 million of Acquisition Consideration since the Closing Date.

         "PERMITTED LIENS" shall have the meaning assigned to such term in
Section 6.02.

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA or with respect to which the Borrower or a Subsidiary could incur liability.

         "PLEDGED COLLATERAL" shall have the meaning assigned to such term in any Security Agreement delivered on the Closing Date or thereafter pursuant to
Section 4.03 or 5.11 hereof.

         "PLEDGED SECURITIES" shall have the meaning set forth in any Security Agreement, the English Security Document or such other Security Document delivered on the Closing Date or thereafter pursuant to Section 4.03 or 5.11 hereof and shall in any event include a pledge by Borrower of (i) 100% of its stock in any future Domestic Subsidiaries (other than any Insignificant Domestic Subsidiary) and (ii) 65% of its stock in Direct Foreign Subsidiaries (other than Insignificant Direct Foreign Subsidiaries).

         "PP&E" shall mean all personal property and equipment of Borrower and any future Domestic Subsidiaries owned and used in connection with their operations.

         "PREFERRED STOCK" shall mean, with respect to any person, any and all preferred or preference stock or other equity interests (however designated) of such person whether now outstanding or issued after the Closing Date.

         "PRIME RATE" shall mean the rate of interest publicly announced from time to time by the Administrative Agent in San Francisco, California (or other headquarters city of the Administra-tive Agent), as its "reference rate." The "reference rate" is one of several base rates used by the Administrative Agent and serves as the basis upon which effective rates of interest are calculated for loans and other credits making reference thereto. The "reference rate" is not necessarily the lowest base interest rate used by the Administrative Agent. The "reference rate" is evidenced by the recording thereof after its announcement in such internal publication or publications as the Administrative Agent may designate. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

         "PRO FORMA BASIS" shall mean, in making any calculation with respect to a period, giving pro forma effect, on a basis consistent with Regulation S-X under the Exchange Act, to each Permitted Acquisition and each Asset Sale consummated during such period or after the end of such period and prior to the date on which such calculation is made, as if such Permitted Acquisition or Asset Sale occurred at the beginning of such period, including the incurrence or repayment of any Indebtedness in connection therewith and including or excluding the Consolidated EBITDA of the business acquired or disposed of (after giving effect to any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act); provided, that only Permitted Acquisitions for which financial statements are required to be delivered to the Administrative Agent and the Lenders in accordance with clause
(vi) of the definition thereof, or such financial statements are otherwise so delivered, shall be included in such calculation, unless otherwise agreed to by the Lenders.

         "PRO RATA PERCENTAGE" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment.

         "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired.

         "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of any assets (including Equity Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified assets being financed (including the assets of any person whose Equity Interests are acquired) or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached; provided, further, however, that such Indebtedness is incurred within 90 days after such acquisition of such asset by the Borrower or such Subsidiary.

         "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other use agreement, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

         "REFINANCING" shall have the meaning assigned to such term in the recitals hereto.

         "REGISTER" shall have the meaning assigned to such term in Section 9.04(d).

         "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "RELATED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

         "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or other person or voluntarily undertaken to: (i) remediate, clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Commitments at such time.

         "REQUIREMENTS OF LAW" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

         "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section

9.04. The aggregate amount of the Lenders' Revolving Commitments on the Closing Date is $50.0 million.

         "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

         "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

         "REVOLVING CREDIT MATURITY DATE" shall mean December 11, 2008 (five years from the Closing Date); provided, that if more than $10.0 million aggregate principal amount of the 6-7/8% Senior Notes due 2008 (for the avoidance of doubt, excluding any notes incurred to refinance the 6-7/8% Senior Notes due 2008 in compliance with Sections 6.01(b) and 6.14) or more than E20.0 million aggregate principal amount of 11% Senior Notes remain outstanding on October 14, 2007, "REVOLVING CREDIT MATURITY DATE" shall mean October 15, 2007.

         "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment or an outstanding Revolving Loan.

         "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Revolving Loan shall be an ABR Revolving Loan or a Eurodollar Revolving Loan.

         "REVOLVING NOTES" shall mean, individually or collectively, the promissory notes made payable by Borrower to the order of a Lender hereunder to evidence such Lender's Revolving Commitment.

         "S&P" shall mean Standard & Poor's Rating Services, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "SECURED PARTIES" shall have the meaning assigned to such term in the Security Documents.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES COLLATERAL" shall have the meaning assigned to such term in the Security Agreement and shall in any event include a pledge by Borrower of
(i) 100% of its stock in any future Domestic Subsidiaries (other than any Insignificant Domestic Subsidiary) and (ii) 65% of its stock in Direct Foreign Subsidiaries (other than Insignificant Direct Foreign Subsidiaries).

         "SECURITY AGREEMENT" shall mean a Security Agreement, substantially in the form of Exhibit F, among the Borrower and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof or such other agreements in form and substance acceptable to the Collateral Agent effective to grant to the Collateral Agent a perfected first priority Lien on and security interest in the Pledged Collateral.

         "SECURITY DOCUMENTS" shall mean the Security Agreement, each reaffirmation of a Security Agreement, the Landlord Access Agreements and each other security document or pledge agreement required by applicable Requirements of Law to grant a valid, perfected Lien on and security interest in any property of the type that constitutes Collateral on the date hereof acquired or developed pursuant to a Permitted Acquisition or any other additional property required to be made subject to the Lien of the Security Documents pursuant to Section 5.11, and all UCC or other financing statements or instruments or agreements which shall contain such provisions as shall be necessary to conform such agreements to applicable Requirements of Law required by this Agreement or the Security Agreement to be executed and/or filed with respect to the security interests in property created pursuant to any Security Agreement and any other document or instrument utilized to pledge or grant a security interest in any property of whatever kind or nature as Collateral for the Obligations including any and all documents or instruments delivered pursuant to Section 5.11.

         "SENIOR SECURED DEBT RATIO" shall mean, at any date of determination, the ratio of (x) the aggregate Senior Secured Indebtedness of the Borrower and the Subsidiaries on such date to (y) Consolidated EBITDA for the most recently completed four fiscal quarters.

         "SENIOR SECURED INDEBTEDNESS" shall mean all Indebtedness and Obligations, at any time existing, owing to the Lenders and their respective successors, transferees or assignees pursuant to the terms of any Loan Document and secured by any of the Security Documents.

         "SPC" shall have the meaning assigned to such term in Section 9.04(i).

         "STANDBY LETTER OF CREDIT" shall mean any letter of credit, that is not determined to be a Commercial Letter of Credit by the Issuing Bank, issued pursuant to Section 2.22 to support the payment or performance of an obligation by Borrower.

         "STATUTORY RESERVES" shall mean, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

         "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" shall mean any subsidiary of the Borrower.

         "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

         "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of each Lender to make a Term Loan hereunder on the Closing Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender. The initial aggregate amount of the Lenders' Term Loan Commitments is $175.0 million.

         "TERM LOAN LENDER" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

         "TERM LOAN MATURITY DATE" shall mean December 11, 2009 (six years from the Closing Date); provided, that if more than $10.0 million aggregate principal amount of the 6-7/8% Senior Notes due 2008 (for the avoidance of doubt, excluding any notes incurred to refinance the 6-7/8% Senior Notes due 2008 in compliance with Sections 6.01(b) and 6.14) or more than E20.0 million aggregate principal amount of 11% Senior Notes remain outstanding on October 14, 2007, "TERM LOAN MATURITY DATE" shall mean October 15, 2007.

         "TERM LOAN NOTES" shall mean, individually or collectively, the promissory notes made payable by Borrower to the order of a Lender hereunder to evidence such Lender's Term Loan Commitment.

         "TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11.

         "TERM LOANS" shall mean the term loans made to Borrower pursuant to
Section 2.01(a). Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

         "THOMSON" shall mean Thomson Financial BancWatch.

         "TOTAL ASSETS" shall mean, as of any date, the total amount of tangible and intangible assets of Borrower and the Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date.

         "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.

         "TOTAL LEVERAGE RATIO" shall mean, at any date of determination, the ratio of (x) the aggregate Indebtedness of the Borrower and the Subsidiaries on such date to (y) Consolidated EBITDA for the most recently completed four fiscal quarters.

         "TOTAL TANGIBLE ASSETS" shall mean, as of any date, the total amount of tangible assets of the Borrower and the Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date.

         "TRANSACTIONS" shall mean, collectively, the Refinancing, the other transactions to occur on or prior to the Closing Date pursuant to the Loan Documents, including the execution and delivery of the Loan Documents and effectiveness of the Commitments hereunder and the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

         "TYPE," when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Eurodollar Rate and the Alternate Base Rate.

         "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

         "UNDERUSAGE PERIOD" shall mean any quarterly period commencing with the quarter beginning January 1, 2004, in which Borrower's average Aggregate Revolving Credit Exposure is less than 33% of the aggregate Revolving Commitment hereunder.

         "WHOLLY OWNED SUBSIDIARY" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing" or "Term Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Credit Borrowing").

         SECTION 1.03 TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof unless agreed to by the Borrower and the Required Lenders. The term "Domestic Subsidiary" as used herein shall only be applicable to the extent that a Domestic Subsidiary of the Borrower exists.

                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

                  (a) to make a Term Loan to Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment; and

                  (b) to make Revolving Loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment.

         Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in the preceding sentences and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

         SECTION 2.02 LOANS.

         (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), (x) the ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is
(i) an integral multiple of $100,000 and not less than $100,000 or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $500,000 or (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than fifteen (15) Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of im-mediately available funds to such account in California as the Administrative Agent may designate not later than 12:00 noon, California time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith, in the case of such Lender, on demand, and, in the case of the Borrower, within two Business Days of demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable.

         (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Lender shall have received such notice later than 12:00 (noon), California time, on any day, not later than 11:00 a.m., California time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender, and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to, but excluding, the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate, and for each day thereafter, the Alternate Base Rate.

         SECTION 2.03 BORROWING PROCEDURE. In order to request a Revolving Borrowing or a Term Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 9:00 a.m., California time, at least three Business Days before a proposed Borrowing, and
(b) in the case of an ABR Borrowing, not later than 10:00 a.m., California time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information:

                  (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Loan Borrowing;

                  (ii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; provided that until the Joint Lead Arrangers shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 180 days after the Closing
         Date), the Borrower shall only be permitted to request (x) ABR Borrowings or (y) Eurodollar Borrowings with an Interest Period of seven days, unless otherwise agreed to by the Joint Lead Arrangers;

                  (iii)    the date of such Borrowing (which shall be a Business
         Day);

                  (iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c));

                  (v)      the amount of such Borrowing; and

                  (vi) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.

         If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, except as set forth above. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this
Section 2.03 (and the contents thereof) and of each Lender's portion of the requested Borrowing.

         SECTION 2.04 EVIDENCE OF DEBT; REPAYMENT OF LOANS.

         (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.11 and (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Credit Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (Lender and its registered assigns) in the form of Exhibit J-1 or J-2, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.05 FEES.

         (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Revolving Commitment Fee Percentage per annum on the daily unused amount of the Revolving Commitments (which calculations shall not take into account L/C Exposure relating to Commercial Letters of Credit) of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Com-mitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, such fees as set forth in the Fee Letter (the "Administrative Agent Fees").

         (c) With respect to each Letter of Credit, the Borrower agrees to pay: (i) to the Issuing Bank with respect to each Letter of Credit, concurrently with the issuance of each Letter of Credit and annually thereafter, a fronting fee equal to 0.125% per annum on the aggregate outstanding face amount of such Letter of Credit (the "Issuing Bank Fees"); (ii) quarterly in arrears, to the Administrative Agent for the ratable account of the Lenders in accordance with each Lender's Pro Rata Percentage of the aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), a standby letter of credit fee (the "L/C Participation Fee") in an amount equal to (A) the Applicable Percentage per annum in effect at the time of issuance of such Standby Letter of Credit used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06 times (B) the face amount of such Standby Letter of Credit through the termination or expiration of such Standby Letter of Credit, which fee the Administrative Agent shall promptly pay to the Lenders; (iii) concurrently with the issuance of each Commercial Letter of Credit, to the Administrative Agent for the ratable account of the Lenders in accordance with each Lender's Pro Rata Percentage of the aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), a commercial letter of credit issuance fee in the amount set forth from time to time as the Issuing Bank's published scheduled fee for the issuance of commercial letters of credit, which fee the Administrative Agent shall promptly pay to the Lenders; and (iv) and concurrently with each negotiation, drawing or amendment of each Commercial Letter of Credit, to the Issuing Bank for the sole account of the Issuing Bank, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Bank's published scheduled fees for such services.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees and any fees incurred pursuant to Section 2.05(c)(iv) shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06 INTEREST ON LOANS.

         (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may
be) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Eurodollar Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07 DEFAULT INTEREST. Upon and during the continuance of any Event of Default, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the Loans and any other amount due hereunder or under any other Loan Document at the higher of (a) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the rate that would be applicable to an ABR Loan plus 2.00% and (b) the rate otherwise applicable to a Loan pursuant to
Section 2.06 plus 2.00% per annum.

         SECTION 2.08 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that quotations for interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09 TERMINATION AND REDUCTION OF COMMITMENTS.

         (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., California time, on the Closing Date. The Revolving Commitments and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments of any Class; provided, however, that (i) each partial reduction of the Commitments of any Class shall be in an integral multiple of $1.0 million and in a minimum amount of $5.0 million, and (ii) the aggregate Revolving Commitment shall not be so reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termina-tion or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10 CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 10:00 a.m., California time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., California time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., California time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders (A) after the occurrence and during the continuance of a Default, Loans may only be converted into, or continued as, (x) ABR Loans or (y) Eurodollar Loans with an Interest Period of one month or less and (B) after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan; and

                  (viii) until the Joint Lead Arrangers shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given by the Joint Lead Arrangers as promptly as practicable and, in any event, within 180 days after the Closing Date), an ABR Borrowing may be converted only into a Eurodollar Borrowing with an Interest Period of seven days, unless otherwise agreed to by the Joint Lead Arrangers.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued; (ii) whether such Borrowing is to be converted into or continued as a Eurodollar Borrowing or an ABR Borrowing; (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day); and (iv) if such Borrowing is to be converted into or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion into or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11 AMORTIZATION OF TERM BORROWINGS.

         (a) Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the immediately succeeding Business Day (each such date being a "Term Loan Repayment Date"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Section 2.13(h)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

June 30, 2004                                                     $ 2,187,500
September 30, 2004                                                $ 2,187,500
December 31, 2004                                                 $ 2,187,500
March 31, 2005                                                    $ 2,187,500
June 30, 2005                                                     $ 3,281,250
September 30, 2005                                                $ 3,281,250
December 31, 2005                                                 $ 3,281,250
March 31, 2006                                                    $ 3,281,250
June 30, 2006                                                     $ 3,281,250
September 30, 2006                                                $ 3,281,250
December 31, 2006                                                 $ 3,281,250
March 31, 2007                                                    $ 3,281,250
June 30, 2007                                                     $ 4,375,000
September 30, 2007                                                $ 4,375,000
December 31, 2007                                                 $ 4,375,000

March 31, 2008                                                    $ 4,375,000
June 30, 2008                                                     $ 6,562,500
September 30, 2008                                                $ 6,562,500
December 31, 2008                                                 $ 6,562,500
March 31, 2009                                                    $ 6,562,500
June 30, 2009                                                     $ 6,562,500
September 30, 2009                                                $ 6,562,500
December 11, 2009                                                 $83,125,000

         (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

         SECTION 2.12 OPTIONAL PREPAYMENTS.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, (i) upon at least three Business Days' prior written or telecopy notice in the case of Eurodollar Loans or (ii) or upon at least one Business Day's prior written or telecopy notice in the case of ABR Loans, to the Administrative Agent before 9:00 a.m., California time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $100,000.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 2.16 but shall be otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13 MANDATORY PREPAYMENTS.

         (a) Revolving Loan Prepayments. In the event of any termination of all the Revolving Commitments as provided in this Agreement, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace all outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. In the event of any partial or mandatory reduction of the Revolving Commitments then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Revolving Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings to the then required amount and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

         (b) Asset Sales. Not later than three Business Days following the receipt of any Net Cash Proceeds of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds re-ceived with respect thereto to make prepayments in accordance with Sections 2.13(h) and (i); provided that:

                  (i)      no such prepayment shall be required under this
         Section 2.13(b)(i) with respect to (A) dispositions permitted by
         Section 6.03 and Section 6.05(b), (f), (g) or (to the extent no Net Cash Proceeds result therefrom) (h) or (B) dispositions resulting in Net Cash Proceeds from Casualty Events applied as set forth in Section 2.13(e).

                  (ii) so long as no Default shall then exist or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales shall not exceed $2.5 million in any fiscal year of the Borrower, such proceeds shall not be required to be so applied on such date to the extent that (A) the Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase replacement assets or acquire 100% of the Equity Interests of any person that owns such assets no later than 180 days following the date of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended), provided that if the acquired person is or shall be a Subsidiary of the Borrower, such Subsidiary shall execute and deliver a Guarantee Agreement if required by Section 5.13 and take or cause to be taken such further actions as may be required by this Agreement, including Sections 5.11 and 5.13 and the other Loan Documents; and (B) all such Net Cash Proceeds in excess of $2.0 million in the aggregate at any time shall be held in the Collateral Account and released therefrom only in accordance with the provisions of the Security Documents; provided that if all or any portion of such Net Cash Proceeds not required to be applied to make prepayments shall not be utilized to purchase replacement assets or acquire such Equity Interests within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.13(b); and provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with
         Section 5.11.

         (c) Debt Issuance or Disqualified Stock Issuances. Within three Business Days of any Debt Issuance or Disqualified Stock after the Closing Date, the Borrower shall make prepayments in accordance with Sections 2.13(h) and (i) and in an aggregate principal amount equal to 100% of the Net Cash Proceeds thereof.

         (d) Equity Issuance. Within three Business Days of any Equity Issuance (other than an issuance of Disqualified Stock) after the Closing Date, the Borrower shall make prepayments in accordance with Sections 2.13(h) and (i) in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance; provided that if at the end of the most recently completed fiscal year prior to such Equity Issuance and at the time of such Equity Issuance the Borrower's Total Leverage Ratio does not exceed 1.5 to 1.00, the Borrower shall only be required to use 25% of such Net Cash Proceeds to make such prepayments; provided, further, however, that, so long as no Default shall then exist or arise therefrom, such prepayments shall not be required to be made on such date to the extent that the Borrower shall have delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to make a

Permitted Acquisition no later than 90 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); and provided, further, that if all or any portion of such proceeds shall not be so applied within such 90-day period, the Borrower shall make prepayments in accordance with Sections 2.13(h) and (i) in an aggregate amount equal to such unapplied portion.

         (e) Casualty Events. Not later than three Business Days following the receipt of any Net Cash Proceeds from a Casualty Event, the Borrower shall make prepayments in accordance with Sections 2.13(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

                  (i) such proceeds shall not be required to be so applied on such date so long as (A) the aggregate amount of all Net Cash Proceeds received from Casualty Events in any fiscal year does not exceed $2.0 million and (B) the aggregate amount of all Net Cash Proceeds received from Casualty Events since the Closing Date does not exceed $5.0 million; and

                  (ii)     in the event clause (i) above is not applicable:

                           (A) so long as no Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that (I) in the event such Net Cash Proceeds shall not exceed $5.0 million, the Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used, or (II) in the event that such Net Cash Proceeds exceed $5.0 million, the Administrative Agent has required by notice to the Borrower on or prior to such date such proceeds to be used, in each case, to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid no later than 365 days following the date of receipt of such proceeds (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); provided that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with
                  Section 5.11;

                           (B) all such Net Cash Proceeds in excess of $2.0 million in the aggregate shall be held in the Collateral Account and released therefrom only in accordance with the provisions of the Security Documents; and

                           (C) if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.13(e).

         (f) Excess Cash Flow. No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on March 31, 2005, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall make prepayments in accordance with Sections 2.13(h) and (i) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended; provided that if at the end of the most recently completed fiscal year ended prior to such prepayments and at the time of such prepayments the Borrower's Total Leverage Ratio shall not exceed
1.5 to 1.00, the Borrower shall only be required to use 25% of such Excess Cash Flow to make such prepayments.

         (g) Debt Tender Offer. In the event that for any reason the Debt Tender Offer shall not close on the Closing Date, and all Notes tendered thereunder shall not have been purchased on the Closing Date, the Borrower shall not later than the next Business Day thereafter repay all amounts outstanding under the Term Loan, together with interest to the extent required by Section 2.06.

         (h) Application of Prepayments. (i) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.13(i), subject to the provisions of this Section 2.13(h). Any optional or mandatory prepayments of Term Loans pursuant to Section 2.13(b), (c), (d), (e) or (f) shall be applied to reduce scheduled payments required under Section 2.11, first, to such scheduled payments due with the 12 months following such prepayment and, second, on a pro rata basis among the payments remaining to be made under Section 2.11. After application of optional or mandatory prepayments described above in this paragraph (h) and to the extent there are optional or mandatory prepayment amounts remaining after such application, the Revolving Commitments shall be permanently reduced ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, and the Borrower shall comply with Section 2.13(a).

         (ii) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.13 shall be in excess of the amount of the ABR Loans at the time outstanding (an "Excess Amount"), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of the Borrower, the balance of such required prepayment shall be either (A) deposited in the Collateral Account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans (with all interest accruing thereon for the account of Borrower), provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit in the Collateral Account to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.16.

         (i) Notice of Prepayment. The Borrower shall notify the Administrative Agent by written or telecopy notice (confirmed by telephone) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., California time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., California time, one Business Day before the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a credit extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.13. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

         SECTION 2.14 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

         (a) Notwithstanding any other provision of this Agreement, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Eurodollar Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, within 10 days after demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank, setting forth in reasonable detail the reason therefor, the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 270 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six-month period. Each Lender's determination and calculation of amounts due it under this Section 2.14 shall be binding on all parties hereto absent manifest error.

         SECTION 2.15 CHANGE IN LEGALITY.

         (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a re-quest for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted into ABR Loans, in which event all such Eurodollar Loans shall be automatically converted into ABR Loans as of the effective date of such notice as provided in paragraph
         (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16 INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor;
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor; or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (excluding any Applicable Percentage). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17 PRO RATA TREATMENT. Except as provided below in this
Section 2.17 and as required under Sections 2.13(b), (c), (d), (e) and (f) and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Term Loans or Revolving Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective ap-plicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Term Loan, Revolving Loan or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans or Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Revolving Loans and participations in L/C Disbursement of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans, the Revolving Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Term Loans, Revolving Loans and L/C Exposure and participations in Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans, Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans, Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans, Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan, Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Term Loan or Revolving Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19 PAYMENTS.

         (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 10:00 a.m., California time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees and any fees incurred pursuant to Section 2.05(c)(iv), which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its address for notices set forth in Section 9.01 of this Agreement, or such other address that the Administrative Agent may designate in writing to the Borrower.

         (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         (c) The Borrower hereby authorizes the Administrative Agent to debit the Designated Deposit Account to effect any payment due to the Lenders or the Administrative Agent pursuant to this Agreement provided Administrative Agent has given Borrower prior notice of the amount and timing of such debit. Any resulting overdraft in such account shall be payable by the Borrower to the Administrative Agent on the next succeeding Business Day.

         (d) Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If the Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

         SECTION 2.20 TAXES.

         (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower or such Loan Party shall make such deductions; and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within five days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         (f) If the Administrative Agent or any Lender receives a refund in respect of Indemnified Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of the Administrative Agent or such Lender is allocable to such payment, it shall promptly pay such refund, but only to the extent of indemnity payments made or additional amounts paid by the Borrower under this
Section 2.20 with respect to Taxes and Other Taxes, to the Borrower, net of all reasonable out-of-pocket expenses (including any Taxes to which such Lender has become subject as a result of its receipt of such refund) of the Administrative Agent or such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or the applicable Lender that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.20(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrower or any other person.

         SECTION 2.21 ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE.

         (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14; (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15; or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issu-ing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14; (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15; or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22 LETTERS OF CREDIT.

         (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Commitments remain in effect. This Section 2.22 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (at least two Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $20.0 million and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Revolving Commitment as in effect at such time. The Issuing Bank shall issue the requested Letter of Credit within 2 Business Days after notice given pursuant to and in accordance with this Section 2.22. The existing letters of credit identified on Schedule 2.22(b) shall be deemed issued under and pursuant to this Section 2.22(b) and shall be treated as Letters of Credit for all purposes under this Agreement.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (x) the date one year after the date of the issuance of such Letter of Credit (unless the Issuing Bank and the Administrative Agent shall agree otherwise) and (y) in any event, the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than the end of the day on which the Borrower shall have re-ceived notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 11:00 a.m., California time, on any Business Day, not later than 11:00 a.m., California time, on the immediately following Business Day (it being acknowledged that the Borrower may pay such L/C Disbursement from the unused portion of the Revolving Commitment).

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

         (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

         (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders (it being understood that during such 180 day period the Issuing Bank will continue to issue the Letters of Credit pursuant to this Agreement). Subject to the next succeeding sentence, upon (x) the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank and (y) consent to such appointment by the Administrative Agent, which shall not be unreasonably withheld or delayed, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such succes-sor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice thereof and of the amount to be deposited from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing more than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), deposit in an L/C Sub-Account (as defined in the Security Agreement) with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed; (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time; and
(iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing more than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount together with any accrued and unapplied earnings thereon (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

         SECTION 2.23 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate the Administrative Agent, the Issuing Bank or any Lender to obtain the funds for any Borrowing, Loan or L/C Disbursement in any particular place or manner or to constitute a representation by the Administrative Agent, the Issuing Bank or any Lender that it has obtained or will obtain the funds for any Borrowing, Revolving Loan or L/C Disbursement in any particular place or manner.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Borrower and the Subsidiaries being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

         SECTION 3.01 ORGANIZATION; POWERS. The Borrower and each of the Subsidiaries (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except where the failure to be duly organized, validly existing or in good standing individually, or together with all such failures for all Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect; (b) has all requisite corporate or other power and authority to own or lease its property and to carry on its business as now conducted and as proposed to be conducted; (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect; and (d) has the organizational power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02 AUTHORIZATION. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party and the consummation by the Loan Parties of the Transactions (including the borrowings hereunder) (i) have been duly authorized by all requisite corporate or other constitutional and, if required, stockholder action and (ii) will not (A) violate (I) any provision of law, statute, rule or regulation applicable to the Borrower or any Subsidiary, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary,
(II) any order of any Governmental Authority or (III) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound;
(B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument; or (C) result in the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents) except, in the case of clause (ii)(A)(III), where such violation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (other than any such violation under any of the Notes Documents).

         SECTION 3.03 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar

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laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.04 GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements, (b) registration of the Collateral Agent's lien and security interest in the Pledged Securities under Applicable Requirements of Law and (c) such as have been made or obtained and are in full force and effect.

         SECTION 3.05 FINANCIAL STATEMENTS.

         (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders' equity and cash flows (x) as of and for the fiscal years ended March 31, 2001, 2002 and 2003, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP for 2001, 2002 and 2003, independent public accountants and (y) as of and for the six-month period ended September 30, 2003 and for the comparable period in the preceding year, certified by the chief financial officer of the Borrower. Such financial statements have been prepared in accordance with GAAP consistently applied (except as disclosed therein), shall conform to Section 5.04(a) of this Agreement, and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of the Borrower as of such dates and for such periods. Except as set forth in such financial statements or otherwise disclosed in the Schedules hereto, there are no liabilities of the Borrower or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Notes Documents.

         (b) All financial statements delivered pursuant to Section 5.04 will be prepared in accordance with GAAP consistently applied and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of the Borrower as of such dates and for such periods (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in such financial statements or otherwise disclosed in the Schedules hereto, there are no material liabilities of the Borrower or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Notes Documents.

         (c) The forecasts of financial performance of the Borrower and the Subsidiaries furnished to the Lenders have been prepared in good faith by the Borrower and based on assumptions believed by the Borrower to be reasonable.

         SECTION 3.06 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change, or any event, condition or circumstance that could reasonably be expected to result in a

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material adverse change, in the business, assets, operations, condition
(financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, since March 31, 2003.

         SECTION 3.07 TITLE TO PROPERTIES; POSSESSION UNDER LEASES.

         (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its Real Property free and clear of all Liens, other than Permitted Liens.

         (b) Each Lease to which any Loan Party is a party is valid and in full force and effect and none of the Borrower or any Subsidiary is in default under any such Lease and, to the knowledge of the Borrower, the other party or parties thereto are not in default of its or their obligations thereunder except for defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Title to all property (other than Real Property) is held by the Borrower and/or each Subsidiary free and clear of all Liens except for Permitted Liens.

         (d) The property of the Borrower and the Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the assets and properties which are required for the business and operations of the Borrower and the Subsidiaries as presently conducted.

         (e) None of the Borrower or any Subsidiary has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its respective property.

         SECTION 3.08 SUBSIDIARIES.

         (a) Schedule 3.08(a) sets forth a list of all Subsidiaries and the percentage Equity Interest of the Loan Parties therein. The Equity Interests so indicated on Schedule 3.08(a) are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Liens created by the Security Agreement.

         (b) An accurate organization chart, showing the ownership structure of the Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 3.08(b).

         SECTION 3.09 LITIGATION; COMPLIANCE WITH LAWS.

         (a) Except as set forth on Schedule 3.09 or Schedule 3.17, there are not any actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower, any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

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

         (b) Except for matters covered by Section 3.17, none of the Borrower or any Subsidiary or any of their respective property is in violation of, nor will the continued operation of their property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Real Property or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10 AGREEMENTS.

         (a) None of the Borrower or any Subsidiary is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) None of the Borrower or any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. None of the Borrower or any Subsidiary is in default in any manner under any provision of any of the Notes Documents.

         (c) Schedule 3.10(a) accurately and completely lists all material agreements (other than Leases of Real Property set forth on Schedule 3.10(b)) to which the Borrower and any Subsidiary are a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and whether such material agreement requires the consent of any third party thereunder to the Transactions.

         SECTION 3.11 FEDERAL RESERVE REGULATIONS.

         (a) None of the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.

         SECTION 3.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13 USE OF PROCEEDS. The Borrower will use the proceeds of (a) the Term Loans on the Closing Date to finance the Refinancing and to pay related fees and expenses and (b) the Revolving Loans after the Closing Date for working capital and general corporate purposes (including to effect Permitted Acquisitions).

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

         SECTION 3.14 TAX RETURNS. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal tax returns and all material, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

         SECTION 3.15 NO MATERIAL MISSTATEMENTS. None of any information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain, taken as a whole, any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.16 EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is, with respect to each Plan, in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $9,500,000 the fair market value of the assets of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each Borrower, Subsidiary or ERISA Affiliate to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.17 ENVIRONMENTAL MATTERS. Except as set forth in Schedule
3.17:

                  (a) The Real Property owned or operated by the Borrower and the Subsidiaries does not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (b) The Real Property and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all applicable Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any neces-

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

         sary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                  (c) There have been no Releases or threatened Releases by the Borrower or any Subsidiary or, to its knowledge, by any other party at, from, under or proximate to the Real Property or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) None of the Borrower or any Subsidiary has received any notice of an Environmental Claim in connection with the Real Property or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

                  (e) Hazardous Materials have not been transported from the Real Property by or on behalf of the Borrower or any Subsidiary, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Real Property in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually or by operation of law, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.18 INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of each insurance policy that purports to provide coverage in excess of $1.0 million maintained by the Borrower or by the Borrower for the Subsidiaries. Such insurance is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19 SECURITY DOCUMENTS.

         (a) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Pledged Collateral and, when
(i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 3.3 to the Security Agreement, and (ii) the Securities Collateral (as defined in the Security Agreement) is delivered to the Collateral Agent, the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Pledged Collateral (other than such Pledged Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

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

         (b)      Each Security Document delivered pursuant to Sections 4.03 and
5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when such Security Document is filed or recorded in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

         SECTION 3.20 LABOR MATTERS. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

         SECTION 3.21 SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay the probable liability on its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.22 INTELLECTUAL PROPERTY. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, indi-

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

vidually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.23 PP&E. The Borrower and each Domestic Subsidiary owns the PP&E described as "owned" in the financial statements delivered to the Administrative Agent prior to the date of this Agreement.

         SECTION 3.24 NO BURDENSOME RESTRICTIONS. Except as may have been disclosed by the Loan Parties in writing to the Administrative Agent, no Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

         SECTION 3.25 ANTI-TERRORISM LAW.

         (a) To the knowledge of the Loan Parties, no Loan Party or any of its Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

         (b) To the knowledge of the Loan Parties, no Loan Party or any of its Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

                  (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (ii) a person owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

         (c) To the knowledge of the Loan Parties, no Loan Party or any of its brokers or other agents acting in any capacity in connection with the Loans
(i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause
(b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or

(iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01 ALL CREDIT EVENTS. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

                  (a) The Administrative Agent shall have received a notice of such Borrowing Request (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

                  (b) The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after such Credit Event, no Default shall have occurred and be continuing.

                  (c)      The representations and warranties set forth in
         Article III hereof or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (d) No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans.

                  (e) There shall not have occurred any event or circumstances that has had or could reasonably be expected to result in a Material Adverse Effect since September 30, 2003.

         Each Credit Event and each delivery of a Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

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

         SECTION 4.02 CLOSING DATE. On the Closing Date:

                  (a) Loan Documents. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each Revolving Note and each of the other Loan Documents and the Perfection Certificate in form and substance satisfactory to Administrative Agent.

                  (b) Fees. The Joint Lead Arrangers and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, as set forth in an invoice containing reasonable detail, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent, and the fees and expenses of any local and foreign local counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (other than as set forth on Schedule 5.11(e)(iii).

                  (c) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Joint Lead Arrangers, the Lenders and the Issuing Bank, favorable written opinions of Gardner Carton & Douglas LLP and Arnold & Porter, counsel for the Loan Parties, substantially to the effect set forth in Exhibit H-1, (a) dated the Closing Date, (b) addressed to the Issuing Bank, the Agents, the Joint Lead Arrangers, the Co-Syndication Agents, the Documentation Agent and the Lenders and (c) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

                  (d) Corporate Documents. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other constitutive documents, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (a) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (b) below, (b) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) that the certificate or articles of incorporation or other constitutive documents of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (d) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pur-

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         suant to (ii) above; and (iv) such other documents as the Lenders, the
         Issuing Bank or the Administrative Agent may reasonably request.

                  (e) Officer's Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, affirming that all representations, warranties and covenants of this Agreement are true and correct and confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and paragraphs (b), (c) and (d) of this Section 4.02.

                  (f) Solvency. The Lenders shall have received a certificate, dated the Closing Date and signed by an officer of the Borrower, in form and substance satisfactory to the Administrative Agent, as to the solvency of each of the Loan Parties after giving effect to the Transactions.

                  (g) Security Agreement. The Security Agreement shall have been duly executed by the Borrower and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date.

                  (h) Collateral Deliveries. The Borrower shall have authorized, executed and/or delivered or caused to be delivered each of the following to the Collateral Agent:

                           (1) Financing Statements in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created in the Collateral (other than Securities Collateral), by the Security Agreement;

                           (2) certified copies of UCC lien search reports, tax lien, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Borrower as debtor and that are filed in those state and county jurisdictions in which any of the property of the Borrower is located, the state and county jurisdictions in which the Borrower's principal place of business is located and the state jurisdiction in which the Borrower is organized, none of which encumber the Collateral covered or intended to be covered by the Security Documents other than those relating to Prior Liens (as defined in the Security Agreement) acceptable to the Collateral Agent);

                           (3) the Perfection Certificate executed by the Borrower;

                           (4) with respect to each Real Property, copies of all Leases relating to locations where Inventory is located in which a Loan Party holds any interest;

                           (5) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement and the execution and/or delivery of such other security and other documents, and the taking of all actions as may be necessary or, in the opinion of the Collateral Agent, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement, except for any of the fore-

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                  going to be provided after the Closing Date pursuant to
                  Sections 4.03 and 5.11 hereof; and

                           (6) evidence acceptable to the Collateral Agent of payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

                  (i) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                  (j) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, none of the Borrower or any Subsidiary shall have outstanding any Indebtedness, preferred stock or minority interests other than (i) the Loans and extensions of credit hereunder, (ii) the Notes, (iii) minority interests in subsidiaries reflected on Schedule 3.08(a), (iv) Indebtedness owed to the Borrower or any Guarantor, and (v) Indebtedness otherwise permitted pursuant to Section 6.01.

                  (k) Requirements of Law. The Lenders shall be satisfied that the Transactions shall be in full compliance with all material Requirements of Law, including without limitation Regulations T, U and X of the Board.

                  (l) Consents. The Lenders shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions.

                  (m) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Borrower and the Subsidiaries to fully and timely perform its obligations under the Loan Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

                  (n) Material Adverse Change. There shall have not occurred, in the reasonable judgment of the Administrative Agent, a material adverse change or material disruption in the financial, banking or capital markets generally prior to the Closing Date (including the markets for loans to companies similar to the Borrower) which has had or could reasonably be expected to have a material adverse effect on the syndication of the Loans.

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

                  (o) Financial Statement; Pro Forma Balance Sheet; Projections. The Lenders shall have received and shall be reasonably satisfied with the financial statements described in Section 3.05.

                  (p) Fees and Expenses. The Borrower shall have paid all fees and expenses of the Agents and Lenders as set forth in Section 9.05.

                  (q) Existing Credit Agreement. The Borrower shall have permanently terminated all commitments under the Existing Agreement and the Existing Credit Agreement shall have been terminated and of no further force and effect and Borrower shall have delivered UCC termination statements, payoff letters and other related documentation of the Agent shall reasonably request.

                  (r) Debt Tender Offer. All conditions precedent to consummation of the Debt Tender Offer shall have been satisfied, all outstanding 11% Senior Notes (other than up to E20.0 million aggregate principal amount of 11% Senior Notes) shall have been tendered and not withdrawn and the Borrower shall have, concurrently with the closing on the Closing Date, accepted all such 11% Senior Notes tendered.

                  (s) Equity Financing. The Equity Financing shall have been consummated and the Borrower shall have received not less than $85.0 million in net cash proceeds therefrom.

         SECTION 4.03 FIRST CREDIT EVENT. Prior to the first Credit Event to occur other than issuance of the Letters of Credit listed in Schedule 2.22(b),
(i) the Borrower shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Collateral Agent a fully perfected first priority pledge of and security interest in the Pledged Securities, other than with respect to those Pledged Securities identified on Schedule 5.11(e)(i) hereto (which such actions shall be completed within the time period set forth on such Schedule, unless the Collateral Agent otherwise agrees), under the laws of the jurisdiction of organization of the applicable issuer of such Pledged Securities (including, without limitation, the taking of all actions or the foreign equivalent, if applicable, and the delivery of all items, or their foreign equivalent, if applicable, of the type and nature enumerated in Sections 4.02(h)(1), (h)(2), (h)(5) and (h)(6) of this Agreement, and the delivery of all certificates, agreements or instruments representing such Pledged Securities, accompanied by instruments of transfer endorsed in blank to the extent required or permitted under the jurisdiction or organization of the applicable issuer of such Pledged Securities) and (ii) the Collateral Agent shall have received, on behalf of itself, the Co-Syndication agents, the Documentation agent, the other Agents, the Joint Lead Arrangers, the Lenders and the Issuing Bank, a favorable written opinion of each foreign counsel listed on
Schedule 4.03, other than the foreign counsel listed on Schedule 5.11(e)(ii) (which such opinions shall be delivered within the time period set forth on such Schedule, unless the Collateral Agent otherwise agrees), substantially to the extent set forth in Exhibit H-2 and with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent, (a) dated no later than the date of such first Credit Event, (b) addressed to the Co-Syndication agents, the Documentation agents, the Issuing Bank, the Agents, the Joint Lead Arrangers and the Lenders and (c) covering such other matters relating to the Loan Documents and

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the Transactions as the Administrative Agent shall reasonably request, and the
Borrower hereby requests such counsel to deliver such opinions.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 5.01 EXISTENCE; BUSINESSES AND PROPERTIES.

         (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or, in the case of any Subsidiary, where any such failures, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases; perform and comply in all material respects with its obligations under its material contracts, agreements and other instruments; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all necessary repairs, renewals, additions, improvements and replacements (including those necessary as a result of a Casualty Event) thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 5.01(b) shall prevent (i) sales of assets, consolidations or mergers by or involving the Borrower or any Subsidiaries in accordance with Section 6.05; (ii) the withdrawal by the Borrower or any Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by the Borrower or any Subsidiary of any rights, franchises, permits, authorizations, copyrights, trademarks, trade names, licenses and patents or property that such person reasonably determines are not useful to its business.

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

         SECTION 5.02 INSURANCE.

         (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it; and maintain such other insurance as may be required by law; and, with respect to the Collateral, otherwise maintain all insurance coverage required under the applicable Security Documents.

         (b) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         SECTION 5.03 OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Indebtedness, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of Collateral, the Borrower or the applicable Subsidiary shall have otherwise complied with the provisions of the applicable Security Document in connection with such nonpayment.

         SECTION 5.04 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

                  (a) Annual Reports. Within 90 days after the end of each fiscal year, (i) the consolidated balance sheet of the Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by an opinion of PricewaterhouseCoopers LLP or other comparable independent public accounting firm (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Borrower and the Subsidiaries as of the end of and for such fiscal year in accordance with GAAP consistently applied, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for

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

         such fiscal year, as compared to its financial condition, results of operations and cash flows as of the end of and for the previous fiscal year and its budgeted results of operations and cash flows; and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year;

                  (b) Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) the consolidated balance sheet of the Borrower as of the end of such fiscal quarter and related consolidated statements of income for such fiscal quarter and for the then elapsed portion of the fiscal year and related consolidated statements of income and cash flows for the then elapsed portion of the fiscal year, in each case in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and the Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to its financial condition, results of operations and cash flows as of the end of such fiscal quarter and for the comparable periods in the previous fiscal year and its budgeted results of operations and cash flows, and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

                  (c) Liquidity Compliance Certificates. Within 20 Business Days after the end of each month, a statement of balances of cash and Cash Equivalents and a statement of gross amounts of Accounts and Inventory, and a certificate evidencing Borrower's Compliance with the covenant set forth in Section 6.13 of this Agreement;

                  (d) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under paragraph (a), (b) or
         (c) above, a certificate of a Financial Officer certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.08, 6.09, 6.10, 6.11, 6.12 and 6.13; and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of the Borrower and the Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

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

                  (e) Financial Officer's Certificate Regarding Collateral. Concurrently with the delivery of financial statements under paragraph
         (a) above, Borrower (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this paragraph (e) and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificates (except as noted therein with respect to any continuation statements to be filed within such period);

                  (f) Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change
         (i) in any Loan Party's legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together will all applicable information to enable the Administrative Agent to make all filings under the UCC or otherwise that are required in order for the Collateral Agent (for the benefit of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

                  (g) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of any of its securities pursuant to the terms of the documentation governing such securities (or any trustee, agent or other representative therefor), as the case may be;

                  (h) Budgets. As soon as completed but in any event no later than 60 days after the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of the Borrower's business units and sources and uses of cash and balance sheets) prepared by the Borrower and marked confidential for each fiscal quarter of such fiscal year of the Borrower and their respective subsidiaries, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based;

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                  (i)      Annual Meetings with Lenders. Within 120 days (or at
         a date mutually agreeable between Borrower and Administrative Agent) after the close of each fiscal year, the Borrower shall, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the Subsidiaries and the budgets presented for the current fiscal year of the Borrower and the Subsidiaries; and

                  (j) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05 LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

                  (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

                  (d) the occurrence of a Casualty Event in excess of $1.0 million; and

                  (e) (i) the incurrence of any Lien (other than Permitted Liens) on, or claim asserted against, any material portion of the Collateral or (ii) the occurrence of any other event which could materially adversely affect the value of the Collateral.

         SECTION 5.06 EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after, any Responsible Officer of the Borrower or any Subsidiary knows or has reason to know that any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto, and (ii) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any Subsidiary or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan

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sponsored or contributed to by the Borrower or Subsidiary) as the Administrative
Agent shall reasonably request.

         SECTION 5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities, except where the failure to comply with such Requirements of Law could not have a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent, the Collateral Agent, any Syndication Agent or any Lender to visit and inspect the financial records and the property of the Borrower or any Subsidiary at reasonable times during regular business hours, upon reasonable notice, as often as reasonably requested, and to make extracts from and copies of such financial records, in each case in the presence of an employee of any Loan Party, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided that costs and expenses of any Lender for more than one visit per fiscal year (other than any such visit during an Event of Default) by such Lender shall be at such Lender's expense.

         SECTION 5.08 USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

         SECTION 5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its Real Property to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits necessary for its operations and Real Property; and conduct any Remedial Action in accordance with Environmental Laws, except in the case of any of the foregoing where the failure to do the same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided, however, that none of the Borrower or any Subsidiary shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

         SECTION 5.10 PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or Section 5.09 shall have occurred and be continuing for more than 30 days without the Borrower or the Subsidiaries commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Default.

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         SECTION 5.11 FURTHER ASSURANCES; ADDITIONAL COLLATERAL.

         (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, giving notices of assignment, filing UCC and other financing statements and delivering legal opinions and, including creation of lockbox, cash collection accounts and/or sweep accounts) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may request, in order to, among other things, effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

         (b) The parties hereto acknowledge and agree that it is their intention that the Obligations shall be secured by, among other things, a first priority Lien (subject only to Permitted Liens) on all of the domestic Accounts and Inventory and Pledged Securities owned by the Borrower (and such Accounts, Inventory and Pledged Securities owned by any Subsidiary to the extent required to be pledged pursuant to Section 5.11(f) hereof), whether now owned or hereafter acquired. Promptly, and in any event within 30 days after the acquisition of any Accounts, Inventory or Pledged Securities by the Borrower (and/or such Accounts, Inventory and Pledged Securities owned by any Subsidiary to the extent required to be Pledged pursuant to Section 5.11(f) hereof) or any Permitted Acquisition, the Borrower will, at its sole cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected first priority security interests with respect to such Accounts, Inventory or Pledged Securities, as applicable. Such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including legal opinions, lien waivers, and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.11. The Borrower shall take all further action of the type described in Section 5.11(a) in order to grant, preserve, protect and perfect such Lien and security interest.

         (c) In addition to the Borrower's obligations under Section 5.04(e), if and when applicable, the Borrower shall, from time to time, provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each security interest and Lien contemplated herein. With respect to each Real Property in which a Loan Party holds the tenant's interest thereunder set forth on Schedule 3.10(b) and where Collateral is located, such Loan Party shall use its commercially reasonable efforts to obtain as promptly as practicable a Landlord Access Agreement substantially as set forth in Exhibit E with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent. With respect to each location where Collateral is held set forth on Schedule 2(e) to the Perfection Certificate, such Loan Party shall use its commercially reasonable efforts to obtain as promptly as practicable a bailee letter substantially as set forth in Exhibit K with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent.

         (d) The Borrower shall, with respect to each Real Property in which a Loan Party holds the tenant's interest thereunder as set forth on
Schedule 3.10(b) and at which Collateral is located and to the extent that the same has not been delivered to the Collateral Agent on or prior to the Closing Date, take all further commercially reasonable action necessary to obtain a Land-

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lord Access Agreement with respect to such Real Property, if required by
Administrative Agent; provided that a demand by any landlord for a material increase in the rent for such Real Property or a material extension of the lease relating thereto shall be deemed commercially unreasonable; provided, further, that each Loan Party will furnish to the Lenders and their counsel on the first Business Day of each month beginning January 1, 2004, a status report describing such actions and to the extent that a landlord shall refuse to execute a Landlord Access Agreement, a detailed description of the reason for such refusal and/or the exact terms pursuant to which such landlord would have agreed to execute such agreement if such terms were deemed commercially unreasonable by the Borrower.

         (e) As promptly as practicable and in any event not later than the time periods set forth in Schedule 5.11(e)(i) or (ii), as applicable, (i) the Borrower shall have (A) authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Collateral Agent a fully perfected first priority pledge of and security interest in the Pledged Securities identified on Schedule 5.11(e)(i) under the laws of the jurisdiction of organization of the applicable issuer of such Pledged Securities (including, without limitation, the taking of all actions or the foreign equivalent, if applicable, and the delivery of all items, or their foreign equivalent, if applicable, of the type and nature enumerated in Sections 4.02(h)(1), (h)(2), (h)(5) and (h)(6) of this Agreement, and the delivery of all certificates, agreements or instruments representing such Pledged Securities, accompanied by instruments of transfer endorsed in blank to the extent required or permitted under the jurisdiction or organization of the applicable issuer of such Pledged Securities) and (B) take such other action in connection therewith as is set forth on such Schedule 5.11(e)(i) and (ii) the Collateral Agent shall have received, on behalf of itself, the other Agents, the Joint Lead Arrangers, the Documentation Agent, the Co-Syndication Agents, the Lenders and the Issuing Bank, a favorable written opinion of each foreign counsel listed on Schedule 5.11(e)(ii), substantially to the effect set forth in Exhibit H-2 and with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent, (a) dated no later than such 60th day after the Closing Date, (b) addressed to the Documentation Agent, the Co-Syndication Agents, the Issuing Bank, the Agents, the Joint Lead Arrangers and the Lenders and (c) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

         (f) If, after the Closing Date, (i) the Borrower or any Domestic Subsidiary shall acquire or create a Domestic Subsidiary or Direct Foreign Subsidiary (other than an Insignificant Domestic Subsidiary or an Insignificant Direct Foreign Subsidiary), (ii) any Direct Foreign Subsidiary that was an Insignificant Direct Foreign Subsidiary fails to continue to qualify as an Insignificant Direct Foreign Subsidiary, (iii) any Insignificant Domestic Subsidiary fails to continue to qualify as an Insignificant Domestic Subsidiary or (iv) the Administrative Agent shall so request with respect to any Domestic Subsidiary or Direct Foreign Subsidiary (other than an Insignificant Domestic Subsidiary or an Insignificant Direct Foreign Subsidiary), then, in each such case, the Borrower shall or shall cause the applicable Domestic Subsidiary or Direct Foreign Subsidiary (other than an Insignificant Domestic Subsidiary or an Insignificant Direct Foreign Subsidiary), to, at its expense:

                  (A) within 30 days after such event, duly execute and deliver to the Collateral Agent (i) a joinder agreement and/or pledge amendment to the Security

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         Agreement and (ii) a pledge agreement securing payment of all the
         Obligations of the Loan Parties under the Loan Documents and creating a first priority security interest in, and Lien on, not less than (x) 100% of the voting Equity Interest of the applicable Domestic Subsidiary or (y) 65% of the voting Equity Interest of the applicable Direct Foreign Subsidiary owned by the Borrower or such Subsidiary, as the case may be, in form and substance sufficient under the laws of such Domestic Subsidiary's or Direct Foreign Subsidiary's jurisdiction of organization and otherwise acceptable to the Collateral Agent, and take, and cause such Subsidiary to take, whatever other action may be necessary or advisable in the reasonable opinion of the Collateral Agent, to perfect the first priority security interest in and Lien on the Equity Interest purported to be created by such pledge, subject to no Liens, and enforceable against all third parties in accordance with its terms;

                  (B) within 30 days after such event, deliver to the Collateral Agent, upon the request of the Collateral Agent in its reasonable discretion, a signed copy of a legal opinion of foreign counsel substantially to the effect set forth in Exhibit H-2 and with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent, addressed to the Collateral Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent and such other opinions as to such other matters as the Collateral Agent may reasonably request; and

                  (C) at any time and from time to time, promptly execute and deliver any and all further instruments and documents (including, without limitation, solvency certificates with respect to such pledge) and take all such action as the Collateral Agent may deem necessary or reasonably desirable to obtain the full benefits of the agreements described in Section 5.11(f)(A) above, and/or to perfect and preserve the first priority Liens in favor of the Collateral Agent on the applicable Equity Interests pledged hereby.

         (g) Each Loan Party agrees that, unless otherwise indicated in this Section 5.11, each action required by this Section 5.11 shall be completed within 30 days of the date such action is requested or required to be taken. In addition, the Borrower hereby covenants and agrees that it shall complete the actions specified on Schedule 5.11(e)(iii) within the time period set forth on such Schedule, unless the Collateral Agent shall otherwise agree.

         SECTION 5.12 CERTAIN MATTERS RELATING TO ACCOUNTS.

         (a) Upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of an Event of Default and at the Borrower's or the applicable Loan Party's sole cost and expense, deliver or cause to be delivered all tangible evidence of Accounts, including, without limitation, copies of all documents evidencing Accounts and of any books and records relating thereto to the Collateral Agent or to its representatives. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may transfer a full and complete copy of any Loan Party's books, records, credit information, reports, memoranda and all other writing relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent's security interest therein without the consent of any Loan Party.

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

         (b) At the request of the Collateral Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to the Collateral Agent, legend the Accounts and the other books, records and documents of such Loan Party evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been pledged to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         (c) Deliver to the Collateral Agent, within 10 days after receipt thereof by Borrower or any Loan Party, any Instrument evidencing Accounts which is in the principal amount of $200,000 or more. Any Instrument delivered to the Collateral Agent pursuant to Section 5.12(b) shall be appropriately endorsed (if applicable) to the order of the Collateral Agent, as agent for the Secured Parties, and shall be held by the Collateral Agent as further security hereunder; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and the Collateral Agent is collecting Accounts, the Collateral Agent shall, promptly upon request of such Loan Party, make appropriate arrangements for making any Instrument pledged by such Loan Party available to such Loan Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent reasonably deemed appropriate by the Collateral Agent, against trust receipt or like document).

         SECTION 5.13 GUARANTEES.

         (a) If, after the Closing Date, (a) the Borrower or any Subsidiary shall acquire or create another Subsidiary (other than (i) an Insignificant Domestic Subsidiary or (ii) a Foreign Subsidiary) or (b) any Subsidiary that was an Insignificant Domestic Subsidiary fails to continue to qualify as an Insignificant Domestic Subsidiary, then, in each such case, cause such Subsidiary to:

                  (1) execute and deliver to the Collateral Agent a Guarantee Agreement; and

                  (2) deliver to the Lenders one or more opinions of counsel satisfactory to the Collateral Agent that such Guarantee Agreement (x) has been duly authorized, executed and delivered by such Subsidiary and (y) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms.

         In addition, in the event that (a) the aggregate net sales of all Insignificant Domestic Subsidiaries which have not become Guarantors exceed 5.0% of the consolidated net sales of the Borrower and the Subsidiaries for any fiscal quarter or (b) the aggregate tangible assets of all Insignificant Domestic Subsidiaries which have not become Guarantors exceed 5.0% of Total Tangible Assets as of the end of any such fiscal quarter, the Borrower shall cause one or more Domestic Subsidiaries to become Guarantors and take such other actions so that the Insignificant Domestic Subsidiaries which have not become Guarantors do not exceed in the aggregate either of the totals in clause (a) or
(b) of this paragraph.

         The Borrower may at its option cause any other Subsidiary to become a Guarantor by complying with the provisions of clauses (1) and (2) above.

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

         (b) Cause each Subsidiary which now or hereafter guarantees any of the obligations under the Borrower's Notes, concurrent with the granting of any such guarantee, to guarantee the Borrower's obligations hereunder by duly executing and delivering a Guarantee Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any Subsidiaries to:

         SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness of the Borrower and the Guarantors under the Notes Documents in an aggregate principal amount not to exceed (i) in the case of the 6-7/8% Senior Notes, $94.7 million and refinancings thereof provided that such refinancing Indebtedness meets the terms and conditions set forth in the proviso to clause (c) below provided further that the maturity of the refinancing Indebtedness shall be no earlier than 91 days after the Term Loan Maturity Date (without giving effect to the proviso in the definition thereof) and (ii) in the case of the 11% Senior Notes, prior to the close of business on the Closing Date, E205.0 million and, thereafter, E20.0 million, in each case less the aggregate amount of all repayments thereunder effected after the Closing Date;

                  (c) Indebtedness actually outstanding on the Closing Date and listed on Schedule 6.01 (other than the Notes and any intercompany Indebtedness), and refinancings or renewals thereof; provided that (i) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith; (ii) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced; and (iii) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;

                  (d) intercompany Indebtedness of the Borrower and the Subsidiaries outstanding to the extent permitted by Section 6.04(d);

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

                  (e) in addition to any Indebtedness permitted by the preceding paragraph (d), Indebtedness of any Wholly Owned Subsidiary to the Borrower or another Wholly Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

                  (f) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within fifteen Business Days;

                  (g) Purchase Money Indebtedness or Indebtedness in respect of Capital Lease Obligations and refinancings or renewals thereof incurred after the Closing Date in an aggregate amount not to exceed at any time outstanding $20.0 million;

                  (h) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

                  (i) Contingent Obligations of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder and other Contingent Obligations of the Borrower or any Guarantor in respect of obligations of the Borrower, any Subsidiary or any Guarantor (other than Indebtedness) incurred in the ordinary course of business; and

                  (j) other Indebtedness (in addition to the Indebtedness permitted in the foregoing clauses (a)-(i)) of the Borrower not to exceed $20.0 million in the aggregate at any time outstanding; provided that the Borrower may incur such Indebtedness only if at the time of such incurrence no Default shall have occurred and be continuing.

                  Notwithstanding the foregoing, the Borrower shall not incur more than $50,000 of Indebtedness (in addition to Indebtedness outstanding on the Closing Date) secured under that certain security agreement (as amended) dated as of December 27, 1994 by Optical Electro Forming Inc. in favor of United Financial Group, Inc.

         SECTION 6.02 LIENS. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon or with respect to any property or assets now owned or hereafter acquired by it or any Subsidiary or on any income or revenues or rights in respect thereof, except as provided for in the Loan Documents, or sell any Collateral, property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral, property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following (the "Permitted Liens"):

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any

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         such charge or claim which has or may become a Lien against an of the
         Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                  (b) Liens in respect of property of the Borrower or any of the Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and (ii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                  (c) Liens in existence on the Closing Date and set forth on Schedule 6.02; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and
         (ii) such Liens do not encumber any property or assets other than the property or assets subject thereto on the Closing Date of Borrower or any Subsidiary;

                  (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) materially impairing the value or marketability of such Real Property and (iii) materially interfering with the conduct of the business of the Borrower and the Subsidiaries at such Real Property;

                  (e) Liens arising out of judgments or awards not resulting in a Default and in respect of which the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $2.0 million at any time outstanding;

                  (f) Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders

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

         entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by Law, such Liens shall in no event encumber any Property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $250,000 in the aggregate;

                  (g) any interest or title of a lessor, sublessor, licensee or licensor under any Lease permitted by this Agreement;

                  (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

                  (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and the Subsidiaries;

                  (j) Liens to secure Purchase Money Indebtedness or arising pursuant to Capital Lease Obligations incurred pursuant to
         Section 6.01(g); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed to secure Purchase Money Indebtedness or pursuant to Capital Lease Obligations and do not encumber any other property of any Loan Party;

                  (k) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                  (l) Liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with the Borrower or any Subsidiary (and not created in anticipation or contemplation thereof), including without limitation, Liens securing Acquired Indebtedness; provided that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Borrower or a Subsidiary; and

                  (m) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $15.0 million at any time outstanding;

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provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, any Intellectual Property or any PP&E, except for existing negative pledges under the Notes Documents and other Material Contracts listed on Schedule 3.10(b), which negative pledges shall be exclusive to Administrative Agent as additional consideration for Lender's agreements under the Loan Documents.

         Except with respect to specific property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 6.02, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon their property (including, without limitation, intellectual property of the Borrower and its Subsidiaries), whether now owned or hereafter acquired, except pursuant to the Loan Documents, the Notes Documents containing such prohibitions or restrictions not more restrictive or prohibitive in any material respect than those contained in the Notes Documents and customary provisions contained in Leases.

         SECTION 6.03 SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.05 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

         SECTION 6.04 INVESTMENTS, LOANS AND ADVANCES. Directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "Investments"), except that the following shall be permitted:

                  (a) the Borrower and the Subsidiaries may acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

                  (b) the Borrower and the Subsidiaries may acquire and hold cash and Cash Equivalents;

                  (c) the Borrower and the Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

                  (d) any Loan Party may make intercompany loans to any other Loan Party; provided that upon the request of the Collateral Agent or the Required Lenders any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by the Borrower or the respective Wholly Owned Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the Security Agreement;

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

                  (e) the Borrower and the Subsidiaries may sell or transfer amounts to the extent permitted by Section 6.05;

                  (f) the Borrower may establish Subsidiaries to the extent permitted by Section 6.17;

                  (g) the Borrower or any Subsidiary may consummate Permitted Acquisitions;

                  (h) loans and advances to directors, officers and employees of the Borrower and the Subsidiaries for bona fide business purposes in an aggregate amount not to exceed $2.0 million at any time outstanding;

                  (i) Investments by any Loan Party in any other Loan Party for so long as a Loan Party;

                  (j)      Investments in any Loan Party by any Subsidiary;

                  (k) Investments outstanding on the Closing Date and set forth on Schedule 6.04(k);

                  (l) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (m) Investments made by the Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.05;

                  (n) lease, utility and other similar deposits in the ordinary course of business;

                  (o) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

                  (p) Investments (other than Collateral) by the Borrower or any Subsidiary in any other Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary; provided, however, that upon the request of the Collateral Agent or the Required Lenders all or any part of such Investments made as intercompany indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Collateral Agent pursuant to documentation, reasonably satisfactory to the Collateral Agent;

                  (q) Investments in the form of intercompany loans by the Borrower in Subsidiaries located in China, Brazil and Venezuela not to exceed $25.0 million in the aggregate to support such Subsidiaries' development, construction and expansion of production lines; provided, however, that upon the request of the Collateral Agent or the Required Lenders all or any part of such Investments shall be evidenced by promissory notes in form, and shall be pledged to the Collateral Agent pursuant to documentation, reasonably satisfactory to the Collateral Agent;

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

                  (r) Investments for the purpose of repaying the Notes or repurchasing the bond obligations under the Notes, to the extent permitted by Section 6.14;

                  (s) other Investments in an aggregate amount not to exceed $15.0 million at any time outstanding (with such Investment being valued as of the date made and without regard to subsequent changes in value); and

                  (t) Investments for the purpose of repurchasing Equity Interests in the Borrower or any Subsidiary in an amount not to exceed, together with any Dividends paid pursuant to Section 6.06, $20.0 million in the aggregate; or, in the event, both before and after giving effect to such Investment, the Borrower's Total Leverage Ratio is less than 1.5 to 1.0, $40.0 million in the aggregate.

         SECTION 6.05 MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any person (or agree to do any of the foregoing at any future time), except that:

                  (a) Capital Expenditures by the Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.08;

                  (b) each of the Borrower and the Subsidiaries may, in the ordinary course of business, sell, lease or otherwise dispose of any equipment that is obsolete or no longer useful in its business with fair market value of less than $5.0 million (or such greater amount as approved in writing by Required Lenders) in the aggregate in any fiscal year, provided, that such limitation shall not apply to dispositions of assets (including real property) in connection with closing of facilities of the Borrower or any of the Subsidiaries in an aggregate amount not to exceed $20.0 million for the period from the Closing Date to December 31, 2004;

                  (c) each of the Borrower and the Subsidiaries may make sales, leases or other dispositions of equipment or real or personal property of the Borrower or any Subsidiary determined by the Board of Directors or senior management of the Borrower or such Subsidiary to be no longer useful or necessary in the operation of the business of the Borrower or such Subsidiary; provided that the Net Cash Proceeds thereof shall be applied in accordance with Section 2.13(b);

                  (d) Investments and Permitted Acquisitions may be made to the extent permitted by Section 6.04;

                  (e) each of the Borrower and the Subsidiaries may lease (as lessee) real or personal property and may guaranty such lease in the ordinary course of business (i) to the extent otherwise permitted hereunder and (ii) so long as any such lease does not create a Capital Lease Obligation except to the extent permitted by Section 6.01;

                  (f) each of the Borrower and the Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including without limitation sales or transfers of inventory by the Borrower to the Subsidiaries);

                  (g) any Loan Party may transfer, lease or otherwise acquire property or assets to or from any other Loan Party and any Subsidiary may transfer or lease any property or assets to any Loan Party or any Wholly Owned Subsidiary may be merged into the Borrower (so long as the Borrower is the surviving corporation of such merger) or any other Wholly Owned Subsidiary that is a Guarantor; provided, however, that the Lien on and security interest in such property granted in favor of the Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of Section 5.11; and

                  (h) the Borrower and the Subsidiaries may make sales, leases or other dispositions of assets through Capital Asset Exchanges.

To the extent the Required Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to the Borrower or its subsidiaries) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall take all actions deemed appropriate in order to effect the foregoing.

         SECTION 6.06 DIVIDENDS. Authorize, declare or pay, directly or indirectly, any Dividends with respect to the Borrower or any Subsidiary, except that any Subsidiary of the Borrower (i) may pay cash Dividends to the Borrower or any Wholly Owned Subsidiary of the Borrower, and (ii) if such Subsidiary is not a Wholly Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary), and except that the Borrower and any Subsidiary may pay Dividends in an aggregate amount not to exceed, together with any amounts expended pursuant to Section 6.04(t), $20.0 million; or, in the event that, both before and after giving effect to any such Dividend, the Borrower's Total Leverage Ratio does not exceed 1.5 to 1.0, $40.0 million.

         SECTION 6.07 TRANSACTIONS WITH AFFILIATES. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any Subsidiary, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that:

                  (a)      Dividends may be paid to the extent provided in
         Section 6.06;

                  (b) Investments may be made and other transactions may be entered into between and among the Borrower and the Subsidiaries to the extent permitted by Sections 6.01 and 6.04; and

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

                  (c) reasonable director, officer and employee compensation and other benefits (including retirement, health and other benefit plans) and indemnification arrangements, in each case approved by the Independent Directors, shall be permitted.

         SECTION 6.08 CAPITAL EXPENDITURES

Make any Capital Expenditures, except that during each fiscal year listed below, the Borrower and the Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed the amount set forth opposite such fiscal year:

     Fiscal Year Ended                            Amount
     -----------------                            ------
March 31, 2004                                 $30,000,000
March 31, 2005                                 $30,000,000
March 31, 2006                                 $35,000,000
March 31, 2007                                 $35,000,000
March 31, 2008 and thereafter                  $40,000,000

; provided, however, that the unused portion of the permitted Capital Expenditure amount as set forth above in any fiscal year may be used in the immediately following fiscal year in addition to the amounts otherwise permitted in such fiscal year.

         SECTION 6.09 COVERAGE RATIOS. (a) Permit the Consolidated Interest Coverage Ratio for any four fiscal quarter period ending during any period set forth below, after giving pro forma effect to the Refinancing as if the Refinancing had occurred on the first day of such four quarter period for each four quarter period ending prior to December 31, 2004, to be less than the ratio set forth opposite such period below:

           Period                                       Ratio
           ------                                       -----
Closing Date - March 31, 2005                        3.25 to 1.0
April 1, 2005 and thereafter                         3.50 to 1.0

(b) Permit the Consolidated Fixed Charge Coverage Ratio for any four fiscal quarter period ending during any period set forth below, after giving pro forma effect to the Refinancing as if the Refinancing had occurred on the first day of such four quarter period for each four quarter period ending prior to December 31, 2004, to be less than the ratio set forth below opposite such period below:

          Period                                       Ratio
          ------                                       -----
Closing Date - March 31, 2005                        1.1 to 1.0
April 1, 2005 and thereafter                         1.2 to 1.0

         SECTION 6.10 MAXIMUM TOTAL LEVERAGE RATIO. Permit the Total Leverage Ratio, at any time during any period set forth below to be greater than the ratio set forth opposite such period below:

          Period                                  Ratio
          ------                                  -----
Closing Date - March 31, 2005                  3.25 to 1.0
April 1, 2005 - March 31, 2006                 3.00 to 1.0
April 1, 2006 and thereafter                   2.75 to 1.0

         SECTION 6.11 MINIMUM NET WORTH. Permit Consolidated Net Worth, calculated on a Pro Forma Basis and without giving effect to any cumulative translation adjustments, at any time on or after September 30, 2003 to be less than the sum of $256.0 million, plus 50% of positive Consolidated Net Income for each fiscal quarter after September 30, 2003 to the date of calculation.

         SECTION 6.12 MAXIMUM SENIOR SECURED DEBT RATIO. Permit the Senior Secured Debt Ratio at any time during any period set forth below to be greater than the ratio set forth opposite such period below:

           Period                                  Ratio
           ------                                  -----
Closing Date - March 31, 2005                  2.50 to 1.00
April 1, 2005 - March 31, 2006                 2.25 to 1.00
April 1, 2006 - March 31, 2007                 2.00 to 1.00
April 1, 2007 and thereafter                   1.75 to 1.00

         SECTION 6.13 MINIMUM LIQUIDITY. Permit the aggregate of unrestricted cash and unrestricted Cash Equivalents of the Borrower to be less than $25.0 million at any time.

         SECTION 6.14 LIMITATION ON MODIFICATIONS OR PREPAYMENT OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, OR OTHER CONSTITUTIVE DOCUMENTS, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC.

         (a) Amend or modify, or permit the amendment or modification of, any provision of any Indebtedness (other than the Loan Documents) or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under Section 6.01(c).

         (b) Make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption of, any Indebtedness outstanding under the Notes; provided that (i) the Borrower may consummate the Debt Tender Offer, (ii) the Borrower may pay, prepay, redeem, defease or acquire Indebtedness outstanding under the Notes in an amount of up to $10.0 million and may refinance the 6-7/8% Senior Notes as permitted by Section 6.01(b) and (iii) the Borrower may prepay, redeem or defease the Notes using any portion of Excess Cash Flow not required to be used to repay the Loans pursuant to Section 2.13(f), provided that, both before and after giving effect to such prepayment, redemption or defeasance pursuant to this clause (iii), no Default shall have occurred and be continuing and the Borrower's Total Leverage Ratio shall not exceed 1.75 to 1.00.

         (c) Amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders' agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (c) or any such new agreements pursuant to this clause (c) which do not in any way materially adversely affect in any material respect the interests of the Lenders.

         SECTION 6.15 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) the Notes Documents containing such encumbrances or restrictions not more restrictive in any material respect than those contained in the Notes Documents; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business; (vi) restrictions imposed by the holder of a Lien permitted by Section 6.02 which restrict the transfer of the asset or assets subject thereto; and (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement.

         SECTION 6.16 LIMITATION ON ISSUANCE OF CAPITAL STOCK. Issue, or permit any Subsidiary to issue, any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) any of the foregoing where the Net Cash Proceeds of any such Equity Issuance is applied by Borrower to the then-outstanding Indebtedness of Borrower and its Subsidiaries to the extent outstanding and which repayment is then permitted in accordance with its terms without any prepayment fee or premium, (ii) for stock splits, stock dividends and additional Equity Interest issuances which do not decrease the percentage ownership of the Borrower or any Subsidiary in any class of the Equity Interest of such Subsidiary, (iii) Subsidiaries of the Borrower formed after the Closing Date pursuant to Section 6.17 may issue Equity Interests to the Borrower or the respective Subsidiary of the Borrower which is to own such stock, (iv) issuances by the Borrower of non-qualified options to purchase stock of the Borrower to managers, officers and directors of the Borrower in connection with any performance-based stock option plan (all Equity Interests issued to any Loan Party in accordance with this Section 6.16 shall, to the extent required by the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement), (v) up to $50.0 million in the aggregate during the period from the Closing Date to the Term Loan Maturity Date of Equity Interests in the Borrower may be issued to pay all or part of the purchase price in a merger or acquisition permitted under this Agreement and (vi) proceeds of the Equity Financing.

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

         SECTION 6.17 LIMITATION ON CREATION OF SUBSIDIARIES. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that the Borrower may establish or create one or more Wholly Owned Subsidiaries of the Borrower or one of its Wholly Owned Subsidiaries without such consent so long as (i) 65% of the Equity Interests of any new Direct Foreign Subsidiary (other than an Insignificant Direct Foreign Subsidiary) is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement and (ii) upon the creation or establishment of any new Domestic Subsidiary (other than an Insignificant Subsidiary) such Subsidiary becomes a party to the applicable Security Documents in accordance with Section 5.11 and the other Loan Documents.

         SECTION 6.18 BUSINESS. Engage (directly or indirectly) in any business other than the Eyeglass Lens Business of the type conducted as of the Closing Date.

         SECTION 6.19 LIMITATION ON ACCOUNTING CHANGES. Make or permit any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP. In the event that any such changes are required by GAAP, the terms and conditions of this Agreement shall be changed as the Administrative Agent may deem reasonably necessary to take account of such changes.

         SECTION 6.20 FISCAL YEAR. Change its fiscal year-end to a date other than March 31.

         SECTION 6.21 INTEREST RATE PROTECTION AND HEDGING. Nothing in this
Article VI shall prohibit Borrower or any Subsidiary from purchasing or entering into agreements for interest rate protection, hedging, foreign currency exchange or commodity price protection with any Lender or other party; provided, however, that the Security Documents shall only secure obligations to Lenders (and the Existing Issuer as defined therein) for such agreements and liabilities thereunder.

         SECTION 6.22 ANTI-TERRORISM LAW. The Loan Parties shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.25 above,
(ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.23).

         SECTION 6.23 EMBARGOED PERSON. At all times throughout the term of the Loans, (a) none of the funds or assets of the Loan Parties that are used to repay the Loans shall, to the knowledge of any Loan Party, constitute property of, or shall be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially
Desig-

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

nated Nationals and Blocked Persons" (the "SDN List") maintained by OFAC, and/or to the knowledge of any Loan Party, as of the date thereof, based upon reasonable inquiry by such Loan Party, on any other similar list ("Other List") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "Executive Orders"), and (b) no Embargoed Person shall, to the knowledge of any Loan Party, have any direct interest, as of the date hereof, based upon reasonable inquiry by any Loan Party, indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

         SECTION 6.24 ANTI-MONEY LAUNDERING. At all times throughout the term of the Loans, to the knowledge of any Loan Party, as of the date hereof, based upon reasonable inquiry by such Loan Party, none of the funds of such Loan Party that are used to repay the Loans shall be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by any Loan Party pursuant to any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by or on behalf of any Loan Party pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in
         Article VI;

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

                  (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $2.5 million at any one time;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary; or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors;
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $2.5 million shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecu-tive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $1.0 million;

                  (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Documents)) in favor of the Collateral Agent, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

                  (l) any Guarantee Agreement shall cease to be in full force and effect;

                  (m) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

                  (n)      there shall have occurred a Change in Control; or

                  (o) any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein

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

or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

         In order to expedite the transactions contemplated by this Agreement,
(a) Union Bank of California, N.A., is hereby appointed to act as Administrative Agent and (b) Union Bank of California, N.A., is hereby appointed to act as Collateral Agent and, in each case, on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases and supplements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or their own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with instructions of the Required Lenders and, ex-

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cept as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the written consent of the Borrower, which consent shall not be unreasonably withheld; provided that such consent shall not be required if such successor shall be a Lender under this Agreement or if any Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders and consented to by the Borrower as provided herein and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in San Francisco, California, having a combined capital and surplus of at least $5.0 billion or an Affiliate of any such bank; provided that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent. The Agents need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Agents

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hereunder, or (subject to Section 2.18) for any monies received by it in its capacity as a Lender hereunder.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the aggregate amount of its outstanding Commitment hereunder) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees to reimburse the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each of the parties hereto acknowledges and agrees that the Syndication Agents and the Joint Lead Arrangers shall have no duties, responsibilities, obligations or liabilities, as such, hereunder or under the other Loan Documents.

         The Collateral Agent in its capacity as trustee or otherwise under any Security Document governed by English law (an "English Security Document") (a) is not liable for any failure, omission or defect in perfecting or registering the security constituted or created by any English Security Document, (b) may accept without enquiry such title as the Borrower or any Guarantor may have to any asset secured by any English Security Document, (c) is not under any obligation to hold any English Security Document or any other document in connection with the Loan Documents or the assets secured by any English Security Document (including title deeds) in its own possession or to take any steps to protect or preserve the same, and (d) may permit the Borrower and/or any Guarantor to retain any English Security Document or other document in its possession.

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         Except where the Collateral Agent holds a legal mortgage over, or over an interest in, real property or shares, the Collateral Agent in its capacity as trustee or otherwise shall not be under any obligation to hold any title deeds, English Security Documents or any other documents in connection with the property charged by any English Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Collateral Agent may permit the Borrower or the Guarantor, as the case may be, to retain such title deeds and other documents in its possession.

         All moneys which under the trusts contained in the English Security Documents are received by the Collateral Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Collateral Agent in any investment authorized by English law for the investment by trustees of trust money or in any other investments which may be selected by the Collateral Agent. Additionally, the same may be placed on deposits in the name of or under control of the Collateral Agent at such bank or institution (including the Collateral Agent) and upon such terms as the Collateral Agent may think fit.

         Each Secured Party authorizes, empowers and directs the Collateral Agent (by itself or by such person as it may nominate) to execute and enforce the English Security Documents as trustee on its behalf in accordance with the terms of such English Security Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a)      if to the Borrower, to it at:

                           Sola International Inc.
                           10590 West Ocean Air Drive
                           Suite 300
                           San Diego, California  92130
                           Attention: Ronald F. Dutt, Chief Financial Officer Telecopy No.: (858) 314-0340
                           Telephone No.: (858) 314-1105
                           Email: rdutt@solaintl.com

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                           copies to:

                                    Gardner Carton & Douglas LLP
                                    191 North Wacker Drive
                                    Suite 3700
                                    Chicago, Illinois  60606-1698
                                    Attention: George C. McKann
                                    Telecopy No.: (312) 569-1127
                                    Telephone No.: (312) 569-3127
                                    Email: gmckann@gcd.com

         (b)      if to the Administrative Agent or Collateral Agent, to:

                                    Union Bank of California, N.A.
                                    350 California Street, 10th Floor
                                    San Francisco, California  94104
                                    Attention:  Ryan C. Bradley
                                    Telecopy No.:  (415) 705-7111
                                    Telephone No.:  (415) 705-7308
                                    Email: ryan.bradley@uboc.com

                           copies to:

                                    Cahill Gordon & Reindel LLP
                                    80 Pine Street, 17th Floor
                                    New York, New York  10005
                                    Attention: Michael E. Michetti
                                    Telecopy No.: (212) 269-5420
                                    Telephone No.: (212) 701-3689
                                    Email: mmichetti@cahill.com

         (c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the earlier of the date of receipt or the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

         SECTION 9.02 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the

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making by the Lenders of the Loans and the issuance of Letters of Credit by the
Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender.

         SECTION 9.03 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts (or fax copies of counterparts) hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04 SUCCESSORS AND ASSIGNS.

         (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of such Lender and except in the case of an assignment of Term Loans made in connection with the primary syndication (as determined by the Joint Lead Arrangers) of the Term Loan Commitment and the Term Loans by the Joint Lead Arrangers, (w) the Administrative Agent (and, in the case of any assignment of a Commitment, the Issuing Bank) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (x) unless a Default or Event of Default has occurred and is continuing, the Borrower must give its prior consent to such assignment (which consent shall not be unreasonably withheld or delayed), (y) prior written notice shall be given by the Administrative Agent to UBS Securities LLC and J.P. Morgan Securities Inc. (provided that any failure by the Administrative Agent to provide any such notice shall not affect the validity of such assignment) and
(z) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2.5 million in the case of an assignment of Revolving Commitments or Revolving Loans and $1.0 million in the case of an assignment of Term Loan Commitments or Term Loans (or, if less, the entire remaining amount of such Lender's Commitment) or such lesser amount as to which the Administrative

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Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may from time to time agree; (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00, payable by such parties except as otherwise provided herein; and
(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (a) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (b) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of,

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and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender (with respect to its own interest), at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrower and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders; provided that no participating bank or other entity shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by the transferor Lender to such participating bank or other entity had no such transfer occurred; and
(iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers increasing or decreasing the Commitment of such Lender (except in connection with a ratable decrease in the Commitments of all Lenders), subjecting such Lender to any additional obligation, reducing the principal of or rate of interest on, or change the currency of, any Loan of such Lender, postponing the date fixed for any payment of principal of or interest on any Loan of such Lender, amending or modifying the definition of the term "Required Lenders", or modifying the provisions of Section 9.08).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of such

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confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis on terms no less restrictive than those applicable to Lenders pursuant to Section 9.16 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

         (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         SECTION 9.05 EXPENSES; INDEMNITY.

         (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including but not limited to expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or in connection with any amendments (or proposals thereof), modifica-

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tions (or proposals thereof), enforcement costs, documentary taxes or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated). The Borrower agrees to pay all reasonable out of pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

         (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, trustees, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the administration of the Collateral or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any Real Property owned, leased or operated by the Borrower or any Subsidiary, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

         SECTION 9.06 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender (provided that the failure to give such notice shall not affect the validity of such setoff and application).

         SECTION 9.07 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08 WAIVERS; AMENDMENT.

         (a) No failure or delay of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall in and of itself entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall:

                  (i) increase the Commitment of any Lender without the written consent of such Lender;

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender directly affected thereby;

                  (iii) postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.11, or the required date of payment of any reimbursement obligation, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender directly affected thereby;

                  (iv) change Section 2.17 or 2.18 in a manner that would alter the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender;

                  (v) change the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document (including this Section 9.08) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

                  (vi) release any Guarantor from its Guarantee Agreement (except as expressly provided in the Loan Documents, or limit its liability in respect of such Guarantee Agreement, without the written consent of each Lender;

                  (vii) release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender;

                  (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; or

                  (ix) expressly amend, modify, supplement or waive any condition precedent in Section 4.01 to any Revolving Credit Borrowing without the written consent of Revolving Lenders having Revolving Loans, L/C Exposure and unused Revolving Commitments representing more than 50% of the sum of all Revolving Loans outstanding, L/C Exposure and unused Revolving Commitments at such time;

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders), or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.08 if such Class of Lenders were the only Class of Lenders hereunder at the time.

         SECTION 9.09 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be con-tracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated, and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10 ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relating to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). Any invalid, illegal or unenforceable provision shall be deemed replaced with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13 COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16 CONFIDENTIALITY. The Administrative Agent, Issuing Lender and each Lender (each, a "Lending Party") agrees to keep confidential in accordance with its customary practice (and to use its reasonable efforts to cause its respective agents and representatives to keep confidential) any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other person if reasonably incidental to the administration or hedging of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency,
(e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to such Lending Party other than as a result of a disclosure by such Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee and (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

                  Notwithstanding the foregoing, and notwithstanding any other express or implied agreement or understanding to the contrary, each of the parties hereto and their and their Affiliates' respective employees, representatives, and other agents are authorized to disclose the federal tax treatment and federal tax structure of these transactions to any and all persons, without limitation of any kind. Each of the parties hereto may disclose all materials of any kind (including opinions or other tax analyses) insofar as they relate to the federal tax treatment and federal tax structure of the transactions contemplated by the Loan Documents. This authorization is retroactively effective to the commencement of the first discussions between or among any of the parties regarding the transactions contemplated hereby and by the other Loan Documents, but does not extend to disclosure of any other information including (without limitation) (a) the identities of participants or potential participants in the transactions, (b) the existence or status of any negotiations, (c) any pricing or other financial information or (d) any other term or detail not related to the federal tax treatment and federal tax structure of the transactions contemplated by the Loan Documents.

         SECTION 9.17 LENDER ADDENDUM. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                SOLA INTERNATIONAL INC.

                                By:    /s/ Ronald F. Dutt
                                   ---------------------------------------------
                                   Name:  Ronald F. Dutt
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                                UNION BANK OF CALIFORNIA, N.A.,
                                  as Administrative Agent, Collateral Agent and an Issuing Bank

                                By:   /s/ Ryan C. Bradley
                                   ---------------------------------------------
                                   Name:  Ryan C. Bradley
                                   Title: Vice President

                                         UBS SECURITIES LLC,
                                         as Co-Syndication Agent

                                         By:        /s/ John C. Crockett
                                            ------------------------------------
                                            Name:   John C. Crockett
                                            Title:  Director

                                         By:        /s/ Oliver O. Trumbo II
                                            ------------------------------------
                                            Name:   Oliver O. Trumbo II
                                            Title:  Director

                                         JP MORGAN CHASE BANK,
                                           as Co-Syndication Agent

                                         By:        /s/ C. Scott Fields
                                           -------------------------------------
                                            Name:   C. Scott Fields
                                            Title:  Vice President

                                         U.S. Bank National Association,
                                             as Documentation Agent

                                         By:        /s/ Janet Jordan
                                            ------------------------------------
                                            Name:   Janet Jordan
                                            Title:  Vice President

                                                                Schedule 2.22(b)

                                LETTERS OF CREDIT

1. Irrevocable Standby Letter of Credit No. 306S234450, dated November 3, 2003, in the amount of US $1,050,000, issued by Union Bank of California, N.A. to CHINATRUST COMMERCIAL BANK, as beneficiary.

2. Irrevocable Standby Letter of Credit No. 306S234448, dated May 8, 2003, in the amount of US $550,000, issued by Union Bank of California, N.A. to LUMBERMANS MUTUAL CASUALTY COMPANIES, as beneficiary.

                                                                Schedule 3.08(a)

                                  SUBSIDIARIES

Unless otherwise indicated, all subsidiaries are, either directly or indirectly, wholly owned by the Loan Parties.

SUBSIDIARY                                                    % OWNED BY THE BORROWER (1)
----------                                                    ------------------------
SOLA Argentina S.A.                                           100%
SOLA Optical Partners, A Limited Partnership                  100%
SOLA Optical Holdings (Pty.) Ltd.                             100%
Sola Technologies Pty. Ltd.                                   100%
SOLA Corporation Limited                                      100%
SOLA International Holdings Ltd.                              100%
American Optical Benelux N.V.                                 100%
Sola Belgium N.V.                                             100%
SOLA Brasil Industria Optica Ltda                             100%
American Optical Brasil Ltda.                                 100%
SOLA Industria e Comercio Ltda                                100%
Sociedade Amazonense de Oculos Ltda                           100%
American Optical Lens Company Limited                         100%
1132782 Ontario, Inc.                                         100%
SOLA Optical CZ S.R.O.                                        100%
Sola Nordic AS                                                100%
SOLA Optical (U.K.) Limited                                   100%
UKO International Limited                                     100%
American Optical UK Ltd.                                      100%
Raphael Taylor Group Limited                                  100%
United Kingdom Optical Company Limited                        100%
The Hadley Company Limited                                    100%
Levers Optical (Manufacturing) Limited                        100%
J&H Taylor Group Limited                                      100%
Raphael's Limited                                             100%
UKO International (Overseas Holding) Ltd.                     100%
M. Wiseman and Company (South Africa) Limited                 100%
M. Wiseman and Company (Zimbabwe) Limited                     100%
AO European Services Limited                                  100%
Alpha Lens Company Limited                                    100%
British American Optical Company Limited                      100%
Chadwick Taylor Limited                                       100%
U.K. Wiseman Limited                                          100%
M. Wiseman and Company Limited                                100%
Sola International Logistic Services Limited                  100%
SOLA Optical Holdings S.A.R.L.                                100%
Industrie Optique SOLA S.A.                                   100%
SOLA Optical S.A.                                             100%
AO Ouest Optique S.A.                                         100%
SOLA Optical Holdings GmbH                                    100%
SOLA Optical GmbH                                             100%
American Optical GmbH                                         100%
SOLA Hong Kong Ltd.                                           100%

--------------------------
(1) Indicates direct ownership and indirect ownership through subsidiaries

SUBSIDIARY                                                     % OWNED BY THE BORROWER(2)
----------                                                     ------------------------
SOLA Optical Lens Marketing Pvt. Ltd.                          100%
SOLA Holdings Ireland Limited                                  100%
SOLA IFSC                                                      100%
SOLA ADC Lenses Limited                                        100%
SOLA RDC Limited                                               100%
SOLA Ophthalmic Products Ltd.                                  100%
SOLA Optical Italia S.p.A.                                     100%
American Optical Italia S.R.L.                                 100%
SOLA Optical Japan Limited                                     100%
Solnox Optical Ltd.                                             50%
Sola Ophthalmic Lens Distribution SDN BHD                      100%
Lentes SOLA S.A. de C.V.                                       100%
American Optical de Mexico S.A. de C.V.                        100%
Optica Sola de Mexico, Srl                                     100%
Imgo Industries B.V.                                           100%
Sola Technologies Limited                                      100%
SOLA Optical (Poland) S.P.Z.O.O.                               100%
IOLA Industria Optical S.A.                                     89%
SOLA Optical Singapore Pte. Ltd.                               100%
American Optical Co. Pte. Ltd.                                 100%
American Optical Company International A.G.                    100%
SOLA Optical Taiwan Ltd.                                       100%
SOLA Optical Holdings I Ltd.                                   100%
SOLA Optical Holdings II Ltd.                                  100%
SOLA Optical Holdings III Ltd.                                 100%
SOLA Optical Holdings IV Ltd.                                  100%
SOLA Optical Holdings V Ltd.                                   100%
SOLA Optical Holdings VI Ltd.                                  100%
SOLA Optical Holdings Aus. Ltd.                                100%
SOLA Optical Holdings Fr. Ltd.                                 100%
SOLA Optical Holdings Mex. LLC                                 100%
American Optical Lens Company                                  100%
SOLA Custom Coatings Inc.                                      100%
Siouxland Ophthalmic Labs, Inc.                                100%
Kansas City Ophthalmics, LLC                                   100%
SOLA de Venezuela Industria Optica C.A.                        100%
SOLA Optical China Limited                                      76%
SOLA G.J. Lens Manufacturing Ltd.                              100%**
SOLA Shanghai Ltd.                                              50%**
SOLA Optical Guangzhou Ltd.                                    100%**
SOLA Optical Espana Lentes Oftalmicas SL                       100%
Copeland Optical Inc.                                          100%
American Optical IP Companies                                  100%

** Indicates percentage ownership of Sola Optical China Limited in which Borrower holds a 76% interest.

                                                                Schedule 3.08(b)

                                 STRUCTURE CHART

                                  See Attached

-------------------------------
(1) Indicates direct ownership and indirect ownership through subsidiaries

                            SOLA INTERNATIONAL INC.
                                GROUP STRUCTURE

                                  [FLOW CHART]

                            [FLOW CHART (CONTINUED)]

                            [FLOW CHART (CONTINUED)]

                            [FLOW CHART (CONTINUED)]

                            [FLOW CHART (CONTINUED)]

                            [FLOW CHART (CONTINUED)]

                                                                   Schedule 3.09

                                   LITIGATION

                                      None

                                                                Schedule 3.10(a)

                               MATERIAL AGREEMENTS

Description of Material Agreement                                                        Consent required, if any
---------------------------------                                                        ------------------------
Rights Agreement dated as of August 27, 1998 between SOLA International Inc. and Bank    None
     Boston N.A.

Indenture by and between the Company and State Street Bank and Trust Company of          None
     California, N.A., as Trustee, dated March 31, 1998

Officers' Certificate Related to Terms of 6 7/8% Senior Notes due 2008                   None

Indenture dated as of April 17, 2001 by and between the Company and The Bank of          None
  New York, as Trustee, with respect to the 11% Notes due 2008

Registration Rights Agreement dated as of April 17, 2001 by and among the                None
     Company and UBS AG acting through its business group UBS Warburg, as
     Initial Purchaser, with respect to the 11% Notes due 2008

Purchase Agreement, dated as of September 1, 1993 by and between SOLA Holdings           None
     Inc., Pilkington plc and certain of Pilkington plc's subsidiaries

Lease Agreement between Optical SOLA de Mexico and Messrs. Salvadore                     None
     Luttenroth-Camou and Carlos Lutteroth-Lomeli (including English summary of principal terms)

SOLA Investors Inc. Stock Option Plan                                                    None

Amendment Number One to SOLA Investors Inc. Stock Option Plan                            None

Amended and Restated 1998 SOLA International Inc. Stock Option Plan                      None

Form of Indemnification Agreement between the executive officers and directors of the    None
     Company and the Company

SOLA International Inc. Management Incentive Plan                                        None

SOLA Optical 401(k) Savings Plan                                                         None

Trust Agreement entered into as of May 15, 1996 between SOLA Optical USA, Inc. and       None
     Chase Manhattan Bank, N.A.

Employment Agreement between Sola International Inc. and Jeremy Charles Bishop, dated    None
     as of November 6, 2000

Confidential Severance Agreement between Sola International Inc. and Barry J. Packham,   None
     dated January 1, 1997

Confidential Severance Agreement between Sola International Inc. and Mark Ashcroft,      None
     dated April 6, 2002

Credit Agreement dated as of October 28, 2002 among SOLA International Inc., the         Will be terminated in
     Lenders named therein, Union Bank of California, N.A., as Sole Lead Arranger, as    connection with Closing
     an Issuing Bank, as Administrative Agent, and as Collateral Agent for the Lenders

Letter Agreement dated as of December 31, 2002 to Credit Agreement dated as of October   Will be terminated in
     28, 2002 among SOLA International Inc., the Lenders named therein, Union Bank of    connection with Closing
     California, N.A. as Sole Lead Arranger, as an Issuing Bank, as Administrative
     Agent, and Collateral Agent for the

     Lenders
Employment Agreement between SOLA International Inc. and Ronald F. Dutt, dated           None
     September 4, 2003

                                                                Schedule 3.10(b)

                             LEASES OF REAL PROPERTY

Full Service Lease-Gross, dated July 10, 2000, between Borelli/Salera #15 and
     Sola International Inc.

Standard Office Lease-Gross, dated November 4, 1997, between Charles & Sharon
     Dunn and American Optical Lens Company, as amended

Standard Industrial Lease, dated June 12, 1989, as amended, between MIP
     Properties, Inc. (as successor) and Sola International Inc. (as successor)

Waples Court Lease, dated November 3, 2000, between Brookwood Sorrento
     Investors, L.L.C. and Sola International Inc.

Industrial Lease Agreement, dated November 8, 2000, between Industrial
     Developments International, Inc. and Sola International Inc., as amended

Sublease, dated June 19, 1996, between American Optical Corporation and American
     Optical Lens Company

Lease, dated March 1, 1996, as amended, between Plan Way Properties, L.L.C. (as successor) and Sola International Inc. (as successor)

Lease, dated January 5, 2000, between Spectron Laser Systems, Ltd. and Sola
     International Inc. (as successor)

Underlease, dated September 22, 1983, between Techno Limited and UKO
     International Ltd. (as assignee/successor)

Lease, dated June 1, 1998, between Halas Industrial Company Limited and UK
     Optical Limited

Lease, dated December 21, 1989, between Holford Estates Limited and Sola Optical
     UK Limited

Supplemental Lease, dated September 4, 2000, between Lucas Industries Limited and Sola Optical UK Limited

Bail Commercial, dated December 8, 2000, between Espace Enterprises du Pays de
     Fougeres and AO Ouest Optique

Bail Commercial, dated October 11, 2000, between S.C.I. des Quatre Vents and AO
     Ouest Optiquie

Bail Commercial, dated January 1, 2001, between Actipierre 2 and AO Ouest
     Optique

Memorandum of Lease, dated June 1, 1995, between Sola International Holdings
     Ltd. and Transitions Optical Pty. Ltd.

Memorandum of Lease, dated October 1, 1995, between Industrial and Commercial
     Premises Corporation and Sola International Holdings Limited

Lease, dated May 16, 2001, between 30 Jefferson Park Road, LLC and Sola
     International Inc.

Office Building Lease, dated July 24, 2001, between Torrey View Assoicates, LP and Sola International Inc.

First Amendment Original and Expansion Space dated July 25, 2003, between
     Hibiscus Torrey View, LLC and Sola International Inc.

Lease between Nick Perfito and SOLA International Inc. (as successor) with respect to 10025-10005 NW 19th Street, Miami Florida

Lease between T & B Realty and SOLA International Inc. (as successor) with respect to 6490 Commonwealth Drive, Roanoke, Virginia

Lease between MIE Properties Inc. and SOLA International Inc. (as successor) with respect to 812 W. Patapsco Avenue, Baltimore, Maryland

Lease between Carr-Rubin Associates LLP and SOLA International Inc. (as successor) with respect to 13100-56th Court, Clearwater, Florida

Lease, dated as of March 21, 2003, between Siouxland Ophthalmic Labs, Inc. and
     David A. Jochims, relating to 300 West 16th Street, Sheldon, Iowa

Lease between IDI Inc. and SOLA International Inc. with respect to 1000
     Worldwide Blvd, Hebron Ky 41048

Lease Agreement, dated June 1, 1999, between 42nd and Washington Street Partners and Kansas City Ophthalmics, LLC, relating to 13665 E. 42nd Terrace, Suite A, Independence, Missouri

Lease, dated January 1, 2001, between Burdette A. Maas and Julie A Maas, husband and wife, and Siouxland Ophthalmic Labs, Inc., relating to 4180 Alyssa Court, Iowa City, Iowa

Lease, dated May 24, 1999, between the Nisson Family Trust and the Copeland
     Optical Inc., as amended by the Lease Renewal Addendum, dated September 1, 2000, between Wilhelm and Associates and the Company

                                                                   Schedule 3.17

                              ENVIRONMENTAL MATTERS

                                      None.

                                                                   Schedule 3.18

                                    INSURANCE

TYPE OF POLICY                              POLICY NUMBER             CARRIER/INSURER
--------------                              -------------             ---------------
Property & Boiler/Machinery                 IMB 6455033               AIG

Marine Open Cargo & Stock Throughput        JC475203                  Lloyds

Commercial General Liability                35781928                  Chubb (Pacific Indemnity)

Business Automobile Liability               74983926 (CA & WVA)       Chubb (Federal Insurance)
                                            74984017 (VA)

Foreign Liability                           35782054                  Chubb (Great Northern)

Umbrella Liability                          93631808                  Chubb (Federal Insurance)

Crime                                       003509610                 AIG (National Union)

Fiduciary Liability                         8156-4953                 Chubb (Federal Insurance)

Employment Practices Liability              003509504                 AIG (National Union)

Directors and Officers                      3826287                   AIG (National Union)
                                            GA0757621                 Gulf
                                            593CM0543                 St. Paul
                                            81690547                  Chubb

Special Risk                                077844-012                Liberty

                                                                Schedule 4.03(b)

                                 FOREIGN COUNSEL

None.

                                                             Schedule 5.11(e)(i)

                           CERTAIN PLEDGED SECURITIES

Pledge of shares of Sola Optical China Ltd. (together with other documentation satisfactory to the Collateral Agent) including registration thereof under the laws of the British West Indies, if necessary, to be completed no later than 60 days following the Closing Date.

Pledge of shares of Sola Optical Italia SPA (together with other documentation satisfactory to the Collateral Agent) to be completed no later than 10 days following the Closing Date. Arrangement for local Italian bank to hold shares for Union Bank of California, N.A., as Collateral Agent to be completed no later than 45 days following the Closing Date.

Pledge of shares of Sola Optical Partners, a Limited Partnership (together with other documentation satisfactory to the Collateral Agent) to be completed no later than 5 days following the Closing Date. Registration of pledge of shares of Sola Optical Partners, a Limited partnership including the filing of ASIC forms, stamping of Deed of Mortgage of Securities and lodging of Deed of Mortgage of Securities to be completed no later than 30 days following the Closing Date.

Pledge of shares of Sola Brasil Industria Optica Ltda. (together with other documentation satisfactory to the Collateral Agent) to be completed no later than 5 days following the Closing Date. Registration of pledge of shares of Sola Brasil Industria Optica Ltda. in Brazil with Registry of Deed and amendment to Articles of Association of Sola Brasil Industria Optica Ltda. to be completed no later than 20 days after the Closing Date.

Pledge of shares of Sola Optical Holdings SARL in France (together with other documentation satisfactory to the Collateral Agent) to be completed no later than 5 days following the Closing Date. Registration of pledge of shares of Sola Optical Holdings SARL in France to be completed no later than 30 days following the Closing Date.

Pledge of shares of Optica Sola de Mexico, S de R.L. de C.V. (together with other documentation satisfactory to the Collateral Agent) to be completed no later than 5 days following the Closing Date. Notation of pledge of shares of Optica Sola de Mexico, S de R.L. de C.V. in Book of Registry of Partners thereof to be completed no later than 10 days following the Closing Date.

Pledge of shares of Sola Optical (UK) Limited in the United Kingdom (together with other documentation satisfactory to the Collateral Agent) to be completed no later than 5 days following the Closing Date. Registration of Deed of Mortgage of Shares of Sola Optical (UK)

Limited in the United Kingdom in the Share Registry to be completed no later than 20 days following the Closing Date.

Pledge of shares of Sola Holdings Ireland Limited (together with other documentation satisfactory to the Collateral Agent) to be completed no later than 30 days following the Closing Date.

                                                            Schedule 5.11(e)(ii)

                        CERTAIN FOREIGN COUNSEL OPINIONS

Opinion to be delivered in connection with the pledge of shares of Sola Optical China Ltd. to be delivered within 60 days of the Closing Date

Opinion to be delivered in connection with the pledge of shares of Sola Optical Italia SPA to be delivered within 45 days of the Closing Date

Opinion to be delivered in connection with the pledge of shares of Sola Holdings Ireland Limited (Ireland)to be delivered within 30 days of the Closing Date

Opinion to be delivered in connection with the pledge of shares of Optica SOLA de Mexico S.R.L. de C.V. to be delivered within 5 days of the Closing Date

Opinion to be delivered in connection with the pledge of shares of Sola Optical Partners, a Limited Partnership to be delivered within 5 days of the Closing Date

Opinion to be delivered in connection with the pledge of shares of Sola Brasil Industria Optica Ltda. to be delivered within 5 days of the Closing Date

Opinion to be delivered in connection with the pledge of shares of Sola Optical Holdings S.A.R.L. to be delivered within 5 days of the Closing Date

Opinion to be delivered in connection with the pledge of shares of Sola Optical (U.K.) Limited to be delivered within 5 days of the Closing Date

                                                           Schedule 5.11(e)(iii)

                          CERTAIN POST CLOSING MATTERS

Achievement of good standing by Borrower in West Virginia within 30 days of Closing Date

Achievement of good standing by Borrower in Rhode Island within 30 days of Closing Date

Payment of fees of counsel to the Collateral Agent in connection with the pledge of Shares of Sola Optical China Ltd. no later than 10 days following the deliver of the legal opinion relating thereto.

Payment of fees of counsel to the Collateral Agent in connection with the pledge of the Pledged Securities (other than as set forth in the paragraph immediately above) no later than 30 days after the Closing Date.

                                                                   Schedule 6.01

                    OUTSTANDING INDEBTEDNESS ON CLOSING DATE

         All Indebtedness on the balance sheet of the Borrower, dated September 30, 2003, as filed with the Securities and Exchange Commission as an exhibit to the Company's Form 10-Q for fiscal year ended September 30, 2003, in the amount of approximately $499.8 million outstanding as of September 30, 2003, and approximately $513.1 million outstanding as of the Closing Date, including without limitation the following:

     - Notes payable to banks which, as of March 31, 2003, represented borrowings generally denominated in foreign currencies under foreign credit agreements with lenders in the amount of approximately $522,000 as of March 31, 2003. The weighted average interest rate on these borrowings as of March 31, 2003 was 2.17%.

     - Uncollateralized term loans, interest rates varying from 4.0% to 7.5% at March 31, 2003, principal and interest payable through March 2006, in the amount of approximately $1,765,000 as of March 31, 2003

     - Loans collateralized by equipment and other assets, interest rates varying from 0.2% to 12.0% at March 31, 2003, principal and interest payable through August 2011, in the amount of approximately $6,292,000 as of March 31, 2003

     - Loans collateralized by equipment and other assets, interest rates indexed to LIBOR and Bank Base Rate (LIBOR 1.3% and Bank Base Rate 3.75% at March 31, 2003), principal and interest payable through March 2007, in the amount of approximately $592,000 as of March 31, 2003

     - Uncollateralized term loan, interest 1.85% at March 31, 2003, principal and interest payable through June 2008, in the amount of approximately $484,000 as of March 31, 2003

     - Uncollateralized interest free government loan, principal payable June 2007 through June 2011, in the amount of approximately $339,000 as of March 31, 2003

                                                                   Schedule 6.02

                         LIENS EXISTING ON CLOSING DATE

                                           Type of          Secured
Debtor                  Jurisdiction       filing           Party               Collateral         File Date   File Number
------                  ------------       -------          --------            ----------         ---------   -----------
American Optical        Massachusetts      UCC-1            M&I First           Certain            08/28/1995  334788
Corp.                   Secretary of                        National Leasing    equipment
                        the Commonwealth                    Corp.

American Optical        Massachusetts      UCC              M&I First           Certain            03/31/2000  000705441
Corp.                   Secretary of       Continuation     National Leasing    equipment
                        the Commonwealth                    Corp.

B & W Optical Co.,      Maryland State     UCC-1            Citicorp Vendor     Leased equipment   07/09/2001  00000001810893
Inc.                    Dept. of                            Finance, Inc.                                      54, Liber U00167,
                        Assessments &                                                                          Folio 0712
                        Taxation

B & W Optical Co.,      Maryland State     UCC              Citicorp Vendor     Leased equipment   11/30/2001  00000001810893
Inc.                    Dept. of           Amendment        Finance, Inc.                                      54, Liber U00188,
                        Assessments &                                                                          Folio 0809
                        Taxation

Optical Electro         Florida            UCC-1            United Financial    All machinery,     01/03/1995  950000001496
Forming, Inc.           Secretary of                        Group, Inc.         inventory, etc.
                        State                                                   pursuant to
                                                                                Security
                                                                                Agreement

Optical Electro         Florida            UCC              United Financial    All machinery,     12/20/1999  990000286739
Forming, Inc.           Secretary of       Amendment        Group, Inc.         inventory, etc.
                        State              AND                                  pursuant to
                                           Continuation                         Security
                                                                                Agreement

Optical Electro         Florida            UCC-1            First Union         Leased equipment   06/29/2001  200100143842-9
Forming, Inc.           Secretary of                        Commercial Corp.
                        State

Optical Electro         Florida            UCC-1            First Union         Leased equipment   06/28/2002  200201541066
Forming, Inc.           Secretary of                        Commercial
                        State                               Corporation

SOLA International      California         UCC-1            IBM Credit          Leased equipment   05/05/1999  9913160549
Inc. (Lessee)           Secretary of                        Corporation
                        State                               (Lessor)

SOLA International      California         UCC-1            IBM Credit          Leased equipment   12/07/1999  9935160863
Inc. (Lessee)           Secretary of                        Corporation
                        State                               (Lessor)

Sola International      California         UCC-1            Fidelity Leasing    Certain            03/07/2001  0107160629
Inc.                    Secretary of                        Inc.                equipment
                        State

Sola International      California         UCC-1            Fidelity Leasing    Certain            04/09/2001  0110660197
Inc.                    Secretary of                        Inc.                equipment
                        State

Sola International      Delaware           UCC-1            IBM Credit          Certain            07/15/2002  21937584
Inc.                    Secretary of                        Corporation         equipment
                        State

Sola International      Delaware           UCC-1            CIT                 Leased equipment   09/05/2002  22277246
Inc.                    Secretary of                        Communications
                        State                               Finance
                                                            Corporation

                                           Type of          Secured
Debtor                  Jurisdiction       filing           Party               Collateral         File Date   File Number
------                  ------------       -------          --------            ----------         ---------   -----------
Sola International      Delaware           UCC-1            Makino, Inc.        Certain            10/28/2003  32825530
Inc.                    Secretary of                                            equipment
                        State

Sola International      Kentucky, Boone    UCC-1            CIT                 Leased equipment   06/04/2001  2019682
Inc.                    County                              Communications
                                                            Finance
                                                            Corporation

Sola International      Massachusetts      UCC-1            Fidelity Leasing    Certain            04/09/2001  200101365390
Inc.                    Secretary of the                    Inc.                equipment
                        Commonwealth -
                        UCC Division

                                                                Schedule 6.04(k)

                      INVESTMENTS EXISTING ON CLOSING DATE

The Borrower has the following investments as of the Closing Date:

     - The Borrow has agreed to provide 6-month financing to one of its customers by accepting 6-month term promissory notes from such customer, in a total aggregate amount not to exceed $8,000,000 outstanding at any given time.

     - The Borrower has investments in its direct and indirect subsidiaries listed in Schedule 3.08(a)

     - The Borrower holds a convertible note made by Micro Optics Design Corporation. The balance due to the Borrower under this convertible note as of November 21, 2003, was $2,302,765.31.

     - The Borrower has an agreement to defer payment in an amount not to exceed $4.0 million in accounts receivable due to the Borrower from U.S. Vision, Inc. Repayment of such investment is subordinated to repayment of U.S. Vision, Inc.'s other lenders.

                                                                       EXHIBIT A

                                     FORM OF
                                 LENDER ADDENDUM

Reference is made to that certain Credit Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SOLA INTERNATIONAL INC. as Borrower, the Lenders (as defined in Article I thereof), UBS SECURITIES LLC and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers and Bookrunners, UBS SECURITIES LLC and JPMORGAN CHASE BANK, as Co-Syndication Agents, UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Collateral Agent and the other financial institutions party thereto. Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 9.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date. THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of ___________ 2003.

                                               [Name of Lender]


                                       By:
                                              --------------------------------
                                              Name:
                                              Title:

Accepted and agreed:

SOLA INTERNATIONAL INC.,
  a Delaware corporation

By:
      -------------------------------------
      Name:
      Title:

UNION BANK OF CALIFORNIA, N.A.,
  as Administrative Agent

By:
      -------------------------------------
      Name:
      Title:

                                                                      SCHEDULE 1

                         COMMITMENTS AND NOTICE ADDRESS

1.    Name of Lender:
                                 ------------------
2.    Address:
                                 ------------------

                                 ------------------

                                 ------------------
3.    Attention:
                                 ------------------
      Telephone:
                                 ------------------
      Facsimile:
                                 ------------------

4.    Revolving Commitment:      $
                                  -----------------

5.    Term Loan Commitment       $
                                  -----------------

                                                                       EXHIBIT B

UNION BANK OF CALIFORNIA, N.A.

                                     FORM OF
             ADMINISTRATIVE QUESTIONNAIRE -- SOLA INTERNATIONAL INC.

Lending Institution:
                    ------------------------------------------------------------

Name for Signature Pages:
                          ------------------------------------------------------
                          Will sign Credit Agreement: [ ]
                          Will come via Assignment:   [ ]

                          Number of Days post Closing:  _____________

Name for Signature Blocks:
                           -----------------------------------------------------
Name for Publicity:
                           -----------------------------------------------------
Address:
                           -----------------------------------------------------
Main Telephone:
                           -----------------------------------------------------

Telex No/Answer back:
                           -----------------------------------------------------


CONTACT-Credit           Name:
                                     -------------------------------------------
                         Address:
                                     -------------------------------------------

                                     -------------------------------------------
                         Telephone:
                                     -------------------------------------------
                         Fax:
                                     -------------------------------------------

CONTACT-Operations       Name:
                                     -------------------------------------------
                         Address:
                                     -------------------------------------------
                         Telephone:
                                     -------------------------------------------
                         Fax:
                                     -------------------------------------------

PAYMENT INSTRUCTIONS

Bank Name:
                        --------------------------------------------------------
ABA/Routing No.
                        --------------------------------------------------------
Account Name:
                        --------------------------------------------------------
Account No.
                        --------------------------------------------------------
For further credit
                        --------------------------------------------------------

Account No.
                        --------------------------------------------------------
Attention:
                        --------------------------------------------------------
Reference:
                        --------------------------------------------------------


UNION BANK OF CALIFORNIA, N.A., ADMINISTRATIVE DETAILS

Union Bank of California, N.A.       Account Administrator       Secondary Contact
                                     ---------------------       -----------------
350 California Street, 10th Floor
San Francisco, CA  94104             Tel:[(   )  ]               Tel:[(   )   ]
Main Telephone: [(   )   ]           Fax:[(   )  ]               Fax:[(   )   ]

Wire Instructions: The Agent's wire instructions will be disclosed at the time of closing.

                                                                       EXHIBIT C

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Credit Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SOLA INTERNATIONAL INC., as Borrower, the Lenders (as defined in Article I thereof), UBS SECURITIES LLC and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers and Bookrunners, UBS SECURITIES LLC and JPMORGAN CHASE BANK, as Co-Syndication Agents, UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Collateral Agent and the other financial institutions party thereto. Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Closing Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to
Section 9.04(e) of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Closing Date; (ii) the Loans owing to the Assignor which are outstanding on the Closing Date; and (iii) participations held by the Assignor in Letters of Credit which are outstanding on the Closing Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements of such party set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Closing Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender (as defined in the Credit Agreement), the forms specified in Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee; (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement; and (iii) a processing and recordation fee of $3,500.00.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

4. Date of Assignment:

5. Legal Name of Assignor:

6. Legal Name of Assignee:

7. Assignee's Address for Notices:

8. Closing Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment unless the Administrative Agent shall otherwise agree):

9. Percentage Assigned of Applicable Facility/Commitment:

                                                   Percentage Assigned of
                                                   Applicable Facility/Commitment
                                                   (set forth, to at least 8 decimals,
                                                   as a percentage of the Facility and
                        Principal Amount           the aggregate Commitments of
Facility/Commitment     Assigned                   all Lenders thereunder)
-------------------     ----------------------     -----------------------
Revolving Loans         $                                      %
Term Loans              $                                      %

                                The terms set forth above are hereby agreed to:

                                     ______________ ,
                                     as Assignor

                                By:
                                     ---------------------------------------
                                     Name:
                                     Title:


                                     ______________ ,
                                     as Assignee

                                By:
                                     ---------------------------------------
                                     Name:
                                     Title:


Accepted:(1)

UNION BANK OF CALIFORNIA, N.A.,
  as Administrative Agent

By:
     -------------------------------
     Name:
     Title:


------------------------------
(1) To be completed to the extent consent is required under Section 9.04(b) of the Credit Agreement. Prior written notice of the assignant shall also be given to UBS Securities LLC and J.P. Morgan Securities Inc.

                                                                       EXHIBIT D

                                     FORM OF
                                BORROWING REQUEST
                        AND INTEREST RATE ELECTION NOTICE

      This certificate is delivered to the Administrative Agent (as defined below) pursuant to Section 2.03 of that certain Credit Agreement dated as of December 9, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein are used with the meanings assigned to such terms in the Credit Agreement), among SOLA INTERNATIONAL INC. (the "Borrower"), the Lenders (as defined in Article I thereof), UBS SECURITIES LLC and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers and Bookrunners, UBS SECURITIES LLC and JPMORGAN CHASE BANK, as Co-Syndication Agents, UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Collateral Agent and [ ] as Documentation Agent.

      As of ______________, the Borrower is requesting Loans in the aggregate amount of _____________________. The Borrower hereby requests that said Loans be made in the amount(s), Class and Type(s) and for the Interest Period(s) specified below:

                                                             Interest Period
    Amount       Revolving or Term     ABR or Eurodollar      (Eurodollar)
    ------       -----------------     -----------------      ------------
$
$

                                         SOLA INTERNATIONAL INC.,
                                          a Delaware corporation

                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT E

                                     FORM OF
                            LANDLORD ACCESS AGREEMENT

                            LANDLORD ACCESS AGREEMENT

THIS LANDLORD ACCESS AGREEMENT (the "AGREEMENT") is made and entered into as of ________________, by and between ________________________, having an office at
___________________________________ ("LANDLORD") and UNION BANK OF CALIFORNIA,
N.A., as collateral agent for the benefit of the Secured Parties (as defined in the Credit Agreement (as hereinafter defined)), having an office at 35 California Street, 10th Floor, San Francisco, California 94104 (in such capacity, "COLLATERAL AGENT").

                                R E C I T A L S :

A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the "REAL PROPERTY").

B. Landlord has leased all or a portion of the Real Property (the "LEASED PREMISES") to SOLA International Inc. ("LESSEE") pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the "LEASE").

C. SOLA International Inc. ("BORROWER") and Collateral Agent, among others, have entered into a credit agreement, dated as of December 11, 2003, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make certain loans to Borrower (collectively, the "LOANS").

D. As security for the payment and performance of Lessee's Obligations under the Credit Agreement and the other documents evidencing and securing the Loans (collectively, the "LOAN DOCUMENTS") Collateral Agent (for the benefit of the Secured Parties) has or will acquire a security interest in (among other things) Lessee's inventory, goods and accounts, (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the "PERSONAL PROPERTY")

E. Collateral Agent has requested that Landlord execute this Agreement as part of Borrower's continuing obligations under the Credit Agreement.

                               A G R E E M E N T :

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Collateral Agent, as follows:

      1. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto and (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto.

      2. Landlord agrees that Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time in accordance with the terms of the Loan Documents; provided that Collateral Agent shall repair any damage arising from such removal. Landlord further agrees that it will not hinder Collateral Agent's actions in removing Personal Property from the Leased Premises or Collateral Agent's actions in otherwise enforcing its security interest in the Personal Property. Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.

      3. Landlord acknowledges and agrees that Lessee's granting of a security interest in the Personal Property in favor of the Collateral Agent (for the benefit of the Secured Parties) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest.

      4. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord's interest in the Leased Premises.

      5. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

      6. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent's written certification that the Loans have been paid in full and all of Borrower's other Obligations under the Credit Agreement and the other Loan Documents have been satisfied.

      7. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE

LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

      8. Landlord agrees to execute, acknowledge and deliver such further instruments as Collateral Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord access agreement in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                   ----------------------------------------,
                                   as Landlord


                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as Collateral Agent

                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                   Schedule A

                          Description of Real Property

                                   Schedule B

                              Description of Lease

                                                                 Location/
                                                                 Property
          Lessor       Lessee       Dated       Modification      Address
          ------       ------       -----       ------------      -------


                                                            EXHIBIT F


                               SECURITY AGREEMENT

                                       By

                            SOLA INTERNATIONAL INC.,
                                   as Borrower

                                       and

                  THE GUARANTORS FROM TIME TO TIME PARTY HERETO

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                               as Collateral Agent

                          Dated as of December 11, 2003

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
PREAMBLE.....................................................................................     1

RECITALS.....................................................................................     1

AGREEMENT....................................................................................     2

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS......................................................................     2
SECTION 1.2 INTERPRETATION...................................................................    12
SECTION 1.3 RESOLUTION OF DRAFTING AMBIGUITIES...............................................    13

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 PLEDGE...........................................................................    13
SECTION 2.2 SECURED OBLIGATIONS..............................................................    14
SECTION 2.3 FUTURE ADVANCES..................................................................    14
SECTION 2.4 NO RELEASE.......................................................................    14

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                            USE OF PLEDGED COLLATERAL

SECTION 3.1 DELIVERY OF CERTIFICATED SECURITIES COLLATERAL...................................    14
SECTION 3.2 PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL...............................    15
SECTION 3.3 FINANCING STATEMENTS AND OTHER FILINGS...........................................    15
SECTION 3.4 JOINDER OF AFFILIATES............................................................    16
SECTION 3.5 INTELLECTUAL PROPERTY............................................................    16
SECTION 3.6 SUPPLEMENTS; FURTHER ASSURANCES..................................................    16
SECTION 3.7 USE AND PLEDGE OF PLEDGED COLLATERAL.............................................    16

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1 PAYMENT..........................................................................    17
SECTION 4.2 AUTHORITY AND VALIDITY; PRESERVATION OF CORPORATE EXISTENCE......................    17
SECTION 4.3 PERFECTION ACTIONS; PRIOR LIENS..................................................    18
SECTION 4.4 LIMITATION ON LIENS..............................................................    18
SECTION 4.5 OTHER FINANCING STATEMENTS.......................................................    18
SECTION 4.6 JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS; CHANGE OF NAME....    18
SECTION 4.7 LOCATION OF INVENTORY............................................................    19
SECTION 4.8 WAREHOUSE RECEIPTS NON-NEGOTIABLE................................................    19
SECTION 4.9 CORPORATE NAMES; PRIOR TRANSACTIONS..............................................    19
SECTION 4.10 DUE AUTHORIZATION AND ISSUANCE..................................................    19
SECTION 4.11 NO VIOLATIONS, ETC..............................................................    20
SECTION 4.12 NO OPTIONS, WARRANTS, ETC.......................................................    20
SECTION 4.13 NO CLAIMS.......................................................................    20
SECTION 4.14 NO CONFLICTS, CONSENTS, ETC.....................................................    20
SECTION 4.15 PLEDGED COLLATERAL..............................................................    21
SECTION 4.16 INSURANCE; CONDEMNATION.........................................................    21
SECTION 4.17 PAYMENT OF TAXES; COMPLIANCE WITH LAWS; CONTESTING LIENS; CLAIMS................    23
SECTION 4.18 ACCESS TO PLEDGED COLLATERAL, BOOKS AND RECORDS; OTHER INFORMATION..............    23

                                    ARTICLE V

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 5.1 SPECIAL REPRESENTATIONS AND WARRANTIES...........................................    23
SECTION 5.2 MAINTENANCE OF RECORDS...........................................................    24
SECTION 5.3 LEGEND............................................................................   24
SECTION 5.4 MODIFICATION OF TERMS, ETC.......................................................    24
SECTION 5.5 COLLECTION.......................................................................    24
SECTION 5.6 INSTRUMENTS......................................................................    25
SECTION 5.7 PAYMENT INTO LOCKBOXES...........................................................    25

                                   ARTICLE VI

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 6.1 PLEDGE OF ADDITIONAL SECURITIES COLLATERAL.......................................    25
SECTION 6.2 VOTING RIGHTS; DISTRIBUTIONS, ETC................................................    26
SECTION 6.3 NO NEW SECURITIES................................................................    27
SECTION 6.4 OPERATIVE AGREEMENTS.............................................................    27
SECTION 6.5 DEFAULTS, ETC....................................................................    28

                                   ARTICLE VII

                          CERTAIN PROVISIONS CONCERNING
                  COLLATERAL ACCOUNT AND COLLECTION OF ACCOUNTS

SECTION 7.1 COLLATERAL ACCOUNT...............................................................    28
SECTION 7.2 COVER FOR LETTER OF CREDIT LIABILITIES...........................................    29
SECTION 7.3 COLLECTION OF ACCOUNTS...........................................................    30
SECTION 7.4 RESTRICTION ON CREDIT BALANCES IN DEPOSIT ACCOUNTS...............................    31

                                  ARTICLE VIII

                            TRANSFERS AND OTHER LIENS

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 9.1 REMEDIES.........................................................................    32
SECTION 9.2 NOTICE OF SALE...................................................................    33
SECTION 9.3 WAIVER OF NOTICE AND CLAIMS......................................................    34
SECTION 9.4 CERTAIN SALES OF PLEDGED COLLATERAL..............................................    34
SECTION 9.5 NO WAIVER; CUMULATIVE REMEDIES...................................................    35

                                    ARTICLE X

                             APPLICATION OF PROCEEDS

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 CONCERNING COLLATERAL AGENT.....................................................    37
SECTION 11.2 COLLATERAL AGENT MAY PERFORM; COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.......    38
SECTION 11.3 EXPENSES........................................................................    38
SECTION 11.4 INDEMNITY.......................................................................    39
SECTION 11.5 CONTINUING SECURITY INTEREST; ASSIGNMENT........................................    39
SECTION 11.6 TERMINATION; RELEASE............................................................    40
SECTION 11.7 MODIFICATION IN WRITING.........................................................    40
SECTION 11.8 NOTICES.........................................................................    40
SECTION 11.9 GOVERNING LAW...................................................................    40
SECTION 11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL...........    41

SECTION 11.11 SEVERABILITY OF PROVISIONS.....................................................    41
SECTION 11.12 EXECUTION IN COUNTERPARTS......................................................    41
SECTION 11.13 LIMITATION ON INTEREST PAYABLE.................................................    41
SECTION 11.14 BUSINESS DAYS..................................................................    42
SECTION 11.15 RELATIONSHIP...................................................................    42
SECTION 11.16 WAIVER OF STAY.................................................................    42
SECTION 11.17 NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION...................................    43
SECTION 11.18 NO CLAIMS AGAINST COLLATERAL AGENT.............................................    43
SECTION 11.19 OBLIGATIONS ABSOLUTE...........................................................    43

SCHEDULE 1.1(a)        Initial Intercompany Notes
SCHEDULE 1.1(b)        Initial Pledged Interests
SCHEDULE 1.1(c)        Initial Pledged Shares
SCHEDULE 1.1(d)        Prior Liens
SCHEDULE 3.3           Financing Statements and Other Necessary Filings
SCHEDULE 4.14          Required Consents

EXHIBIT 1              Form of Issuer Acknowledgement
EXHIBIT 2              Form of Pledge Amendment
EXHIBIT 3              Form of Joinder Agreement
EXHIBIT 4              Form of Lockbox Agreement
EXHIBIT 5              Existing Issuer Obligations

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

                  THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of December 11, 2003, is made by SOLA INTERNATIONAL INC., a Delaware corporation having an office at 10590 West Ocean Air Drive, Suite 300, San Diego, California 92130 (the "Borrower"), and EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors\") as pledgors, assignors and debtors (the Borrower, together with any such Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of UNION BANK OF CALIFORNIA, N.A., having an office at 350 California Street, 10th Floor, San Francisco, California 94104, in its capacity as Collateral Agent for the lending institutions (the "Lenders") from time to time party to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party and for the issuers of hedging agreements and interest rate protection agreements described in Exhibit 5 attached hereto (the "Existing Issuers") (in such capacities and together with any successors in such capacities, the "Collateral Agent").

                                    RECITALS:

                  A. Pursuant to that certain Credit Agreement dated as of December 11, 2003 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, certain other parties thereto and the Collateral Agent, the Lenders have agreed to make to or for the account of the Borrower certain Loans (as hereinafter defined) and to issue certain Letters of Credit (as hereinafter defined) for the account of the Borrower.

                  B. It is contemplated that the Borrower or any Subsidiary (as hereinafter defined) of Borrower may enter into one or more Interest Rate Protection Agreements (as herinafter defined) with the Lenders or their Affiliates (as hereinafter defined) fixing the interest rates with respect to the Loans under the Credit Agreement.

                  C. It is contemplated that the Borrower or any Subsidiary of Borrower may enter into one or more Hedging Agreements (as hereinafter defined) with the Lenders or their Affiliates fixing or hedging the price of foreign currency exchange rates or the cost of certain commodities.

                  D. It is acknowledged by the Parties hereto that there are not currently any Guarantors hereunder. In the future, as provided under the Credit Agreement, each Guarantor will, contemporaneous with the execution of a Joinder Agreement (as hereinafter defined) enter into a certain guarantee (the "Guarantee"), guaranteeing, among other things, the obligations of the Borrower under the Credit Agreement and the other Loan Documents (as hereinafter defined).

                  E. Upon the execution of the Guarantee, each Guarantor will receive substantial benefits from the execution, delivery and performance of the Loan Documents and each is, therefore, willing to join into this Agreement.

                  F. Each Pledgor is or will be the legal and/or beneficial owner of the Pledged Collateral (as hereinafter defined) to be pledged by it hereunder.

                  G. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement, a condition to any Lender issuing Letters of Credit under the Credit Agreement, and a condition to the Administrative Agent entering into any Interest Rate Protection Agreement or Hedging Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

                  H. This Agreement is given by each Pledgor in favor of the Collateral Agent for its benefit and the benefit of the Lenders and the Existing Issuers until Borrower's obligations under the agreements described in
Exhibit 5 expire by their terms (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                                   AGREEMENT:

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Collateral Agent hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms used in this Agreement shall have the following meanings:

                  "Accounts" shall mean, with respect to each Pledgor, collectively, (i) all "accounts," as such term is defined in the UCC and (ii) all (A) book debts and other forms of obligations and receivables now or hereafter owned or held by or payable to such Pledgor relating in any way to or arising from the sale or lease of goods or the rendering of services by such Pledgor or any other party, including the right to payment of any interest or finance charge with respect thereto, together with all merchandise represented by any of the accounts, (B) all such merchandise that may be reclaimed or repossessed or returned to such Pledgor, (C) all of such Pledgor's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin and sequestration, (D) all "supporting obligations" (as such term may be defined in the UCC), including, without limitation, all assets pledged, assigned, hypothecated or granted to, and all letters of credit, guarantee claims, Liens and security interests held by Pledgor to secure payment of any accounts and which are delivered for or on behalf of any account debtor, (E) all accessions to all of the foregoing described properties and interests in properties, (F) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection with the foregoing and (G) all evidence of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties and certificates from filing or other registration offices.

                  "Additional Pledged Interests" shall mean, collectively, with respect to each Pledgor, all (i) options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to the equity or membership or partnership interests in any such issuer or under the Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) membership, partnership or other interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor within or outside the United States other than an Insignificant Domestic Subsidiary or Insignificant Direct Foreign Subsidiary and all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of such limited liability company, partnership or other entity including, without limitation, all rights, privileges, authority and powers of such Pledgor to such membership, partnership or other interests or under the Operative Agreement of such limited liability company, partnership or other entity from time to time acquired after the date hereof by such Pledgor in any manner, in each case including, subject to the provisions of Section 3.2, certificates, instruments and agreements representing such additional interests (which, subject to the provisions of Section 3.2, are and shall remain at all times until this Agreement terminates, certificated interests) and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional interests.

                  "Additional Pledged Shares" shall mean, collectively, with respect to each Pledgor, all (i) options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to the additional shares issued by any such issuer under the Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor within or outside the United States other than an Insignificant Domestic Subsidiary or Insignificant Direct Foreign Subsidiary and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such shares or under the Operative Agreement of such corporation from time to time acquired by such Pledgor in any manner, in each case including the certificates representing such additional shares (which are and shall remain at all times until this Agreement terminates, certificated shares) and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares.

                  "Affiliate" shall have the meaning assigned to such term in the Credit Agreement.

                  "Agreement" shall mean this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code, as now constituted or hereafter amended.

                   "Bank Accounts" shall mean, collectively, (i) the Lockboxes, the Collection Accounts and the Lockbox Concentration Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and any instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

                  "Borrower" shall have the meaning assigned to such term in the Preamble hereof.

                  "Business Day" shall have the meaning assigned to such term in the Credit Agreement.

                  "Capital Lease Obligation" shall have the meaning assigned to such term in the Credit Agreement.

                  "Cash Equivalents" shall have the meaning assigned to such term in the Credit Agreement.

                  "Cash Management Agreements" shall mean cash management agreements between the Borrower and any Lender or its respective Affiliates specifically identified in writing by the Borrower to the Collateral Agent from time to time; provided, however, a cash management agreement shall not constitute a "Cash Management Agreement" hereunder unless such cash management agreement is on terms acceptable to the Collateral Agent in its sole discretion and the Collateral Agent has acknowledged and agreed in writing that such cash management agreement shall constitute a "Cash Management Agreement" hereunder.

                  "Charges" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including claims for labor, materials, supplies and warehousing and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.

                  "Chattel Paper" shall mean, collectively, with respect to each Pledgor, all "chattel paper," as such term is defined in the UCC relating to Accounts and Inventory.

                  "Collateral" shall have the meaning assigned to such term in the Credit Agreement.

                  "Collateral Account" shall mean a collateral account or sub-account established and maintained by the Collateral Agent (or a Lender that agrees to be a collateral sub-agent for the Collateral Agent) in its name as Collateral Agent for the Secured Parties in accordance with the provisions of
Section 7.1 hereof and all funds from time to time on deposit in the Collateral Account including, without limitation, all Cash Equivalents and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Pledgor in substitution for, or in addition to, any or all of the Pledged Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Pledged Collateral. For purposes of Section 2 hereof, the term

"Collateral Account" shall also include the L/C Sub-Account and all sub-accounts thereof and all cash, funds, checks, notes and any instruments from time to time on deposit in the L/C Sub-Account and any sub-accounts thereof.

                  "Collateral Agent" shall have the meaning assigned to such term in the Preamble hereof.

                  "Collection Account" shall have the meaning assigned to such term in Section 7.3(i) hereof.

                  "Collections" shall mean all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

                  "Commitments" shall have the meaning assigned to such term in the Credit Agreement.

                  "Contested Liens" shall mean, collectively, any Liens contested pursuant to Section 6.02 of the Credit Agreement.

                  "Contracts" shall mean, collectively, with respect to each Pledgor, all "contracts," as such term is defined in the UCC, of such Pledgor relating to Accounts and Inventory (whether written or oral, or third party or intercompany) between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

                  "Cost of Construction" shall mean to the extent applicable, the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Inventory, of (i) obligations incurred or assumed by any Pledgor or undertaken by any tenant pursuant to the terms of any lease or license for labor, materials and other expenses and to contractors, builders and materialmen, (ii) the cost of contract bonds and of insurance of every kind, nature or character that may reasonably be deemed by any Pledgor to be necessary or appropriate during the course of construction and (iii) the expenses incurred or assumed by any Pledgor for estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or necessary for proper construction.

                  "Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

                  "Default" shall have the meaning assigned to such term in the Credit Agreement.

                  "Default Rate" shall mean the rate per annum equal to the highest rate then payable under the Credit Agreement.

                  "Destruction" shall mean any and all damage to, or loss or destruction of, all or any portion of the Pledged Collateral.

                  "Direct Foreign Subsidiary" shall have the meaning assigned to such term in the Credit Agreement.

                  "Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

                  "Documents" shall mean, collectively, with respect to each Pledgor, all "documents," as such term is defined in the UCC, of such Pledgor related to Accounts and Inventory, and in any event, shall include, without limitation, all receipts of such Pledgor covering, evidencing or representing Accounts and Inventory.

                  "Domestic Subsidiary" shall have the meaning assigned to such term in the Credit Agreement.

                  "Event of Default" shall have the meaning assigned to such term in the Credit Agreement.

                  "Full Replacement Cost" shall mean the cost associated with replacing any General Collateral subject to any Destruction and, to the extent applicable, the Cost of Construction to replace the Inventory, exclusive of depreciation.

                  "GAAP" shall have the meaning assigned to such term in the Credit Agreement.

                  "General Collateral" shall mean the Pledged Collateral other than the Securities Collateral.

                  "General Intangibles" shall mean, collectively, with respect to each Pledgor, all "general intangibles," as such term is defined in the UCC, of such Pledgor relating to Accounts and Inventory and, in any event shall include, without limitation, (i) all of such Pledgor's rights, title and interest in, to and under all Insurance Policies and Contracts related to Accounts and Inventory, and (ii) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral including, without limitation, all customer lists, identification of suppliers, data, plans, recorded knowledge, studies, catalogs, research data, sales data and other information relating to sales of products now or hereafter manufactured, distributed or franchised by such Pledgor, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records relating to such operations or any of the Pledged Collateral may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, and
(iii) all "payment intangibles," as such term is defined in the UCC, of such Pledgor relating to Accounts and Inventory.

                  "Governmental Authority" shall mean any federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over any Pledgor or the Pledged Collateral or any portion thereof.

                  "Guarantee" shall have the meaning assigned to such term in Recital D hereof.

                  "Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

                  "Hedging Agreements" shall mean any Hedging Agreement (as defined in the Credit Agreement) with the Lenders or their Affiliates and also shall include any such obligations to an Existing Issuer as described in Exhibit 5.

                  "Indemnified Liabilities" shall have the meaning assigned to such term in Section 11.4(i) hereof.

                  "Indemnitees" shall have the meaning assigned to such term in
Section 11.4(i) hereof.

                  `Initial Pledged Interests" shall mean, with respect to each Pledgor, all membership interests and/or partnership interests, as applicable, of each issuer described in Schedule 1.1(b) annexed hereto together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing such membership or partnership interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership or partnership interests.

                  "Initial Pledged Shares" shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each Person described in Schedule 1.1(c) annexed hereto together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing the Initial Pledged Shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

                  "Insignificant Direct Foreign Subsidiary" shall have the meaning assigned to such term in the Credit Agreement.

                  "Insignificant Domestic Subsidiary" shall have the meaning assigned to such term in the Credit Agreement.

                  "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Article 9 of the UCC relating to Accounts and

Inventory, and in any event shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances relating to Accounts and Inventory.

                  "Insurance Certificate" shall mean a certificate evidencing the Insurance Requirements (i) in substantially the form commonly known as "ACORD 27" that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the Insurance Policies, (B) provides an unequivocal obligation to give advance notice to additional interest parties of termination and notification of changes and (C) purports to convey all the privileges of the Insurance Policies to the certificate holders and (ii) that otherwise complies with the requirements with respect thereto set forth in Section 4.17 hereof.

                  "Insurance Policies" shall mean, collectively, with respect to each Pledgor, all insurance policies held by such Pledgor or naming such Pledgor as insured, additional insured or loss payee (including, without limitation, the Required Insurance Policies), all such insurance policies entered into after the date hereof, other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which such Pledgor is not named as beneficiary (i.e., insurance policies that are not "Key Man" insurance policies) and all rights, claims and recoveries relating thereto (including, without limitation, all dividends, returned premiums and other rights to receive money in respect of any of the foregoing).

                  "Insurance Requirements" means, collectively, with respect to each Pledgor, all provisions of the Required Insurance Policies, all requirements of the issuer of any of the Required Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon such Pledgor and applicable to the Pledged Collateral or any use or condition thereof.

                  "Intercompany Notes" shall mean, with respect to such Pledgor, all intercompany notes described in Schedule 1.1(a) annexed hereto (and each other intercompany note hereafter acquired by such Pledgor and requested to be pledged pursuant to Sections 6.04(d), 6.04(p) or 6.04(q) of the Credit Agreement) and all certificates, instruments or agreements evidencing such intercompany notes and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms of this Agreement.

                  "Interest Rate Protection Agreement" shall mean any Interest Rate Protection Agreement (as defined in the Credit Agreement) with the Lenders or their Affiliates and shall include any such obligations to an Existing Issuer as described in Exhibit 5.

                  "Inventory" shall mean, collectively, with respect to each Pledgor, all "inventory," as such term is defined in the UCC, of such Pledgor wherever located and of every class, kind and description and, in any event shall include, without limitation, (i) all "goods" as such term is defined in the UCC, merchandise, raw materials, work-in-process, returned goods, finished goods, samples and consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods and all other products, goods, materials and supplies, (ii) all inventory as is temporarily out of such Pledgor's custody or possession, items in transit and any returns and repossessions upon any Accounts and (iii) all substitutions therefor or replacements thereof, and all additions and accessions thereto.

                  "Joinder Agreement" shall mean the form of joinder agreement attached hereto as Exhibit 3.

                  "L/C Sub-Account" shall have the meaning assigned to such term in Section 7.2 hereof.

                  "Lenders" shall have the meaning assigned to such term in the Preamble hereof.

                  "Letters of Credit" shall have the meaning assigned to such term in the Credit Agreement.

                  "Liability Insurance" shall mean, collectively, the insurance policies and coverages described in clause (B) and, to the extent applicable, clauses (E) and (F) of Section 4.17(i) hereof.

                  "Lien" shall have the meaning assigned to such term in the Credit Agreement.

                  "Loan Documents" shall have the meaning assigned to such term in the Credit Agreement.

                  "Loan Parties" shall have the meaning assigned to such term in the Credit Agreement.

                  "Loans" shall have the meaning assigned to such term in the Credit Agreement.

                  "Lockbox Agreement" shall mean each Lockbox Agreement substantially in the form of Exhibit 4 annexed hereto, entered into in connection with this Agreement, in each case, with such changes as the Collateral Agent may, in its sole discretion, approve.

                  "Lockbox Bank" shall have the meaning assigned to such term in
Section 7.3(i) hereof.

                  "Lockbox Concentration Account" shall have the meaning assigned to such term in Section 7.3(ii) hereof.

                  "Lockboxes" shall have the meaning assigned to such term in
Section 7.3(i) hereof.

                  "Officers' Certificate" shall mean, as applied to any corporation (or limited liability company or partnership), a certificate executed on behalf of such corporation (or limited liability company or partnership) by its chairman of the board (if an officer) or its chief executive officer or one of its vice presidents (or an equivalent officer or, in the case of a limited liability company, its managing member if no such equivalent officer has been so appointed or, in the case of a partnership, its general partner) and by its chief financial officer, vice president-finance or its treasurer (or an equivalent officer or, in the case of a limited liability company, its managing member if no such equivalent officer has been so appointed or, in the case of a partnership, its general partner) or any assistant treasurer in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Operative Agreement" shall mean (i) in the case of any limited liability company or partnership, any membership or partnership agreement thereof or the foreign equivalent and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof or the foreign equivalent.

                  "Perfection Certificate" shall have the meaning assigned to such term in the Credit Agreement.

                  "Permitted Liens" shall have the meaning assigned to such term in the Credit Agreement.

                  "Person" shall have the meaning assigned to such term in the Credit Agreement.

                  "Pledge Amendment" shall have the meaning assigned to such term in Section 6.1 hereof.

                  "Pledged Collateral" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that such Pledgor shall not be required to pledge shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to he pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                  "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests, and shall in any event include a pledge by Borrower of (i) 100% of its stock in Domestic Subsidiaries (other than any Insignificant Domestic

Subsidiaries) and (ii) 65% of its stock in Direct Foreign Subsidiaries (other than Insignificant Direct Foreign Subsidiaries).

                  "Pledged Shares" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that such Pledgor shall not be required to pledge shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax
Code) and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                  "Pledgor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Prior Liens" shall mean, collectively, the Liens identified in Schedule 1.1(d) annexed to this Agreement relating to the items of Pledged Collateral identified in such Schedule.

                  "Proceeds" shall mean, collectively, all "proceeds," as such term is defined in the UCC or under other relevant law, and in any event shall include, without limitation, any and all (i) proceeds of the conversion, voluntary or involuntary, of the Pledged Collateral or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty, guaranty or claim payable to the Collateral Agent or to such Pledgor from time to time with respect to any of the Pledged Collateral including, without limitation, proceeds in respect of any and all Required Insurance Policies,
(iii) payments (in any form whatsoever) made or due and payable to such Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Pledged Collateral by any Governmental Authority (or any Person acting on behalf of a Governmental Authority), (iv) products of the Pledged Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

                  "Property Insurance" shall mean, collectively, the insurance policies and coverages described in clauses (A), (C) and (D) and, to the extent applicable, clause (F) of Section 4 17(i) hereof.

                  "Prudent Operator" shall mean the standard of care taken by a prudent operator of property and assets similar in use and configuration to the Pledged Collateral and located in the locality where the Pledged Collateral is located.

                  "Required Insurance Policies" means, collectively, with respect to each Pledgor, the insurance policies and coverages maintained by such Pledgor with respect to the Pledged Collateral pursuant to Section 4.16 hereof and all renewals and extensions thereof.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

                  "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Borrower, any Subsidiary and any and all of the other Loan Parties from time to time arising under or in respect hereof, the Credit Agreement, the Interest Rate Protection Agreements, the Hedging Agreements, the Cash Management Agreements and the other Loan Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement, the Interest Rate Protection Agreements, the Hedging Agreements, the Cash Management Agreements and the other Loan Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Loan Party, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding); provided, however, the Secured Obligations shall not include any extension, re-issuance or redocumentation of any obligation to any Existing Issuer as described in Exhibit 5.

                  "Secured Parties" shall have the meaning assigned to such term in Recital H hereof.

                  "Securities Act" shall have the meaning assigned to such term in Section 9.4(ii) hereof.

                  "Securities Collateral" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

                  "Security Documents" shall have the meaning assigned to such term in the Credit Agreement.

                  "Subsidiaries" shall have the meaning assigned to such term in the Credit Agreement.

                  "Successor Interests" shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1.1(b) or Schedule 1.1(c) annexed hereto is not the surviving entity; provided, however, that the pledge of the Successor Interests affected hereby shall in no event affect the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement.

                  "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  SECTION 1.2 Interpretation. In this Agreement, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender,
(iii) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation", (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Agreement in its entirety, (viii) unless otherwise expressly indicated, references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Agreement, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of any provisions hereof and (xi) all obligations of each Pledgor hereunder shall be satisfied by each Pledgor at each Pledgor's sole cost and expense.

                  SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

                  SECTION 2.1 Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges, assigns, transfers and grants to the Collateral Agent for its benefit and for the benefit of the Secured Parties, a security interest in and to and pledge of all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

                  (i) Accounts;

                  (ii) Inventory;

                  (iii) Documents;

                  (iv) Instruments;

                  (v) Chattel Paper;

                  (vi) Pledged Securities;

                  (vii) Distributions;

                  (viii) General Intangibles;

                  (ix) Bank Accounts;

                  (x) Intercompany Notes;

                  (xi) Collateral Account; and

                  (xii) Proceeds of any and all of the foregoing; and

                  (xiii) all books and records relating to the Pledged
Collateral.

                  SECTION 2.2 Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

                  SECTION 2.3 Future Advances. This Agreement shall secure the payment of any and all amounts advanced from time to time pursuant to the Loan Documents, the Interest Rate Protection Agreements, the Hedging Agreements and the Cash Management Agreements.

                  SECTION 2.4 No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such

Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements or any other Loan Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 2.4 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements and the other Loan Documents.

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                            USE OF PLEDGED COLLATERAL

                  SECTION 3.1 Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to the Collateral Agent, shall immediately upon receipt thereof by any Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto provided, however, such delivery shall not be required to the extent prohibited under the laws of the jurisdiction of organization of such issuer and shall not be required until such time as all acts necessary to effect a perfected first priority security interest in and lien on such Security Collateral under the laws of the jurisdiction of organization of such issuer of such Pledged Security shall have been taken as required pursuant to Section 4.03 of the Credit Agreement. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank (or the foreign equivalent to the extent required under the laws of the jurisdiction of organization of the issuer of such Pledged Security), all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

                  SECTION 3.2 Perfection of Uncertificated Securities Collateral. If any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and provide to the Collateral Agent an opinion of counsel, in form and substance satisfactory to the Collateral Agent, confirming such pledge and perfection thereof.

                  SECTION 3.3 Financing Statements and Other Filings. The only filings, registrations and recordings necessary and appropriate to create, preserve, protect and perfect the security interest granted by each Pledgor to the Collateral Agent pursuant to this Agreement in respect of the Pledged Collateral are listed in Schedule 3.3 annexed hereto. Except as otherwise provided by Section 4.03 of the Credit Agreement, all such filings, registrations and recordings have been filed, registered and recorded contemporaneously with the execution of the Loan Documents or shall be filed, registered and recorded immediately after the date thereof. Each Pledgor agrees that at any time and from time to time, it will execute and, at the sole cost and expense of the Pledgors file and refile, or permit the Collateral Agent to file and refile, such financing statements, financing statement amendments, continuation statements and other documents (including, without limitation, this Agreement), in form acceptable to the Collateral Agent, in such offices as may be necessary or the Collateral Agent may deem reasonably appropriate, wherever required or permitted by law in order to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to any Pledged Collateral. Each Pledgor hereby authorizes the Collateral Agent to file any such financing, amendment or continuation statement or other document without the signature of such Pledgor where permitted by law.

                  SECTION 3.4 Joinder of Affiliates. The Pledgors shall cause each Affiliate of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a joinder agreement substantially in the form of Exhibit 3 annexed hereto and, upon such execution and delivery, such Affiliate shall be deemed to be a "Guarantor" and a "Pledgor" for all purposes hereunder.

                  SECTION 3.5 Intellectual Property. After an Event of Default has occurred and is continuing, each Pledgor hereby grants to the Collateral Agent the right to the use of all Intellectual Property, to the extent necessary to permit the Collateral Agent to exercise any and all rights and remedies relating to the Pledged Collateral provided for under this Agreement. The rights described in this Section 3.5 shall be without any liability for royalties or other related charges from the Collateral Agent to the Pledgors. Each of the Pledgors hereby acknowledges that such Pledgor has, pursuant to this Agreement, granted to the Collateral Agent, the rights described in the foregoing provisions of this Section 3.5. Notwithstanding the foregoing, the license granted under this Section 3.5 shall not include any license agreement which by its terms prohibits the granting of such license (only to the extent that such agreement effectively prohibits, within the meaning of Section 9-408 of the UCC, the grant contemplated by the Section 3.5) until such time as the applicable Pledgor shall have obtained consent to the granting thereof, provided, that each applicable Pledgor shall use its commercially reasonable efforts promptly to obtain consent to the granting of such license to the Collateral Agent, and at such time such consent is obtained, such license shall be included in the license granted hereunder.

                  SECTION 3.6 Supplements; Further Assurances. Each Pledgor agrees to take such further actions, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as may be necessary or the Collateral Agent may deem reasonably appropriate, wherever required or permitted by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, all as may be necessary or otherwise reasonably requested by the Collateral Agent to carry out the intent of this Agreement. After providing notice to the Pledgors and the Pledgors failing to promptly take such action requested, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

                  SECTION 3.7 Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral in accordance with the terms hereof and the Credit Agreement. The Pledgors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Each Pledgor represents, warrants and covenants as follows:

                  SECTION 4.1 Payment. Such Pledgor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by such Pledgor under the Loan Documents, the Interest Rate Protection

Agreements, the Hedging Agreements and the Cash Management Agreements each in accordance with the terms thereof (subject to any applicable grace or cure periods provided therein).

                  SECTION 4.2 Authority and Validity; Preservation of Corporate Existence.

                  (i) Such Pledgor represents and warrants that (A) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) it is duly qualified to transact business and is in good standing in each state in which the Pledged Collateral is located, except those states where failure to be so qualified, together with all such failures for all Pledgors, could not reasonably be expected to result in a Material Adverse Effect, (C) it has full organizational power and lawful authority to execute and deliver this Agreement and to pledge the Pledged Collateral as contemplated herein, and all corporate governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained, except for any recordings and notices to any applicable Governmental Authority with respect to pledges of the Pledged Securities in Direct Foreign Subsidiaries which are to be obtained at a later date in accordance with Section 4.03 of the Credit Agreement, and (D) this Agreement is a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) Such Pledgor shall (A) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization, (B) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Pledged Collateral is located and (C) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof.

                  SECTION 4.3 Perfection Actions; Prior Liens. Upon the completion of the deliveries, filings and other actions contemplated in Section
3.1 through Section 3.3 hereof, the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected, continuing first priority security interest therein, superior and prior to the rights of all other Persons therein other than with respect to the holders of (i) Prior Liens and (ii) Contested Liens.

                  SECTION 4.4 Limitation on Liens. Such Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than Permitted. Pledgor shall defend the Pledged Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party except for Permitted Liens. There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would result in the imposition of any other Lien, restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors' obligations or the rights of the Collateral Agent hereunder.

                  SECTION 4.5 Other Financing Statements. There is no (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements relating to Permitted Liens, and so long as any of the Secured Obligations remain unpaid or the Commitments of the Lenders to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

                  SECTION 4.6 Jurisdiction of Organization; Chief Executive Office; Records; Change of Name. As of the date hereof, the chief executive office, jurisdiction of organization and type of organization (together with the organizational identification number, if any, issued by the applicable jurisdiction with respect to such Pledgor) of such Pledgor is located at the address indicated next to its name in Schedules 1(a) and 2(a) annexed to the Perfection Certificate. Such Pledgor shall not move its chief executive office to any location other than one within the continental United States that is listed in such Schedule 2(a) annexed to the Perfection Certificate except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 4.6. All tangible evidence of all Accounts and General Intangibles of such Pledgor and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office or such other location listed in Schedule 2(a) annexed to the Perfection Certificate, or at such new location for such chief executive office as such Pledgor may establish in accordance with the last sentence of this Section 4.6. All Accounts and General Intangibles of such Pledgor are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from such chief executive office or such other location listed in Schedule 2(a) annexed to the Perfection Certificate, or at such new location for such chief executive office as such Pledgor may establish in accordance with the last sentence of this Section 4.6. Such Pledgor shall not establish a new location for its chief executive office to any location other than one within the continental United States that is listed in Schedule 2(a) annexed to the Perfection Certificate or change its name, identity or structure or jurisdiction of organization until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the continental United States or name, identity, structure or jurisdiction and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location or name, identity, structure or jurisdiction, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, using commercially reasonably efforts to obtain waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

                  SECTION 4.7 Location of Inventory. All Inventory of such Pledgor are located at the chief executive office or such other location listed in Schedules 2(c), 2(d) and 2(e) annexed to the Perfection Certificate. Other than in connection with sales of Inventory in the ordinary course of Pledgor's business, such Pledgor shall not move any Inventory to any location other than one within the continental United States that is listed in such Schedules 2(c), 2(d) and 2(e) annexed to the Perfection Certificate until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the continental United States and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

                  SECTION 4.8 Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Pledged Collateral, the applicable Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC).

                  SECTION 4.9 Corporate Names; Prior Transactions. Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules l(c) and 3 annexed to the Perfection Certificate.

                  SECTION 4.10 Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized, validly issued and fully paid and nonassessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

                  SECTION 4.11 No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulations T, U or X of the Federal Reserve Board.

                  SECTION 4.12 No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which such Pledgor is a party or by which it is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which such Pledgor is a party with respect to the transfer, voting or exercise of any other right of the equity interests of any issuer of the Pledged Securities.

                  SECTION 4.13 No Claims. Such Pledgor owns or has rights to use all of the Pledged Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Pledgor' s business as currently conducted and as contemplated to be conducted pursuant to the Loan Documents. The use by such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person, except for such infringement, violation or conflict which could not be reasonably expected to have a Material Adverse Effect. No claim has been made and remains outstanding that such Pledgor's use of any Pledged Collateral does or may violate the rights of any third Person that would have a Material Adverse Effect.

                  SECTION 4.14 No Conflicts, Consents, etc. Neither the execution and delivery hereof by each Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any Operative Agreement of such Pledgor or any issuer of Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, except for such infringement, violation or conflict which could not be reasonably expected to have a Material Adverse Effect, (iii) conflicts with any Requirement of Law applicable to any such Pledgor or its property, or
(iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by such Pledgor. No consent of any party (including, without limitation, equityholders or creditors of such Pledgor or any account debtor under an Account) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (A) the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Pledgor, except as set forth in Schedule 4.14 annexed hereto, (B) the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (C) the exercise by the Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement. With respect to each consent, authorization, approval, license or other action described in Schedule 4.14 annexed hereto, such Pledgor shall use its commercially reasonable efforts to cause the counterparty with respect thereto to deliver such consent, authorization, approval or license or otherwise cause such other action to be taken within 30 days after the date hereof or otherwise in accordance with Section 4.03 of the Credit Agreement; provided, however, that such Pledgor shall in no event be required to pay or cause to be paid any remuneration to any such counterparty in order to obtain such consent, authorization, approval or licenses to the extent that it would be commercially unreasonable so to do. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

                  SECTION 4.15 Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement

(including, without limitation, the Perfection Certificate), in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed hereto constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors and required to be pledged pursuant to this Agreement and the Credit Agreement.

                  SECTION 4.16 Insurance; Condemnation.

                  (i) Required Insurance Policies and Coverages. No Pledgor shall take any action that impairs the rights of the Collateral Agent or any Secured Party in the Pledged Collateral and (A) as of the date hereof, the Pledged Collateral and the use thereof comply with all applicable Insurance Requirements, and there exists no default under any Insurance Requirement, (B) all premiums due and payable with respect to the Required Insurance Policies have been paid, (C) all Insurance Policies are in full force and effect and such Pledgor has not received notice of violation or cancellation thereof and (D) all Insurance Policies or Insurance Certificates required to be delivered pursuant to Section 4.02(i) of the Credit Agreement have been delivered to the Collateral Agent in form satisfactory to the Collateral Agent. Each Pledgor shall at all times keep the Pledged Collateral insured, at such Pledgor's own expense, to the Collateral Agent's reasonable satisfaction against fire, theft and all other risks to which the Pledged Collateral may be subject, in such amounts and with such deductibles as would be maintained by a Prudent Operator or as the Collateral Agent may otherwise require, including, without limitation, the following insurance policies and coverages:

                  (A) physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the Full Replacement Cost of the Inventory;

                  (B) commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Pledged Collateral, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon the Collateral Agent and all court costs and attorneys' fees, arising out of or in connection with the possession, use or condition of the Pledged Collateral;

                  (C) explosion insurance in respect of any boilers, machinery and similar apparatus used in the production of, located near or otherwise effecting the Inventory;

                  (D)      business interruption insurance;

                  (E) worker's compensation insurance as required by the laws of the state where the Pledged Collateral is located to protect such Pledgor and the Collateral Agent against claims for injuries sustained in the course of employment at the premises of such Pledgor; and

                  (F) such other insurance against risks as the Collateral Agent may from time to time reasonably require.

                  (ii) Required Form of Insurance Policies. Each Insurance Policy described in clause (i) of this Section 4.16 shall provide that:

                  (A) it may not be modified, reduced, canceled or otherwise terminated without at least thirty (30) days' prior written notice to the Collateral Agent;

                  (B) the Collateral Agent is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due;

                  (C)      all losses thereunder shall be payable
         notwithstanding any act or negligence of such Pledgor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments;

                  (D) to the extent such Insurance Policy constitutes Property Insurance relating to Inventory, all losses payable thereunder shall be payable to the Collateral Agent, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; and

                  (E) with respect to Liability Insurance, the Collateral Agent shall be named as an additional insured.

                  (iii) Settlements. Settlement of any claim under any of the Required Insurance Policies, if such claim involves any loss in excess of $500,000 (in the reasonable judgment of the Collateral Agent), shall require the prior written approval of the Collateral Agent, and such Pledgor shall cause each such policy to contain a provision to such effect.

                  (iv) Renewals. At least ten (10) days prior to the expiration of any Required Insurance Policy, such Pledgor shall deliver to the Collateral Agent a Required Insurance Policy or Policies renewing or extending such expiring Required Insurance Policy or Policies, renewal or extension Insurance Certificates or other reasonable evidence of renewal or extension providing that the Insurance Policies are in full force and effect.

                  (v) Additional Insurance. Such Pledgor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those Required Insurance Policies required to be maintained under this
Section 4.16, unless the Collateral Agent is included thereon as an additional insured and, if applicable, with loss payable to the Collateral Agent under an endorsement containing the provisions described in clause (ii) of this Section
4.16. Such Pledgor shall immediately notify the Collateral Agent whenever any such separate insurance policy is obtained and shall promptly deliver to the Collateral Agent the Required Insurance Policy or Insurance Certificate evidencing such insurance.

                  (vi) Blanket Coverage. Such Pledgor may maintain the coverages required by clause (i) of this Section 4.16 under blanket policies covering the Pledged Collateral and other property owned or operated by such Pledgor or an Affiliate of such Pledgor if the terms of such blanket policies otherwise comply with the provisions of clause (i) of this Section 4.16 and contain specific coverage allocations in respect of the Inventory complying with the provisions of clause (i) of this
Section 4.16.

                  SECTION 4.17 Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Pledgor represents and warrants that all Charges imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Charges constitute a Lien not yet due and payable or constitute Contested Liens. Each Pledgor shall pay prior to the date on which any penalties would attach thereto all Charges against the Pledged Collateral. Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would have a Material Adverse Effect. Notwithstanding the foregoing, each Pledgor may at its own expense contest the validity, amount or applicability of any Charges pursuant to the provisions of Section 6.02 of the Credit Agreement.

                  SECTION 4.18 Access to Pledged Collateral, Books and Records; Other Information. Upon reasonable notice to each Pledgor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be reasonably requested by the Collateral Agent, all of the Pledged Collateral including, without limitation, all of the books, correspondence and records of such Pledgor relating thereto. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Collateral Agent, at such Pledgor's cost and expense, such clerical and other assistance as may be requested by the Collateral Agent with regard thereto. Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Pledged Collateral.

                                    ARTICLE V

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

                  SECTION 5.1 Special Representations and Warranties. As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, evidencing amounts unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein or out of an advance or a loan, not subject to the fulfillment of any contract or condition whatsoever or to any defenses, set-offs or counterclaims except with respect to refunds, returns and allowances in the ordinary course of business, or stamp or other taxes, (iii) will, in the case of an Account, except for the original or duplicate original invoice sent to a purchaser evidencing such purchaser's account, be the only original writings evidencing and embodying such obligation of the account debtor named therein and (iv) are in compliance and conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction except where the failure to so comply or conform could not be reasonably expected to have a Material Adverse Effect.

                  SECTION 5.2 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto, to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent's security interest therein without the consent of any Pledgor but subject to the confidentiality provisions of the Credit Agreement.

                  SECTION 5.3 Legend. Each Pledgor shall legend, at the request of the Collateral Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been pledged to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

                  SECTION 5.4 Modification of Terms, etc. No Pledgor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto except in the ordinary course of business consistent with prudent business practice or sell any Account or interest therein without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.

                  SECTION 5.5 Collection. Each Pledgor shall cause to be collected from the account debtor of each of the Accounts, as and when due (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorneys' fees) of collection, in any case, whether incurred by any Pledgor and after an Event of Default should have occurred and be continuing, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

                  SECTION 5.6 Instruments. Each Pledgor shall deliver to the Collateral Agent, within ten days after receipt thereof by such Pledgor, any Instrument evidencing Accounts which is in the principal amount of $200,000 or more. Any Instrument delivered to the Collateral Agent pursuant to this Section
5.6 shall be appropriately endorsed (if applicable) to the order of the Collateral Agent, as agent for the Secured Parties, and shall be held by the Collateral Agent as further security hereunder; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall, promptly upon request of such Pledgor, make appropriate arrangements for making any Instrument pledged by such Pledgor available to such Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

                  SECTION 5.7 Payment into Lockboxes. After the occurrence of a Default and upon the request of the Collateral Agent, each Pledgor shall cause all payments in respect of the Accounts to be deposited into Lockboxes and otherwise comply with the provisions of Section 7.3 hereof. The costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

                                   ARTICLE VI

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

                  SECTION 6.1 Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be Pledged to the Collateral Agent for the benefit of the Lenders pursuant to the provisions of Section 5.11 of the Credit Agreement or this Agreement, accept the same in trust for the benefit of the Collateral Agent and promptly (and in any event within five Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a "Pledge Amendment"), and the certificates and other documents required under Section 3.1 and Section
3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement or the Credit Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                  SECTION 6.2 Voting Rights; Distributions, etc.

                  (i) So long as no Event of Default shall have occurred and be continuing:

                  (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof or any other Loan Document; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may have an adverse effect on the value of the Pledged Collateral or the Lien and security interest intended to be granted to the Collateral Agent hereunder.

                  (B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); provided, further, however, that no Pledgor shall be so required to pledge any Distributions consisting of rights or interests in the form of securities if such pledge shall result in the Collateral Agent possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) or would constitute an investment of earnings in United States property under
         Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                  (C) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 6.2(i)(B) hereof.

                  (ii) Upon the occurrence and during the continuance of any Event of Default:

                  (A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6.2(i)(A) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (B) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions; provided, however, that no Pledgor shall be so required to pledge any Distributions consisting or rights of interest in the form of securities if such pledge shall result in the Collateral Agent possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) or would constitute an investment of earnings in United States property under
         Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                  (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6.2(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 6.2(ii)(B) hereof.

                  (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 6.2(ii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 6.3 No New Securities. Except to the extent otherwise permitted under Article VIII hereof, each Pledgor shall cause each issuer of the Pledged Securities not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by such issuer, except to such Pledgor.

                  SECTION 6.4 Operative Agreements. Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of the Operative Agreements with respect to each issuer of the Pledged Securities. The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder. Each Pledgor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any Operative Agreement within ten days after such Pledgor gives or receives such notice. No Pledgor will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which may have an adverse effect on the value of the Pledged Securities and Distributions relating thereto or the Lien and security intended to be granted to the Collateral Agent hereunder.

                  SECTION 6.5 Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any

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agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, which have been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

                                   ARTICLE VII

                          CERTAIN PROVISIONS CONCERNING
                  COLLATERAL ACCOUNT AND COLLECTION OF ACCOUNTS

                  SECTION 7.1 Collateral Account.

                  (i) Deposits into Collateral Account. Each Pledgor shall deposit into the Collateral Account from time to time (A) after the occurrence of a Default, the cash proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated by Sections 2.13(b)(ii) and 2.13(e)(ii) of the Credit Agreement, (B) any cash in respect of any Pledged Collateral to which the Collateral Agent is entitled pursuant to Section 6.2 hereof, (C) such amounts that such Pledgor is required to pledge as additional collateral security hereunder pursuant to the Loan Documents and (D) any other amounts that such Pledgor desires to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder.

                  (ii) Application of Amounts in Collateral Account. The balance from time to time in the Collateral Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within two Business Days of receiving a request of such Pledgor for release of cash proceeds from the Collateral Account constituting Net Cash Proceeds relating to any Casualty Event or Asset Sale, remit the cash proceeds on deposit in the Collateral Account to or upon the order of such Pledgor, in periodic installments, if applicable, so long as such Pledgor has satisfied the conditions relating thereto set forth in Section 7.1(iv). At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Article X hereof subject, however, in the case of amounts deposited in the L/C Sub-Account, to the provisions of Section 7.2 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  (iii) Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Cash Equivalents as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, the

Collateral Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided, however, that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Article X hereof.

                  (iv) Proceeds of Asset Sale, Casulaty Event and Collateral Dispositions. So long as no Event of Default shall have occurred and be continuing, in the event the applicable Pledgor elects to reinvest Net Cash Proceeds in respect of any Asset Sale or Casualty Event in accordance with the provisions of Sections 2.13(b) and 2.13(e) of the Credit Agreement, as applicable, the Collateral Agent shall receive at least 10 days' prior notice of each request for payment and shall not release any part of such Net Cash Proceeds, until the applicable Loan Party has furnished to the Collateral Agent
(i) an Officers' Certificate setting forth: (A) a brief description of the reinvestment to be made, (B) the dollar amount of the expenditures to be made, or costs incurred by such Loan Party in connection with such reinvestment and
(C) evidence that the properties or assets acquired in connection with such reinvestment have a fair market value at least equal to the amount of such Net Cash Proceeds requested to be released from the Collateral Account and (ii) all security agreements and other items required by the provisions of Section 5.11 to, among other things, subject such reinvestment properties or assets to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

                  SECTION 7.2 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under the Credit Agreement pursuant to Section 2.22 thereof shall be held by the Collateral Agent in a separate sub-account designated as the "L/C Sub-Account" (the "L/C Sub-Account") and, notwithstanding any other provision hereof to the contrary, all amounts held in the L/C Sub-Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second as collateral security for the other Secured Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full (except to the extent set forth in Section 2.22(j)(iii) of the Credit Agreement).

                  SECTION 7.3 Collection of Accounts.

                  (i) Lockboxes. Pledgor shall establish one or more lockboxes (the "Lockboxes") with a Lockbox Bank and after the occurrence of a Default and upon the request of the Collateral Agent, each Pledgor shall irrevocably instruct all account debtors on all of the Accounts of such Pledgor, all agents for the collection of Accounts and all issuers or obligors under letters of credit or other documents supporting Accounts to remit all Collections to such Lockboxes. Each Pledgor, the Collateral Agent and each of the financial institutions selected by such Pledgor and reasonably acceptable to the Collateral Agent (each, a "Lockbox Bank" and, collectively, the "Lockbox Banks") shall enter into Lockbox Agreements, which among other things shall provide for the opening of an account for the deposit of Collections (each, a "Collection Account" and, collectively, the "Collection Accounts") at a Lockbox Bank. Each Pledgor shall maintain separate and distinct Lockboxes and Collection Accounts and the Lockboxes and Collection Accounts of each Pledgor will be clearly identified as the Lockbox and Collection Accounts of such Pledgor and no other Person, including no other Pledgor. After the occurrence of a Default and upon the request of the Collateral Agent, such amounts shall be so deposited on a daily basis and all Collections and other amounts received by or on behalf of each such Pledgor from any account debtor, agent or credit support party shall be held in trust for the benefit of the Collateral Agent and shall be deposited into the Collection Account of such Pledgor within one Business Day after such Pledgor's receipt thereof. Such arrangements shall not be modified or terminated without the prior written consent of the Collateral Agent.

                  (ii) Lockbox Concentration Account. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all good funds held in each Collection Account shall be wired each Business Day into a separate account for each such Pledgor (each, a "Lockbox Concentration Account") maintained by the Collateral Agent. Each Pledgor shall accurately report all amounts deposited in the Collection Accounts to ensure the proper transfer of funds as set forth above. Each Pledgor acknowledges and agrees that, (A) pursuant to the Lockbox Agreements executed and delivered by such Pledgor it has irrevocably directed the Lockbox Banks to transfer no later than 11:00 a.m. (New York time) each Business Day all available funds, investments, money, cash, Instruments, securities, rights, Proceeds and other property and amounts contained in their respective Collection Accounts into the Lockbox Concentration Account established for such Pledgor hereunder and (B) the Collateral Agent shall have exclusive dominion and control of the Lockbox Concentration Accounts. After the occurrence of a Default and upon the request of the Collateral Agent, if any Pledgor receives directly any remittance or payments notwithstanding the arrangements for payments directly into Collection Accounts (as provided for in the Lockbox Agreements), such Pledgor shall hold such remittance and payments in trust for the Collateral Agent, and shall deposit such amounts into its respective Lockbox Concentration Account within one Business Day after such Pledgor's receipt thereof.

                  (iii) Dispositions from Lockbox Concentration Account. After an Event of Default shall have occurred and be continuing and with the approval of the Collateral Agent acting at the direction of the Required Lenders (which approval may be granted or withheld in the sole and absolute discretion of the Required Lenders), each Pledgor is hereby authorized by the Collateral Agent to direct on any Business Day the disposition of any and all moneys, financial assets, checks, drafts, securities, instruments and other property deposited in its Lockbox Concentration Account into one or more deposit accounts for use by such Pledgor in a manner permitted by the Credit Agreement. The Collateral Agent shall make such disposition by 11:00 a.m. New York time on each such date.

                  (iv) Revocation of Withdrawal Right. Upon the occurrence and during the continuance of any Event of Default and revocation by the Collateral Agent acting at the direction of the Required Lenders (which revocation may be made in the sole and absolute discretion of the Required Lenders), the authorization of the Pledgors under Section 7.4(iii) shall be revoked and all deposits maintained in the Lockbox Concentration Accounts, and any additional moneys and other property subsequently maintained with any Lockbox Bank, shall be transferred to the Collateral Account. All such deposits in the Collateral Account shall be held by the Collateral Agent as Pledged Collateral for the Secured Obligations or applied to the payment of the Secured Obligations in accordance with Article X hereof. The costs and expenses (including attorney's fees) of collection, whether incurred by any Pledgor or the Collateral Agent (or any sub-agent), shall be borne by the Pledgors.

                  SECTION 7.4 Restriction on Credit Balances in Deposit Accounts. The Pledgors shall not at any time deposit or cause to be deposited into any account, except as otherwise specifically permitted pursuant to the provisions of this Article VII, any funds, investments, money, cash, instruments, securities, rights, proceeds and other property and amounts received by or on behalf of the Pledgors from any Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Pledgors may deposit or cause to be deposited into such account such funds, investments, money, cash, instruments, securities, rights, proceeds and other property and amounts received by or on behalf of the Pledgors so long as the aggregate sum thereof shall in no event exceed at any time $500,000; provided, further, that all amounts in excess of $500,000 shall be deposited directly into the Collection Account of the applicable Pledgor or the Collateral Account in accordance with the provisions of this Article VII.

                                  ARTICLE VIII

                            TRANSFERS AND OTHER LIENS

                  No Pledgor shall (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than Permitted Liens or (iii) permit any issuer of the Pledged Securities to merge, consolidate or change its legal form, unless
(A) such entity is organized in a jurisdiction outside the United States and 65% of all of the outstanding equity interests of the surviving or resulting entity are, upon such merger or consolidation, pledged hereunder and any cash, securities or other property is distributed in respect of the outstanding equity interests of any other entity that was merged into or consolidated with such issuer is deposited in the Collateral Account and (B) such Pledgor shall have complied with the applicable provisions of the Credit Agreement.

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

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 9.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

                  (i) Personally, or by agents or attorneys, reasonably and immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

                  (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) deposit such amounts into the Collateral Account;

                  (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

                  (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places within the continental United States so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

                  (v) Withdraw all moneys, instruments, securities and other property in any Bank Account or other account of any Pledgor pledged to the Collateral Agent hereunder (including, without limitation, the accounts contemplated in Article VII) for application to the Secured Obligations as provided in Article X hereof;

                  (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

                  (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

                  (viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  SECTION 9.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                  SECTION 9.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                  SECTION 9.4 Certain Sales of Pledged Collateral.

                  (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

                  (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

                  (iii) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  SECTION 9.5 No Waiver; Cumulative Remedies.

                  (i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                  (ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

                                    ARTICLE X

                             APPLICATION OF PROCEEDS

                  The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Article IX hereof shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

                  FIRST, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, the costs and expenses of the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  SECOND, to the payment of all other costs and expenses of such sale, collection or other realization including, without limitation, the costs and expenses of the Lenders and their agents and counsel and all costs, liabilities and advances made or incurred by the Lenders in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  THIRD, without duplication of amounts applied pursuant to clauses FIRST and SECOND above, to the indefeasible payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Secured Obligations (other than the obligations arising under the Interest Rate Protection Agreements, the Hedging Agreements and the Cash Management Agreements) in accordance with the terms of the Credit Agreement and (ii) the obligations arising under the Interest Rate Protection Agreements, the Hedging Agreements and the Cash Management Agreements in accordance with the terms of the Interest Rate Protection Agreements, the Hedging Agreements and the Cash Management Agreements, as applicable; and

                  FOURTH, the balance, if any, to the Person lawfully entitled thereto (including the Pledgors or their respective successors or assigns).

                  In the event that any such proceeds are insufficient to pay in full the items described in clauses FIRST though THIRD of this Article X, the Pledgors shall remain liable for any deficiency.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1 Concerning Collateral Agent.

                  (i) The Collateral Agent has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from, exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

                  (ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of property of a similar kind and nature as the Pledged Collateral, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for
(i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                  (iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                  (iv) With respect to any of its rights and obligations as a Lender, Collateral Agent shall have and may exercise the same rights and powers hereunder. The term "Lenders," "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include Collateral Agent in its individual capacity as a Lender. Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with such Pledgor or any Affiliate of such Pledgor to the same extent as if Collateral Agent were not acting as collateral agent.

                  (v) If any item of Pledged Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

                  SECTION 11.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement, (including, without limitation, such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached, after an Event of Default shall have occurred and be continuing, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance in accordance with the provision of Section 4.17 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.3 hereof. Neither the provisions of this Section 11.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default. After an Event of Default shall have occurred and be continuing, each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 11.3 Expenses. Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable costs and expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Pledged Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral

Agent is made a party or participates or in which the right to use the Pledged Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Pledged Collateral with any requirements of any Governmental Authority or law), (ii) the collection of the Secured Obligations,
(iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or (vi) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts expended by the Collateral Agent and payable by any Pledgor under this Section
11.3 shall be due upon demand therefor (together with interest thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 11.3 shall survive the termination hereof and the discharge of such Pledgor' s other obligations under this Agreement, the Credit Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements and the other Loan Documents.

                  SECTION 11.4 Indemnity.

                  (i) Indemnity. Each Pledgor agrees to indemnify, pay and hold harmless the Collateral Agent and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Collateral Agent and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out hereof, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements or any other Loan Document (including, without limitation, any misrepresentation by any Pledgor in this Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements or any other Loan Document) (the "Indemnified Liabilities"); provided, however, that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final non-appealable decision of a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  (ii) Survival. The obligations of the Pledgors contained in this Section 12.4 shall survive the termination hereof and the discharge of the Pledgors' other obligations under this Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements and under the other Loan Documents.

                  (iii) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

                  SECTION 11.5 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii) and subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Protection Agreement, the Hedging Agreements or the Cash Management Agreements.

                  SECTION 11.6 Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

                  SECTION 11.7 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Loan Document, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                  SECTION 11.8 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the

Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.8.

                  SECTION 11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE GREATEST EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF PLEDGED COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE PLEDGORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 11.11 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11.12 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  SECTION 11.13 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Agreement is a part. All agreements between the Pledgors and the Collateral Agent whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Pledgors for the use, forbearance or detention of the money to be loaned under the Credit Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements or any other Loan Document, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Pledgors shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Pledgors. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Collateral Agent shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                  SECTION 11.14 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 11.15 Relationship. The relationship of Collateral Agent to each of the Pledgors hereunder is strictly and solely that of lender to borrower and secured party to pledgor, and nothing contained in the Credit Agreement, this Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Collateral Agent and each of the Pledgors other than as lender and borrower and mortgagee and mortgagor.

                  SECTION 11.16 Waiver of Stay. Each Pledgor agrees that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or such Pledgor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, the Collateral Agent shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement or in any other Loan Document.

                  SECTION 11.17 No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

                  SECTION 11.18 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 11.19 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or any other Loan Party;

                  (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements, any Letter of Credit or any other Loan Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements, any Letter of Credit or any other Loan Document, or any other agreement or instrument relating thereto;

                  (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, any Interest Rate Protection Agreement, the Hedging Agreements, the Cash Management Agreements or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.7 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                        SOLA INTERNATIONAL INC.,
                                        as Pledgor

                                        By:     /s/ Ronald F. Dutt
                                            ________________________________
                                            Name:   Ronald F. Dutt
                                            Title:  Executive Vice President
                                                    and Chief Financial Officer

                                        UNION BANK OF CALIFORNIA, N.A.,
                                        as Collateral Agent

                                        By:     /s/ Ryan C. Bradley
                                            ________________________________
                                            Name:   Ryan C. Bradley
                                            Title:  Vice President

                                 SCHEDULE 1.1(a)
                           Initial Intercompany Notes

                          TO BE UPDATED BY THE COMPANY

Pledgor:  Sola International Inc.

                                      None.

                             Schedule 1.1(a)-Page 1

                                SCHEDULE 1.1 (b)
                            Initial Pledged Interests

                          TO BE UPDATED BY THE COMPANY

Pledgor:  Sola International Inc.

                                                                                PERCENTAGE OF
                                                                                 ALL ISSUED
                                                                                 CAPITAL OR
            ISSUER                                                 NUMBER       OTHER EQUITY
       (JURISDICTION OF          TYPE OF         CERTIFICATE         OF         INTERESTS OF
        INCORPORATION)           INTEREST           NO(S).         SHARES          ISSUER
------------------------------   --------        ----------        ------       -------------
Sola Brash Indstria              Quotas              N/A           N/A              65%
Optica Ltda.
(Brazil)

Optica SOLA de Mexico            Capital             N/A           N/A              65%
S.R.L. de C.V.                   Quotas
(Mexico)

Sola Optical Partners, a         Partnership         N/A           N/A              65%
Limited Partnership
(Australia)

Sola Optical Holdings S.A.R.L.   S.A.R.L.            N/A           38,051           65%
(France)                         Interest

N/A Not applicable

                             Schedule 1.1(b)-Page 1

                                SCHEDULE 1.1 (c)
                            Initial Pledged Interests

                          TO BE UPDATED BY THE COMPANY

Pledgor:  Sola International Inc.

                                                                                 PERCENTAGE OF
                                                                                  ALL ISSUED
                                                                                  CAPITAL OR
            ISSUER                                                  NUMBER       OTHER EQUITY
       (JURISDICTION OF            CLASS          CERTIFICATE         OF         INTERESTS OF
        INCORPORATION)            OF STOCK           NO(S).         SHARES          ISSUER
------------------------------   ----------       ----------      ---------      -------------
Lentes SOLA S.A. de                Capital            2             860,015          65%
C.V. (Mexico)                    Minimo Fijo

                                   Capital            2               3,900
                                   Variable

Sola Optical Italia S.p.A.         Ordinary        6,7,11         3,462,810          65%
(Italy)                             Shares

Sola Optical (U.K.)                Ordinary           7           2,195,946          65%
Limited (UK)                        Shares

Sola Holdings Ireland              Ordinary           7           3,403,151          65%
Limited (Ireland)                   Shares

                             Schedule 1.1(c)-Page 1

                                 SCHEDULE 1.1(d)
                                   Prior Liens

                          TO BE UPDATED BY THE COMPANY

   SECURED PARTY              JURISDICTION         DATE        FILE NUMBER                        COMMENTS
-------------------------------------------------------------------------------------------------------------------------
Sun Data, Inc.             Secretary of State,    1/21/97    UCC-1 9702260584         Equipment on Lease No. 150723 (see
                           CA                                                         attachment to financing statement)

Mellon First United        Secretary of State,    6/13/97    UCC-1  9716860693        Equipment --  printer, carrier,
Leasing                    CA                                                         prompt, high speed printer label
                                                                                      printer (Lease #65101)

Mellon First United        Secretary of State,    7/21/97    UCC-1  9720660487        Equipment -- mailing machine,
Leasing                    CA                                                         scale, acct. software, differential
                                                                                      weight (Lease #92345)

Mellon First United        Secretary of State,    4/21/98    UCC-1  9811261083        Equipment:  1 CH5000 Challenger, 1
Leasing                    CA                                                         Eltron Printer and equipment (Lease
                                                                                      #1997977531)

Mellon First United        Secretary of State,    4/27/98    UCC-1  9811860999        Equipment -- A.H. 5000 Manifest
Leasing                    CA                                                         Challenger System w/access. (Lease
                                                                                      #199797756)

MCI Capital Services       Secretary of State,    7/1/98     UCC-1  9818360303        Equipment - Blanket lien associated
                           CA                                                         with computer programs and software
                                                                                      from Lease #6754578-001

Xerox Corp.                Secretary of State,    8/3/98     UCC-1  9821760512        Equipment -- Xerox 5385 copier
                           CA                                                         w/access. (Lease #957487275)

IBM Credit                 Secretary of State,    10/14/98   UCC-1  9829461094        Computers, information processing
Corporation                CA                                                         and peripheral equipment an goods
                                                                                      referenced on IBM Supplement 547333
                                                                                      dated 8/31/98

IBM Credit                 Secretary of State,    5/5/99     UCC-1  9913160549        Computers, information processing
Corporation                CA                                                         and peripheral equipment an goods
                                                                                      referenced on IBM Supplement 657608
                                                                                      dated 4/26/99

IBM Credit                 Secretary of State,    12/7/99    UCC-1  9935160863        Computers, information processing
Corporation                CA                                                         and peripheral equipment an goods
                                                                                      referenced on IBM Supplement 744423
                                                                                      dated 11/5/99

Fidelity Leasing Inc.      Secretary of State,    3/7/01     UCC-1  0107160629        Equipment -- 3 Cisco 2610 router
                           CA

Fidelity Leasing Inc.      Secretary of State,    4/9/01     UCC-1 0110660197         Equipment -- Cisco 2610 routers
                           CA

Sun Microsystems           Secretary of State,    5/8/01     UCC-1  0113060415        All equipment and related items
Finance                    CA                                                         described in any Lease Schedule to
                                                                                      Master Lease Agreement No. 4067082

UBS AG, Stamford           Secretary of State,    7/31/01    UCC-1 0121360001         Blanket Lien
Branch                     CA

                             Schedule 1.1(d)-Page 1

UBS AG, Stamford           Secretary of State,    7/31/01    UCC-1 10754692           Blanket Lien
Branch                     DE

IBM Credit                 Secretary of State,    7/15/02    UCC-1 21937584           Software Equipment under lease
Corporation                DE                                                         number

CIT Communications         Secretary of State,    9/5/02     UCC-1 22277246           Software Equipment under lease
Finance Corporation        DE                                                         number H00271

MCI Capital Services       Department of State,   6/26/98    UCC-1 980000140996       Computer Equipment and Software
                           FL                                                         under Lease #6754578

MCI Capital Services       Clerk of Superior      6/26/98    UCC-1                    Computer equipment and software
                           Court                             067-1998-007882          under Master Lease Agreement
                           Gwinnett County,                                           #6754578
                           GA

MCI Capital Service        Secretary of State,    6/26/98    UCC-1  2467785           Computer equipment and software
                           KS                                                         under Lease #6754578

CIT Communications         County Clerk           6/4/01     UCC-1 2019682            Equipment including but not limited
Finance Corporation        Boone County, KY                                           to data equipment acquired or sole
                                                                                      to debtor by secured party pursuant
                                                                                      to Lease #S421603

MCI Capital Services       Secretary of State,    6/26/98    UCC-1 155666             Computer equipment and software
                           KY                                                         under Lease #6754578

Fidelity Leasing Inc.      County Clerk           6/4/01     UCC-1 456402             Cisco Computer equipment
                           Kenton County,
                           Covington
                           Courthouse, KY

UBS AG, Stamford           Secretary of State,    7/31/01    UCC-1 2001-1707221-03    Blanket Lien
Branch                     KY

Fidelity Leasing Inc.      Secretary of the       4/9/01     UCC-1 200101365390       Computer Equipment - Cicsco routers
                           Commonwealth MA

UBS AG, Stamford           Secretary of State,    7/31/01    UCC-1 2010001423446      Blanket Lien
Branch                     ME

MCI Capital Services       Secretary of State,    6/29/98    UCC-1  2049113           Computer equipment and software
                           MN                                                         under Lease Agreement #6754578

MCI Capital Services       Secretary of State,    6/26/98    UCC-1 2930850            All equipment, inventory, general
                           MO                                                         intangibles, accounts and chattel
                                                                                      paper evidenced by the Master Lease
                                                                                      Agreement No. 6754578-001

MCI Capital Services       Recorder of Deeds      6/29/98    UCC-1 3763               Computer Equipment and Software
                           Miller County, MO                                          under Lease #6754578-001

UBS AG, Stamford           Secretary of State,    7/31/01    UCC-1 20018008595        Blanket Lien
Branch                     MO

UBS AG, Stamford           Secretary of State,    7/31/01    UCC-1 02059086           Blanket Lien
Branch                     NJ

MCI Capital Services       Secretary of the       6/26/98    UCC-1 29090945           Computer equipment and software
                           Commonwealth,                                              under Master Lease Agreement
                           Pennsylvania                                               #6754578

MCI Capital Services       Prothonotary           6/26/98    UCC-1 1123 ST 1998       Computer equipment and software
                           Dauphin County,                                            under Lease #6754578
                           PA

UBS AG, Stamford           Secretary of State,    7/31/01    UCC-1 722                Blanket Lien
Branch                     RI

MCI Capital Services       Secretary of State,    6/26/98    UCC-1 98-129211          Computer equipment and software
                           TX                                                         under Lease #6754578-001

                             Schedule 1.1(d)-Page 2

                                  SCHEDULE 3.3
                Financing Statements and Other Necessary Filings

                          TO BE UPDATED BY THE COMPANY

I.       UCC Filings

         Delaware Secretary of State

II.      Other Filings

         None

                              Schedule 3.3-Page 1

                                  SCHEDULE 4.15
                                Required Consents

                          TO BE UPDATED BY THE COMPANY

                                      None.

                              Schedule 4.15-Page 1

                                    EXHIBIT 1

                                     FORM OF

                              ISSUER ACKNOWLEDGMENT

                  The undersigned hereby (i) acknowledges receipt of a copy of that certain Security Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), among Sola International Inc. (the "Borrower"), the Guarantors from time to time party thereto and Union Bank of California, N.A., as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement (iii) agrees that after it has received notice of an Event of Default it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

                                         [NAME OF ISSUER]

                                         By: ___________________________________
                                             Name:
                                             Title:

                                Exhibit 1 -Page 1

                                    EXHIBIT 2

                                     FORM OF

                                PLEDGE AMENDMENT

                  This Pledge Amendment, dated as of [_____________, ______] is delivered pursuant to Section 6.1 of that certain Security Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), among the undersigned, the Borrower, the Guarantors from time to time party thereto and Union Bank of California, N.A., as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                                         ______________________________________,
                                         as Pledgor

                                         By: ___________________________________
                                             Name:
                                             Title:

                               PLEDGED SECURITIES

                                                                                          PERCENTAGE OF
                                                                     NUMBER             ALL ISSUED CAPITAL
                  CLASS            PAR          CERTIFICATE            OF                OR OTHER EQUITY
ISSUER           OF STOCK         VALUE             NO(S).           SHARES            INTERESTS OF ISSUER
------           --------         -----         -----------          ------            -------------------

                           PLEDGED INTERCOMPANY NOTES

                          PRINCIPAL              DATE OF             INTEREST              MATURITY
ISSUER                     AMOUNT               ISSUANCE               RATE                  DATE
------                     ------               --------               ----                  ----

                               Exhibit 2 - Page 1

                                    EXHIBIT 3

                                     FORM OF

                                JOINDER AGREEMENT

                              [Name of New Pledgor]
                            [Address of New Pledgor]

                                                                          [Date]

[Name and Address
of Collateral Agent]

Ladies and Gentlemen:

                  Reference is made to that certain Security Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), among Sola International Inc. (the "Borrower"), each of the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement and Union Bank of California, N.A., as Collateral Agent (in such capacity and together with any successors in such capacity the "Collateral Agent").

                  This letter supplements the Security Agreement and is delivered by the undersigned, ______________ (the "New Pledgor"), pursuant to
Section 3.4 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

                  Attached hereto are supplements to each of the schedules to the Security Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement.

                  This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED

                               Exhibit 3 - Page 1

BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                               Exhibit 3 - Page 2

                  IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                         [NEW PLEDGOR]

                                         By: ___________________________________
                                             Name:
                                             Title:

AGREED TO AND ACCEPTED:

UNION BANK OF CALIFORNIA, N.A.,
 as Collateral Agent

By: __________________________________
    Name:
    Title:

                           [Schedules to be attached]

                               Exhibit 3 - Page 3

                                    EXHIBIT 4

                                     FORM OF

                                LOCKBOX AGREEMENT

                  LOCKBOX AGREEMENT (the "Agreement"), dated as of [_____, ___] by and among [_______], a [_______], ("Pledgor"), Union Bank of California, N.A., as pledgee, assignee and secured party, in its capacity as agent (in such capacities, "Collateral Agent") for the financial institutions (the "Lenders") from time to time party to the Credit Agreement (as hereinafter defined), and [_______] (the "Bank").

                                    RECITALS:

                  A. Pursuant to that certain Credit Agreement, dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), by and among [Pledgor (the Company")]*, the Lenders party thereto, Collateral Agent as administrative agent, collateral agent and certain other parties thereto, the Lenders have agreed to (i) make to or for the account of [Pledgor or the Company] * certain Revolving Loans up to an aggregate principal amount of [____________] and (ii) issue certain Letters of Credit at the request of [Pledgor or the Company].*

                  B. In connection with the Credit Agreement, [Pledgor or the Company](1) and each of the other Loan Parties [, including Pledgor,]** has granted to Collateral Agent, for its benefit and the benefit of the Lenders, a security interest in their present and future Accounts, and the Proceeds (as hereinafter defined) thereof, and the Loan Parties[, including Pledgor,]2 have agreed that all collections and proceeds of such Accounts shall be remitted in kind to Collateral Agent.

                  C. After the occurrence of a Default and upon the request of the Collateral Agent, Pledgor has agreed to instruct all account debtors on the Accounts of Pledgor to remit to lockboxes established by Pledgor all payments to be made to Pledgor by checks or other drafts.

                  D. After the occurrence of a Default and upon the request of the Collateral Agent, Pledgor has agreed to deposit in an account at the Bank all collections and proceeds of

-------------------------
(1) Insert "Pledgor" in the case of the Lockbox Agreement executed by the Company and "the Company" in the case of each Lockbox Agreement executed by any other Credit Party.

(2) Delete bracketed language in the case of the Lockbox Agreement executed by the Company; delete brackets in the case of Lockbox Agreements executed by any other Credit Party.

                               Exhibit 4 - Page 1
the Accounts (subject to the provisions of the Loan Documents) received in United States currency.

                  D. Collateral Agent and Pledgor desire to use the lockbox service of the Bank and the Bank is willing to provide such service for Pledgor and Collateral Agent.

                                   AGREEMENT:

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. Post Office Box. The Bank will rent P.O. Box [ ] (the "Bank Lockbox") of the post office located at [ ] in the name of Pledgor. All account debtors on the Accounts of Pledgor may be instructed to mail their remittances to the Bank Lockbox.

                  Section 2. Access to Mail. The Bank will have exclusive and unrestricted access to the Bank Lockbox and will have complete and exclusive authority to receive, pick up and open all regular, registered, certified or insured mail addressed to the Bank Lockbox. On written demand of Collateral Agent, the Bank shall cease its processing of such mail, and shall release the same, in kind, to Collateral Agent, without the prior consent of Pledgor, and Collateral Agent shall thereafter process said mail promptly in accordance with this agreement. The Bank shall not inquire into Collateral Agent's right to make such a demand under any agreement among Collateral Agent, Lenders and Pledgor, and shall be forever released of all obligations with respect to said remittances upon release to Collateral Agent. Pledgor shall have no control whatsoever over any mail, checks, money orders, collections or other forms of remittances received in any Lockbox. Appropriate instructions have been, or will be, given by the Bank to the United States Post Office where the Bank Lockbox is maintained, and such instructions shall not be revoked without the prior written consent of Collateral Agent. Except as permitted under Section 3 below, any instruction given to the Bank by Pledgor without the prior written agreement of Collateral Agent shall be void and of no force or effect. All mail addressed to the Bank Lockbox will be picked up by the Bank according to its regular collection schedule.

                  Section 3. Remittance Collection. On the day received, the Bank will open all mail addressed to the Bank Lockbox and remove and inspect the enclosures. All checks, money orders and other forms or orders for the payment of money and other collection remittances (hereinafter collectively referred to as "checks") shall be processed by the Bank as follows:

                  (i) Missing Date. All undated checks will be dated by the Bank as of the postmark date and processed as hereafter provided.

                  (ii) Postdated. Checks postdated up to three days from date of receipt shall be processed on the date indicated on the check. The Bank shall not deposit checks postdated more than three days, but shall notify Collateral Agent by telephone of such checks and follow Collateral Agent's instructions for disposition of such checks.

                  (iii) Stale Date. Checks dated six months or more prior to the date of collection will not be deposited and shall be sent to Collateral Agent.

                               Exhibit 4 - Page 2

                  (iv) Different Amount. Where written and numeric amounts differ, a check will be processed by the Bank only if the correct amount can be determined from the accompanying documents, otherwise the check will not be deposited and shall be sent to Collateral Agent.

                  (v) Signature Missing. Checks which do not bear the drawer's signature and do not indicate the drawer's identity will not be deposited but shall be sent to Collateral Agent. If, as determined by the Bank, the drawer can be identified from the face of the check, the Bank will deposit and process the check by affixing a stamped impression requesting the drawer bank to contact the drawer for authority to pay.

                  (vi) Alterations and Restrictions. Checks with alterations and checks bearing restrictive notations such as "Payment in Full" will not be deposited, and the Bank shall notify Collateral Agent of such checks by telephone on the day of receipt and will deposit, hold or forward such checks with accompanying written matter, if any, as requested by Collateral Agent.

                  (vii) Foreign Banks and Currency. Checks drawn in foreign currency will be processed in accordance with the Bank's normal procedure for such checks and Collateral Agent will be notified by telephone of any such checks on the date received by the Bank.

                  (viii) Instruments or Other Payments. Instruments evidencing, or other forms of payment in respect of, the Accounts, will be processed in accordance with the Bank's normal procedure, and the Bank shall notify Collateral Agent of such Instruments or other forms of payment by telephone on the day of receipt and will hold or forward such Instruments or other forms of payment with accompanying written matter, if any, as requested by Collateral Agent.

To the extent requested by Collateral Agent, Pledgor shall assist and instruct Collateral Agent in connection with the orderly and expeditious processing of the checks described in clauses (i)-(vii). Any items which Collateral Agent has specifically instructed the Bank in writing not to process will not be deposited and shall be sent to Collateral Agent.

                  Section 4. Processing Acceptable Checks. All checks, except those not acceptable for deposit under the terms hereof, shall be deposited on the day of receipt by the Bank to Account No. [______] at the Bank (the "Collection Account"), which is an account owned and controlled exclusively by Collateral Agent, and all such checks shall be endorsed as follows:

                  credited to account number [_________];
                  absence of endorsement hereby supplied and guaranteed by [Lockbox Bank]

                  Any available funds in the Collection Account will be wired no later than 2:00 p.m. (New York time) each Business Day with the following instructions:

                  [                     ]
                  ABA [                 ]

                               Exhibit 4 - Page 3
                  for [                 ]
                  [                     ]
                  Acct. No. [    ]
                  Attn: [               ]
                  Ref.: [Loan Party     ]

All remittance advices, envelopes, and written matter (except as expressly provided herein) received in the Bank Lockbox together with photocopies of all checks shall be sent to Pledgor and, if requested by Collateral Agent, copies of same shall be sent to Collateral Agent. After the occurrence of a Default and upon the request of the Collateral Agent, the Bank shall mail both a deposit advice for all deposits to the Collection Account, on a daily basis, and a statement of account, on a monthly basis, to both Collateral Agent and Pledgor and, if no deposit is made on a Bank business day, a deposit advice, correctly dated, will be sent to Collateral Agent and Borrower with the notation "No Deposit" appearing thereon.

                  Section 5. Returned Checks. Checks deposited in the Collection Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc. will be redeposited by the Bank only once. If a returned check exceeds $10,000 the Bank shall also telephone Pledgor for further instructions on the day such check is received. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank will send a debit advice with the item to Pledgor with copies of same to Collateral Agent.

                  Section 6. Remittance Received by Pledgor. Remittances which are sent directly to or received by Pledgor shall be forwarded to the Bank Lockbox on the day received.

                  Section 7. Record Maintenance. All deposit checks will be microfilmed (on front and back) by the Bank and retained for five years by the Bank prior to destruction. Photocopies of filmed items will be provided to Collateral Agent or Pledgor on request, within the five-year period.

                  Section 8. Bank Charges. All charges of the Bank for services rendered pursuant to this Agreement shall be billed to and paid directly by Pledgor. Said charges shall not be charged against remittances nor shall they be debited to the Collection Account.

                  Section 9. No Offset. The Bank hereby agrees that it will treat all remittances received in the Bank Lockbox in accordance with the terms hereof, and it will not, directly or indirectly, offset or assert any claim against the Bank Lockbox or the Collection Account or divert such remittances on account of any obligations owed to the Bank by Pledgor or by the party making the remittance, except as provided in Section 5 hereof

                  Section 10. Bank Liability. In acting under this Agreement, the Bank shall not be liable to any Lender or Pledgor for any error of judgment, or for any act done or step taken or omitted by it in good faith, except for gross negligence or willful misconduct.

                               Exhibit 4 - Page 4

                  Section 11. Term. This Agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to all other parties. Collateral Agent may terminate this Agreement at any time, which termination shall be effective on receipt of written notice by the Bank, and in the event of such termination, Collateral Agent shall at its option have the sole right to remove mail from the Bank Lockbox. Pledgor shall have no right to unilaterally terminate this Agreement.

                  Section 12. Definitions. The following terms shall have the following meanings. All such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in the UCC, and in any event shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

                  "Proceeds" shall mean all "proceeds," as such term is defined in the UCC, and in any event shall include, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty, guaranty or claim payable to the Collateral Agent or to such Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to such Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority (or any Person acting on behalf of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Pledged Collateral, (iv) products of the Pledged Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

                  Section 13. Modification. This Agreement may only be modified by a writing signed by all of the parties hereto.

                  Section 14. Notices.

                  (a) All notices, including phone notice, daily deposit advices, monthly statements of account and copies of all checks and the documents which are to be given or sent to Collateral Agent shall be sent to the following address or transmitted to the following facsimile number, and, where applicable, given at the following phone number:

                           Union Bank of California, N.A.
                           350 California Street, 10th Floor
                           San Francisco, California 94102-1402
                           Attention: Ryan C. Bradley
                           Telephone: (415) 705-7308
                           Facsimile: (415) 705-7111

                               Exhibit 4 - Page 5

                  (b)      All notices to the Bank shall be sent to:

                           [                          ]
                           [                          ]
                           [                          ]
                           Attention:  [                       ]
                           Telephone:  [                       ]
                           Facsimile:  [                       ]

                  (c) All notices and items which are to be sent to Pledgor shall be sent to:

                           Sola International Inc.
                           10590 West Ocean Air Drive
                           Suite 300
                           San Diego, California 92130
                           Attention: Ronald F. Dutt, Chief Financial Officer
                           Telephone: (858) 314-1105
                           Facsimile: (858) 314-0340

or to such other address, telephone number or facsimile number as any such party may designate for itself by like notice.

                  Section 15. Control. Each party to this Agreement hereby confirms that, to the extent applicable, (i) each account governed hereby is a "deposit account", (ii) this Agreement shall constitute an "authenticated record", (iii) the arrangements established under this Agreement shall constitute "control" of each such account, as each of those terms is defined in
Article 9 of the UCC.

                  Section 16. Pledgor's Agreement. Pledgor agrees that it will indemnify and hold the Bank harmless from any and all loss, liability, expense or damage that the Bank may incur in processing lockbox items in accordance with this Agreement, including, without limitation, any loss that the Bank experiences as a result of returned items to the extent the balances in the Collection Account referenced in Section 4 are insufficient to cover such losses, except for any loss, liability, expense or damage that the Bank may incur as a result of the Bank's gross negligence or willful misconduct.

                  Section 17. Limitation on Liability. Collateral Agent and Pledgor acknowledge that the Bank undertakes to perform only such duties as are expressly set forth in this Agreement and those which are normally undertaken by the Bank in connection with lockbox processing. Notwithstanding any other provision hereof, it is agreed by the parties that the Bank shall not be liable for any action taken by the Bank or any of its directors, officers, agents or employees in accordance with this Agreement, except for the Bank's or such natural person's gross negligence or willful misconduct. In no event shall the Bank be liable for losses or delays resulting from force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond its reasonable control or for any indirect, special or consequential damages.

                               Exhibit 4 - Page 6

                  Section 18. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  Section 19. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY COLLATERAL AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE PLEDGORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 20. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of Pledgor, the Bank or Collateral Agent shall bind and inure to the benefit of the successors and assigns of Pledgor, the Bank or Collateral Agent and the Lenders, as the case may be.

                  Section 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together

                               Exhibit 4 - Page 7
constitute but one and the same agreement. Pledgor, the Bank and Collateral Agent hereby acknowledge receipt of a true, correct, and complete counterpart hereof.

                  Section 22. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 23. Headings. The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part hereof or used in its interpretation.

                               Exhibit 4 - Page 8

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                         [____________________________________]
                                                       as Pledgor

                                         By: _________________________________
                                             Name:
                                             Title:

                                         UNION BANK OF CALIFORNIA, N.A.,
                                           as Collateral Agent

                                         By: _________________________________
                                             Name:
                                             Title:

                                         [____________________________________]
                                                       as Bank

                                         By: _________________________________
                                             Name:
                                             Title:

                               Exhibit 4 - Page 9

                                    EXHIBIT 5

                          TO BE UPDATED BY THE COMPANY

                               Exhibit 5 - Page 1

                                 SCHEDULE 1.1(a)
                           Initial Intercompany Notes

Pledgor: Sola International Inc.

                                      None.

                                 SCHEDULE 1.1(b)
                            Initial Pledged Interests

Pledgor: Sola International Inc.

                                                                                            PERCENTAGE OF
                                                                                             ALL ISSUED
                                                                                             CAPITAL OR
                                                                             NUMBER         OTHER EQUITY
             ISSUER                   TYPE OF           CERTIFICATE            OF           INTERESTS OF
(Jurisdiction of Incorporation)      INTEREST              NO(S).            SHARES            ISSUER
-------------------------------     ----------       -----------------     ----------       -------------
Sola Brasil Industria                  Quotas               N/A            41,711,930            65%
Optica Ltda. (Brazil)

Optica SOLA de                        Capital        1 - ($53,000              N/A               65%
Mexico S.R.L. de C.V.                  Quotas        4 - ($1,173,958;
(Mexico) $1,120,958)

Sola Optical Partners, a            Partnership             N/A                N/A               65%
Limited Partnership
(Australia)

Sola Optical Holdings                 S.A.R.L.              N/A               38,051             65%
S.A.R.L. (France)                     Interest

N/A  Not applicable

                                 SCHEDULE 1.1(c)
                             Initial Pledged Shares

Pledgor: Sola International Inc.

                                                                                                   PERCENTAGE OF
                                                                                                    ALL ISSUED
                                                                                                    CAPITAL OR
                                                                                    NUMBER         OTHER EQUITY
             ISSUER                        CLASS              CERTIFICATE             OF           INTERESTS OF
(Jurisdiction of Incorporation)          OF STOCK                NO(S).             SHARES            ISSUER
-------------------------------       ---------------         -----------          ---------       -------------
Sola Optical China Ltd                Ordinary Shares             N/A                 19,100            65%

Sola Optical Italia                   Ordinary Shares           6, 7, 11           3,462,810            65%
S.p.A. (Italy)

Sola Optical (U.K.)                   Ordinary Shares              7               2,195,946            65%
Limited (UK)

Sola Holdings Ireland                 Ordinary Shares              7               3,403,151            65%
Limited (Ireland)

                                 SCHEDULE 1.1(d)
                                   Prior Liens

                                           Type of        Secured
Debtor                  Jurisdiction       filing         Party               Collateral         File Date   File Number
------                  ------------       -------        --------            ----------         ---------   -----------
American Optical        Massachusetts      UCC-1          M&I First           Certain            08/28/1995  334788
Corp.                   Secretary of                      National            equipment
                        the                               Leasing Corp.
                        Commonwealth

American Optical        Massachusetts      UCC            M&I First           Certain            03/31/2000  000705441
Corp.                   Secretary of       Continuation   National            equipment
                        the                               Leasing Corp.
                        Commonwealth

B & W Optical Co.,      Maryland State     UCC-1          Citicorp Vendor     Leased equipment   07/09/2001  00000001810893
Inc.                    Dept.                             Finance, Inc.                                      54, Liber
                        of Assessments &                                                                     U00167,
                        Taxation                                                                             Folio 0712

B & W Optical Co.,      Maryland State     UCC            Citicorp Vendor     Leased equipment   11/30/2001  00000001810893
Inc.                    Dept.              Amendment      Finance, Inc.                                      54, Liber
                        of Assessments &                                                                     U00188,
                        Taxation                                                                             Folio 0809

Optical Electro         Florida            UCC-1          United Financial    All machinery,     01/03/1995  950000001496
Forming, Inc.           Secretary of                      Group, Inc.         inventory, etc.
                        State                                                 pursuant to
                                                                              Security
                                                                              Agreement

Optical Electro         Florida            UCC            United Financial    All machinery,     12/20/1999  990000286739
Forming, Inc.           Secretary of       Amendment      Group, Inc.         inventory, etc.
                        State              AND                                pursuant to
                                           Continuation                       Security
                                                                              Agreement

Optical Electro         Florida            UCC-1          First Union         Leased equipment   06/29/2001  200100143842-9
Forming, Inc.           Secretary of                      Commercial Corp.
                        State

Optical Electro         Florida            UCC-1          First Union         Leased equipment   06/28/2002  200201541066
Forming, Inc.           Secretary of                      Commercial
                        State                             Corporation

SOLA International      California         UCC-1          IBM Credit          Leased equipment   05/05/1999  9913160549
Inc. (Lessee)           Secretary                         Corporation
                        of State                          (Lessor)

SOLA International      California         UCC-1          IBM Credit          Leased equipment   12/07/1999  9935160863
Inc. (Lessee)           Secretary                         Corporation
                        of State                          (Lessor)

Sola International      California         UCC-1          Fidelity Leasing    Certain            03/07/2001  0107160629
Inc.                    Secretary                         Inc.                equipment
                        of State

Sola International      California         UCC-1          Fidelity Leasing    Certain            04/09/2001  0110660197
Inc.                    Secretary                         Inc.                equipment
                        of State

Sola International      Delaware           UCC-1          IBM Credit          Certain            07/15/2002  21937584
Inc.                    Secretary                         Corporation         equipment
                        of State

Sola International      Delaware           UCC-1          CIT                 Leased equipment   09/05/2002  22277246
Inc.                    Secretary                         Communications
                        of State                          Finance
                                                          Corporation

Sola International      Delaware           UCC-1          Makino, Inc.        Certain            10/28/2003  32825530
Inc.                    Secretary                                             equipment
                        of State

Sola International      Kentucky, Boone    UCC-1          CIT                 Leased equipment   06/04/2001  2019682
Inc.                    County                            Communications
                                                          Finance
                                                          Corporation

                                           Type of        Secured
Debtor                  Jurisdiction       filing         Party               Collateral         File Date   File Number
------                  ------------       -------        --------            ----------         ---------   -----------
Sola International      Massachusetts      UCC-1          Fidelity Leasing    Certain            04/09/2001  200101365390
Inc.                    Secretary of the                  Inc.                equipment
                        Commonwealth -
                        UCC Division

                                  SCHEDULE 3.3
                Financing Statements and Other Necessary Filings

I.       UCC Filings

         Delaware Secretary of State

II.      Other Filings

         Filings and recordings with applicable Governmental Authorities in the jurisdiction of organization of each Direct Foreign Subsidiary whose securities are Pledged Securities.

                                  SCHEDULE 4.14
                                Required Consents

                                      None.

                                    EXHIBIT 5
                           Existing Issuer Obligations

FORWARD AGREEMENTS:

                                                                                          (BOUGHT)
                                                                                          CURRENCY
                                   CURRENCY     CURRENCY     TRADE       MATURITY         PURCHASED       CONTRACT
LOCATION                ENTITY     PURCHASED      SOLD       DATE          DATE            AMOUNT           RATE
--------                ------     ---------      ----       ----          ----            ------           ----
Ireland               Sola IFSC        SGD        USD       11/18/03     12/15/03        5,935,259.21       1.7233
                      Sola IFSC        JPY        USD       11/18/03     12/15/03      180,142,264.00     108.9720
                      Sola IFSC        USD        DKK       11/18/03     12/15/03        2,072,291.21       6.3366
                      Sola IFSC        USD        AUD       11/18/03     12/15/03        5,312,710.80     0.714184
                      Sola IFSC        GBP        USD       11/18/03     12/15/03        6,590,359.03     1.686858
                      Sola IFSC        USD        EUR       11/18/03     12/15/03       26,578,932.99     1.177338
                      Sola IFSC        USD        DKK       11/18/03     12/15/03          141,803.49     6.250398
                      Sola IFSC        SGD        USD       11/18/03     12/15/03          124,765.16       1.7133
                      Sola IFSC        USD        GBP       11/18/03     12/15/03        1,070,364.27       1.6940
                                                                        BOUGHT SGD       6,060,024.37     SOLD USD
                                                                        BOUGHT JPY     180,142,264.00     SOLD DKK
                                                                        BOUGHT USD      35,176,102.76     SOLD AUD
                                                                        BOUGHT GBP       6,590,359.03     SOLD EUR
                                                                                                          SOLD GBP

U.S.                  Sola USA        Pesos       USD       2/28/03      12/26/03        7,590,000.00      11.7590
                      Sola USA        Pesos       USD       2/28/03      1/23/04        12,905,000.00      11.8345
                      Sola USA        Pesos       USD       2/28/03      2/20/04        17,460,000.00      11.9000
                      Sola USA        Pesos       USD       2/28/03      3/31/04        12,145,000.00      12.0000
                                                                          BOUGHT        50,100,000.00     SOLD USD
                                                                           PESOS

U.K.                  AOUK             USD        GBP       1/23/03      12/15/03          650,000.00       1.5856
                      AOUK             USD        GBP       1/23/03      1/15/04           650,000.00       1.5823
                                                                                       --------------
                                                                        BOUGHT USD       1,300,000.00     SOLD GBP

Australia             SOA (2)          AUD        USD       3/4/03       12/26/03          418,060.20       1.6722
                      SOA (2)          AUD        USD       3/4/03       1/23/04           418,060.20       1.6722
                      SOA (2)          AUD        USD       3/4/03       2/20/04           418,060.20       1.6722
                      SOA (2)          AUD        USD       3/4/03       3/31/04           418,060.20       1.6722
                      (12 months 4/1-3/31/04 Total Contract Sell USD 3,000,000 and Buy AUD 5,016,722.41 @ 1.6722)
                                                                                       --------------
                                                                        BOUGHT AUD       1,672,240.80     SOLD USD

                      SOA (3)          AUD        USD       8/14/03      12/26/03          574,611.03       1.5470
                      SOA (3)          AUD        USD       8/14/03      1/23/04           574,611.03       1.5470
                      SOA (3)          AUD        USD       8/14/03      2/20/04           574,611.03       1.5470
                      SOA (3)          AUD        USD       8/14/03      3/31/04           574,611.03       1.5470
                                                                                       --------------
                                                                        BOUGHT AUD       2,298,444.12     SOLD USD

                          (SOLD)
                           SOLD
                         CURRENCY
                         CONTRACT               COUNTERPARTY
                         --------                (EG, FIN'L                   PURPOSE OF TRANSACTION
LOCATION                  AMOUNT                INSTITUTION)                (EG, HEDGE ACCTS PAYABLES)
--------                 --------
Ireland                3,444,164.16              JP Morgan                 Hedge Monthly Interco Netting Payment
                       1,653,105.97              JP Morgan                 Hedge Monthly Interco Netting Payment
                      13,131,350.94              JP Morgan                 Hedge Monthly Interco Netting Payment
                       7,438,854.41              JP Morgan                 Hedge Monthly Interco Netting Payment
                      11,116,999.85              JP Morgan                 Hedge Monthly Interco Netting Payment
                      22,575,448.16              JP Morgan                 Hedge Monthly Interco Netting Payment
                         886,328.25              JP Morgan                 Hedge Monthly Interco Netting Payment
                          72,820.10              JP Morgan                 Hedge Monthly Interco Netting Payment
                         631,848.29              JP Morgan                 Hedge Monthly Interco Netting Payment
                      16,287,090.09
                      14,017,679.19
                       7,438,854.41
                      22,575,448.16
                         631,848.29

U.S.                     645,463.05              JP Morgan                 Cashflow (Forecasted) Hedge - Budget
                       1,090,455.87              JP Morgan                 Cashflow (Forecasted) Hedge - Budget
                       1,467,226.89              JP Morgan                 Cashflow (Forecasted) Hedge - Budget
                       1,012,083.33              JP Morgan                 Cashflow (Forecasted) Hedge - Budget
                       4,215,229.14

U.K.                     409,939.46              JP Morgan                 Cashflow (Forecasted) Hedge - Budget
                         410,794.41              JP Morgan                 Cashflow (Forecasted) Hedge - Budget
                      -------------
                         820,733.87

Australia                250,000.00              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                         250,000.00              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                         250,000.00              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                         250,000.00              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                      (12 months 4/1-3/31/04 Total Contract Sell USD 3,000,000 and Buy AUD 5,016,722.41 @ 1.6722)
                      -------------
                       1,000,000.00
                         371,428.57              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                         371,428.57              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                         371,428.57              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                         371,428.57              Westpac Bank              Cashflow (Forecasted) Hedge - Budget
                      -------------
                       1,485,714.29

U.S.  Sola International Inc.  EUR  USD  10/24/03   12/15/03   15,000,000.00
      Sola International Inc.  EUR  USD  10/24/03   12/15/03   25,000,000.00
      Sola International Inc.  EUR  USD  10/28/03   12/15/03   50,000,000.00
      Sola International Inc.  EUR  USD  10/28/03   12/15/03   50,000,000.00
      Sola International Inc.  EUR  USD  10/28/03   12/15/03  100,000,000.00
                                                              --------------
                                                   BOUGHT EUR 240,000,000.00

U.S.    1.1787 17,680,500.00  JP Morgan  Euro Bond Liability  Hedge
        1.1791 29,477,500.00  JP Morgan  Euro Bond Liability  Hedge
        1.1728 58,640,000.00  JP Morgan  Euro Bond Liability  Hedge
        1.1728 58,640,000.00  JP Morgan  Euro Bond Liability  Hedge
        1.1750 117,500,000.0  JP Morgan  Euro Bond Liability  Hedge
               -------------
     SOLD USD 281,938,000.00

SWAP AGREEMENTS:

                                                        SELL (BUY) USD                  SOLA TO
CONTRACT #    CONTRACT DATE   MATURITY DATE      TO JP MORGAN   CONTRACT RATE      (SELL) BUY EUROS
28306800         11/24/03       12/11/03          282,000,000        1.175            240,000,000
28306801         11/24/03       12/15/03         (281,832,000)      1.1743           (240,000,000)
                                                 ------------                        ------------
                                                      168,000                                   -

                                                                       EXHIBIT G

                                     FORM OF
                               GUARANTEE AGREEMENT

GUARANTEE AGREEMENT (this "Agreement") dated as of [ ], among SOLA INTERNATIONAL INC., a Delaware corporation (the "Borrower"), [INSERT NAME OF GUARANTOR] (the "Guarantor") and UNION BANK OF CALIFORNIA, N.A., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to that certain Credit Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders (as defined in
Article I thereof), UBS SECURITIES LLC and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers and Bookrunners, UBS SECURITIES LLC and JPMORGAN CHASE BANK, as Co-Syndication Agents, UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Collateral Agent and the other financial institutions party thereto. Capitalized terms used and not defined herein (including, without limitation, the term "Obligations," as used in Section 1 and elsewhere herein) are used with the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantor is a Subsidiary of the Borrower and acknowledges that it has derived and will derive substantial benefit from the making of the Loans by the Lenders to the Borrower and the issuance of the Letters of Credit by the Issuing Bank for the account of the Borrower. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantor is willing to execute this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Guarantee. The Guarantor unconditionally guarantees, jointly with any other guarantors of the Obligations under the Credit Agreement and other Loan Documents (the "Other Guarantors") and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. The Guarantor waives notice of and hereby consents to any agreements or arrangements whatsoever by the Secured Parties with any other person pertaining to the Obligations, including agreements and arrangements for payment, extension, renewal, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for the compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair the Guarantor's liability hereunder.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other person of any of the Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all other formalities. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Loan Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any Other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise; (b) any extension, renewal or increase of or in any of the Obligations; (c) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, including with respect to any Other Guarantor under the Loan Documents; (d) the release of (or the failure to perfect a security interest in) any of the security held by or on behalf of the Collateral Agent or any other Secured Party; or (e) the failure or delay of any Secured Party to exercise any right or remedy against the Borrower or any Other Guarantor of the Obligations.

SECTION 3. Security. The Guarantor authorizes the Collateral Agent to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security; (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine subject to the terms of any other Loan Documents; and (c) release or substitute any one or more endorsees, other guarantors or other obligors. In no event shall this Section 3 require any Guarantor to grant security, except as required by the terms of the Loan Documents.

SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, by any amendment, waiver or modification of any provision of the Credit Agreement or any other Loan Document or other agreement or instrument, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of the Guarantor to subrogation.

SECTION 6. Defenses Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability (other than the final and indefeasible payment in full in cash of the Obligations) of the Borrower or any other person. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other guarantor or any security.

SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest and fees on such Obligations. Upon payment by the Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower or any Subsidiary now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness at any time when any Obligation then due and owing has not been paid, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 8. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Guarantor, any creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 9. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 10. Representations and Warranties. The Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

SECTION 11. Termination. The Guarantees made hereunder (a) shall terminate when
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans; (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit; and (iii) all other Obligations then due and owing, have in each case been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of the Borrower, the Guarantor or otherwise.


SECTION 12. Binding Effect; Several Agreement; Assignments; Releases. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to the Guarantor when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that neither the Borrower nor the Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void) without the prior written consent of the Required Lenders. The Collateral Agent is hereby expressly authorized to, and agrees upon request of the Borrower that it will, release the Guarantor from its obligations hereunder in the event that all the capital stock of the Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in a transaction permitted by Section 6.05 of the Credit Agreement.

SECTION 13. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantor and the Collateral Agent (with the consent of the Lenders if required under the Credit Agreement).

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it at its address set forth in Schedule 1 hereof with a copy to the Borrower.

SECTION 16. Survival of Agreement; Severability.

(a) All covenants, agreements, representations and warranties made by the Borrower and the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, the L/C Exposure does not equal zero or the Commitments and the L/C Commitment have not been terminated.

(b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 12 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 18. Rules of Interpretation. The rules of interpretation specified in
Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

SECTION 19. Jurisdiction; Consent to Service of Process.

(a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding maybe heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

(b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not the Collateral Agent or any Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         SOLA INTERNATIONAL INC.,
                                         a Delaware corporation,
                                         as Borrower


                                  By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                         [INSERT NAME OF GUARANTOR],
                                         as Guarantor

                                  By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                         UNION BANK OF CALIFORNIA, N.A.,
                                         as Collateral Agent

                                  By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE 1
                           TO THE GUARANTEE AGREEMENT

Guarantor                                          Address
---------                                          -------
Attention:                                 (Fax No.:  (  )    )

                                           with copies to:

Attention:                                 (Fax No.:  (  )    )

                                                                     EXHIBIT H-1

                                     FORM OF
                                 COMPANY COUNSEL

                                (to be attached)

                                     H-1-1

                                                                     EXHIBIT H-2

                                     FORM OF
                             FOREIGN COUNSEL OPINION

                                (to be attached)

                                     H-2-1

                                                                     EXHIBIT J-1

                                     FORM OF
                                    TERM NOTE

$_______________                                              New York, New York
                                                                          [Date]


FOR VALUE RECEIVED, the undersigned, SOLA INTERNATIONAL INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [ ] (the "Lender") on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of ____________ DOLLARS ($____________), or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement. The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.10 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Term Notes referred to in the Credit Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the Lenders, (as defined in Article I thereof), UBS SECURITIES LLC and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers and Bookrunners, UBS SECURITIES LLC and JPMORGAN CHASE BANK, as Co-Syndication Agents, UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Collateral Agent and the other financial institutions party thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

                                     J-1-1

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                            [Signature Page Follows]

                                     J-1-2

                                          SOLA INTERNATIONAL INC.,
                                          as Borrower

                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                     J-1-3

                                                                     EXHIBIT J-2

                                     FORM OF
                                 REVOLVING NOTE

$_________________                                            New York, New York
                                                                          [Date]


FOR VALUE RECEIVED, the undersigned, SOLA INTERNATIONAL INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [ ] (the "Lender") on the Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.10 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of December 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the Lenders (as defined in Article I thereof), UBS SECURITIES LLC and J.P. MORGAN SECURITIES INC., as Joint Lead Arrangers, UBS SECURITIES LLC and JPMORGAN CHASE BANK, as Co-Syndication Agents, and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Collateral Agent and the other financial institutions party thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

                                     J-2-1

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                            [Signature Page Follows]

                                     J-2-2

                                  SOLA INTERNATIONAL INC.,
                                  as Borrower

                             By:
                                  ---------------------------------------
                                  Name:
                                  Title:

                                     J-2-3

                                                                       EXHIBIT K

           FORM OF NOTICE TO BAILEE OF SECURITY INTEREST IN INVENTORY

CERTIFIED MAIL -- RETURN RECEIPT REQUESTED

                                                                 [    ], 200[  ]
TO:        [Bailee's Name]
           [Bailee's Address]

                           Re: SOLA International Inc.

Ladies and Gentlemen:

In connection with that certain Security Agreement, dated as of December 11, 2003 (as amended, the "Security Agreement"), made by SOLA International Inc. and Union Bank of California, N.A. ("Union Bank"), as Collateral Agent, we have granted to Union Bank a security interest in certain of our personal property, including our inventory.

This letter constitutes notice to you, and your signature below will constitute your acknowledgment, of Union Bank's continuing first priority security interest in all goods with respect to which you are acting as bailee. Until you are notified in writing to the contrary by Union Bank, however, you may continue to accept instructions from us regarding the delivery of goods stored by you.

Your acknowledgment also constitutes a waiver and release, for Union Bank's benefit, of any and all claims, liens, including bailee's liens, and demands of every kind which you have or may later have against such property (including, without limitation, any right to include such property in any secured financing to which you may become party). In order to complete our records, kindly have a duplicate of this letter signed by an officer of your company and return same to us at your earliest convenience.

                                               Very truly yours,
Receipt acknowledged,
confirmed and approved:

[BAILEE]                                       SOLA INTERNATIONAL INC.

By:                                            By:
     --------------------------------              -----------------------------
     Name:                                         Name:
     Title:                                        Title:

cc: UNION BANK OF CALIFORNIA, N.A.